Exhibit 10.2

EXECUTION VERSION

OMNIBUS AMENDMENT TO TRANSACTION DOCUMENTS AND FOURTH AMENDMENT TO LOAN FINANCING AND SERVICING AGREEMENT (this “Amendment”), dated as of July 25, 2025, among OSCF LENDING IV SPV, LLC, a Delaware limited liability company, as borrower (the “Borrower”), OAKTREE STRATEGIC CREDIT FUND, a Delaware statutory trust, as servicer (the “Servicer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, as the resigning collateral agent (in such capacity, the “Resigning Collateral Agent”), as the resigning collateral custodian (in such capacity, the “Resigning Collateral Custodian”) and resigning securities intermediary (in such capacity, the “Resigning Securities Intermediary”), COMPUTERSHARE TRUST COMPANY, N.A., as the successor collateral agent (the “Successor Collateral Agent”) and the successor collateral custodian (the “Successor Collateral Custodian”), each Lender party hereto (the “Lenders”), the Agents for each Lender Group party hereto (the “Agents”) and DEUTSCHE BANK AG, NEW YORK BRANCH, as facility agent (the “Facility Agent”).

WHEREAS, the Borrower, the Servicer, Oaktree Strategic Credit Fund, as the Equityholder, the Facility Agent, the Resigning Collateral Agent, the Resigning Collateral Custodian, the Lenders and the Agents are party to the Loan Financing and Servicing Agreement, dated as of February 15, 2024 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower, the Resigning Collateral Agent and the Resigning Securities Intermediary are party to the Account Control Agreement, dated as of February 15, 2024 (the “DBNTC Account Control Agreement”);

WHEREAS, the Borrower, the Successor Collateral Agent and Computershare Trust Company, N.A., as securities intermediary (the “Successor Securities Intermediary”), are entering into an Account Control Agreement, dated as of the date hereof (the “Computershare Account Control Agreement”);

WHEREAS, in accordance with Sections 11.1, 11.4, 18.1 and 18.11 of the Loan Agreement and Section 4(i)(ii) of the DBNTC Account Control Agreement, as applicable: (i) the Resigning Collateral Agent is resigning and terminating its obligations under the Loan Agreement, the DBNTC Account Control Agreement (subject to Section 3.5 below) and the other Transaction Documents; (ii) the Resigning Collateral Custodian is resigning and terminating its obligations under the Loan Agreement; (iii) the Resigning Securities Intermediary is resigning and terminating its obligations under the Loan Agreement, the DBNTC Account Control Agreement and the other Transaction Documents; (iv) the Borrower, the Servicer, the Facility Agent and the Lenders consent to and waive the sixty (60) days prior written notice requirement for such resignations; (v) the Successor Collateral Agent is appointed as the Collateral Agent under the Loan Agreement and the other Transaction Documents; (vi) the Successor Collateral Custodian is appointed as the Collateral Custodian under the Loan Agreement and the other Transaction Documents; and (vii) the Successor Securities Intermediary is appointed as the Securities Intermediary under the Transaction Documents; and

WHEREAS, the Borrower, the Servicer, the Facility Agent, the Lenders, the Resigning Collateral Agent, the Resigning Collateral Custodian and the Resigning Securities Intermediary have agreed to amend the Transaction Documents in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to Transaction Documents

SECTION 2.1. Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

SECTION 2.2. Amendments to the Exhibits and Schedules to Loan Agreement. As of the date of this Amendment, the Exhibits and Schedules to Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits and Schedules to Loan Agreement attached as Appendix B hereto.

SECTION 2.3. As of the date of this Amendment, all Transaction Documents are hereby amended, to the extent applicable and with respect to its role as Collateral Agent, (i) to delete all references to “Deutsche Bank National Trust Company” and insert “Computershare Trust Company, N.A.” in lieu thereof.

SECTION 2.4. As of the date of this Amendment, all Transaction Documents are hereby amended, to the extent applicable and with respect to its role as Collateral Custodian, (i) to delete all references to “Deutsche Bank National Trust Company” and insert “Computershare Trust Company, N.A.” in lieu thereof.

SECTION 2.5. As of the date of this Amendment, all Transaction Documents (other than the DBNTC Account Control Agreement) are hereby amended, to the extent applicable and with respect to its role as Securities Intermediary, (i) to delete all references to “Deutsche Bank National Trust Company” and insert “Computershare Trust Company, N.A.” in lieu thereof.

SECTION 2.6. As of the date of this Amendment, all Transaction Documents are hereby amended, to the extent applicable, by replacing the notice information of the Collateral Agent and the Collateral Custodian with the following:

Computershare Trust Company, N.A.

9062 Old Annapolis Road

Columbia, MD 21045

Attention: CLO Trust Services – OSCF Lending IV SPV, LLC

Email: cctoaktreecapital@computershare.com

ARTICLE III

Resignation of Resigning Collateral Agent, Resigning Securities Intermediary and Resigning

Collateral Custodian and Appointment of Successor Collateral Agent, Successor Securities

Intermediary and Successor Collateral Custodian

SECTION 3.1. Pursuant to Sections 11.4 and 18.11 of the Loan Agreement and Section 4(i)(ii) of the DBNTC Account Control Agreement, as applicable, (i) Deutsche Bank National Trust Company hereby resigns as Collateral Agent, (ii) Deutsche Bank National Trust Company hereby resigns as Securities Intermediary, (iii) Deutsche Bank National Trust Company hereby resigns as Collateral Custodian, (iv) the Borrower, the Servicer and the Facility Agent, on behalf of the Lenders, hereby appoint Computershare Trust Company, N.A. as successor Collateral Agent, as successor Collateral Custodian and as successor Securities Intermediary, and (v) Computershare Trust Company, N.A. accepts such appointments as successor Collateral Agent, as successor Securities Intermediary and as successor Collateral Custodian effective immediately. The Borrower, the Servicer, the Facility Agent and the Lenders hereby waive any prior notice requirement with respect to such resignation and appointment and consent to the appointment of Computershare Trust Company, N.A. as successor Collateral Agent, as successor Securities Intermediary and as successor Collateral Custodian as of the date hereof.

SECTION 3.2. Deutsche Bank National Trust Company is hereby discharged from its duties and obligations as Collateral Agent under the Loan Agreement, the DBNTC Account Control Agreement and the other Transaction Documents, provided that the rights, protections, indemnities and immunities of the Collateral Agent under the Transaction Documents shall continue in effect for Deutsche Bank National Trust Company’s benefit with respect to any actions taken or omitted to be taken by it while it was Collateral Agent under the Transaction Documents.

SECTION 3.3. Deutsche Bank National Trust Company is hereby discharged from its duties and obligations as Securities Intermediary under the Loan Agreement, the DBNTC Account Control Agreement (subject to Section 3.5 below) and the other Transaction Documents, provided that the rights, protections, indemnities and immunities of the Securities Intermediary under the Transaction Documents shall continue in effect for Deutsche Bank National Trust Company’s benefit with respect to any actions taken or omitted to be taken by it while it was Securities Intermediary under the Transaction Documents.

SECTION 3.4. Deutsche Bank National Trust Company is hereby discharged from its duties and obligations as Collateral Custodian under the Loan Agreement and the other Transaction Documents, provided that the rights, protections, indemnities and immunities of the Collateral Custodian under the Transaction Documents shall continue in effect for Deutsche Bank National Trust Company’s benefit with respect to any actions taken or omitted to be taken by it while it was Collateral Custodian under the Transaction Documents.

SECTION 3.5. On and after the date hereof, the Accounts established and maintained pursuant to the DBNTC Account Control Agreement shall remain open pursuant to the terms of the DBNTC Account Control Agreement; provided that the Collateral Agent shall cease to be a party to such DBNTC Account Control Agreement on the date hereof and the Resigning Securities Intermediary’s sole obligation thereunder shall be to forward any funds or assets in respect of the Collateral received by it (commencing August 1, 2025), on a weekly basis to the account established by Computershare Trust Company, N.A. in its capacity as Securities Intermediary under the Computershare Securities Account Control Agreement (or, in the case of non-cash assets, to any other account notified to it by Computershare Trust Company, N.A., in its capacity as successor Collateral Agent in writing and subject to normal transfer and settlement procedures), in each case pursuant to the payment information attached hereto as Exhibit A (as may be amended by Computershare Trust Company, N.A., or the Borrower or the Servicer on its behalf, by separate notice to the Resigning Securities Intermediary) and each such transfer will be accompanied by such information as the Resigning Securities Intermediary and the Borrower or the Servicer on its behalf may agree may separately agree; provided that, on October 23, 2025, (i) any Accounts established by Deutsche Bank National Trust Company shall be closed, (ii) the DBNTC Account Control Agreement shall automatically terminate once the Accounts referenced in the foregoing clause (i) have been closed, and (iii) Deutsche Bank National Trust Company shall be discharged from its duties and obligations as Securities Intermediary under the DBNTC Account Control Agreement once the Accounts referenced in the foregoing clause (i) have been closed; provided, further, that the rights, protections, indemnities and immunities of the Securities Intermediary under the DBNTC Account Control Agreement shall continue in effect for Deutsche Bank National Trust Company’s benefit with respect to any actions taken or omitted to be taken by it while it was Securities Intermediary under the Transaction Documents, including any action taken or omitted hereunder.

SECTION 3.6. On the date hereof, the Borrower, the Successor Collateral Agent and the Successor Securities Intermediary, shall enter into the Computershare Account Control Agreement establishing the Accounts specified therein.

SECTION 3.7. Computershare Trust Company, N.A. hereby accepts the appointment as Collateral Agent, as Securities Intermediary and as Collateral Custodian and hereby assumes all of the rights, protections, duties and obligations of the Collateral Agent, the Securities Intermediary and the Collateral Custodian under and in respect of the Loan Agreement and Securities Intermediary under and in respect of the Computershare Account Control Agreement on the date of this Amendment.

SECTION 3.8. In no event shall Deutsche Bank National Trust Company be liable for any acts or omissions of Computershare Trust Company, N.A. and each of the other parties hereto releases Deutsche Bank National Trust Company for any acts and omissions of Computershare Trust Company, N.A.. In no event shall Computershare Trust Company, N.A. be liable for any acts or omissions of Deutsche Bank National Trust Company (and, without limitation to the foregoing, Computershare Trust Company, N.A. shall not be liable for the contents of any reports provided to it) and each of the other parties hereto releases Computershare Trust Company, N.A. for any acts or omissions of Deutsche Bank National Trust Company. Notwithstanding anything herein to the contrary, the resignation and appointment set forth herein shall not affect any rights, protections, duties or obligations of the Borrower with respect to any payments or other obligations due and payable or due to Deutsche Bank National Trust Company on or prior to (and, solely with respect to its role as Securities Intermediary under the DBNTC Account Control Agreement or with respect to any indemnification provisions which by their express terms survive, after) the date of this Amendment, and all such payments and obligations shall be paid by the Borrower to Deutsche Bank National Trust Company in accordance with the terms of the Loan Agreement.

SECTION 3.9. Deutsche Bank National Trust Company hereby agrees that it shall execute and deliver further instruments prepared by and at the expense of the Borrower and shall do such other things as reasonably agreed to by Deutsche Bank National Trust Company and Computershare Trust Company, N.A. at the expense of the Borrower so as to more fully and certainly vest and confirm in Computershare Trust Company, N.A. all of the rights and powers hereby assigned, transferred, delivered and confirmed by Deutsche Bank National Trust Company to Computershare Trust Company, N.A. in its roles as successor Collateral Agent, successor Securities Intermediary and successor Collateral Custodian. By its execution hereof, each of the Borrower, the Servicer, the Facility Agent and the Lenders hereby instructs the Resigning Collateral Custodian to destroy any Collateral Obligation Files held by it constituting paper records pursuant to its standard procedures, subject to any internal document retention policies.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower and the Servicer hereby represent and warrant to each other party hereto that, as of the date first written above, (i) no Unmatured Event of Default, Event of Default, Unmatured Servicer Default or Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan Agreement and the other Transaction Documents are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Conditions to Effectiveness

SECTION 5.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Facility Agent’s receipt of (i) a legal opinion of Dechert LLP, counsel to the Borrower, in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request (including an opinion, with respect to the perfected security interest of the Successor Collateral Agent, for the benefit of the Secured Parties, in the Collateral under the UCC laws of the State of New York, the due authorization, execution and delivery of, and enforceability of, this Agreement and the other Transaction Documents), (ii) a good standing certificate for each of the Borrower and the Servicer issued by the applicable Official Body of its jurisdiction of organization, formation or registration, and (iii) a copy of the resolutions of the board of managers of each of the Borrower and the Servicer approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;

(c) the Facility Agent’s receipt of a legal opinion of counsel for each of the Successor Collateral Agent, the Successor Securities Intermediary and the Successor Collateral Custodian, in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request;

(d) financing statements describing the Collateral, and (i) naming the Borrower as debtor and the Successor Collateral Agent, on behalf of the Secured Parties, as secured party, (ii) naming Oaktree Strategic Credit Fund as debtor, the Borrower as assignor and the Successor Collateral Agent, on behalf of the Secured Parties, as secured party/total assignee and (iii) other, similar instruments or documents, as may be necessary or, in the opinion of the Facility Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Borrower’s interest and the Successor Collateral Agent’s, on behalf of the Secured Parties, interests, respectively, in all Collateral;

(e) a copy of the Computershare Account Control Agreement, dated as of the date hereof, duly executed by the Borrower, the Successor Collateral Agent and the Successor Securities Intermediary;

(f) the delivery by each of the Successor Collateral Agent, the Successor Securities Intermediary and the Successor Collateral Custodian of a certificate of the Secretary or Assistant Secretary of the Successor Collateral Agent, the Successor Securities Intermediary and the Successor Collateral Custodian certifying the names and true signatures of the officers authorized on its behalf to sign this Amendment and the other documents to which it is a party;

(g) all fees (including reasonable and documented fees, disbursements and other charges of external counsel to the extent invoiced one Business Day prior to the date hereof) due to the Resigning Collateral Agent, the Resigning Collateral Custodian and the Resigning Securities Intermediary pursuant to the Transaction Documents (other than the DBNTC Account Control Agreement) on or prior to the effective date of this Amendment have been paid in full; and

(h) all fees (including reasonable and documented fees, disbursements and other charges of external counsel to the extent invoiced one Business Day prior to the date hereof) due to the Lenders pursuant to the Transaction Documents on or prior to the effective date of this Amendment have been paid in full.

ARTICLE VI

Miscellaneous

SECTION 6.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AMENDMENT OR TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 6.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 6.4. Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 6.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

OSCF LENDING IV SPV, LLC, as Borrower

By: Oaktree Strategic Credit Fund
Its: Managing Member

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: General Counsel and Secretary

[Signature Page to Omnibus Amendment to LFSA]

OAKTREE STRATEGIC CREDIT FUND, as Servicer

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: General Counsel and Secretary

[Signature Page to Omnibus Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Peter Sabino
Name: Peter Sabino
Title: Director

[Signature Page to Omnibus Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Peter Sabino
Name: Peter Sabino
Title: Director

[Signature Page to Omnibus Amendment to LFSA]

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Resigning Collateral Agent

By:	/s/ Kathleen Gannaway
Name: Kathleen Gannaway
Title: Director

By:	/s/ Pete Glynn
Name: Pete Glynn
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Resigning Securities Intermediary

By:	/s/ Kathleen Gannaway
Name: Kathleen Gannaway
Title: Director

By:	/s/ Pete Glynn
Name: Pete Glynn
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Resigning Collateral Custodian

By:	/s/ Kathleen Gannaway
Name: Kathleen Gannaway
Title: Director

By:	/s/ Pete Glynn
Name: Pete Glynn
Title: Vice President

[Signature Page to Omnibus Amendment to LFSA]

COMPUTERSHARE TRUST COMPANY, N.A., as Successor Collateral Agent

By:	/s/ William Wood
Name: William Wood
Title: Vice President

COMPUTERSHARE TRUST COMPANY, N.A., as Successor Securities Intermediary

By:	/s/ William Wood
Name: William Wood
Title: Vice President

COMPUTERSHARE TRUST COMPANY, N.A., as Successor Collateral Custodian

By:	/s/ William Wood
Name: William Wood
Title: Vice President

[Signature Page to Omnibus Amendment to LFSA]

Appendix A

CONFORMED LOAN FINANCING AND SERVICING AGREEMENT

EXECUTION VERSION

CONFORMED THROUGH ~~THIRD~~FOURTH AMENDMENT DATED ~~NOVEMBER 14~~JULY 25, ~~2024~~2025

LOAN FINANCING AND SERVICING AGREEMENT

dated as of February 15, 2024

OSCF LENDING IV SPV, LLC,

as Borrower

OAKTREE STRATEGIC CREDIT FUND,

as Servicer and as Equityholder,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

~~DEUTSCHE BANK NATIONAL~~COMPUTERSHARE TRUST COMPANY, N.A.,

as Collateral Agent and as Collateral Custodian

TABLE OF CONTENTS

Page

Article I DEFINITIONS		1

Section 1.1	Defined Terms	1

Section 1.2	Other Definitional Provisions	~~60~~62

Article II THE FACILITY, ADVANCE PROCEDURES AND NOTES		~~61~~63

Section 2.1	Advances	~~61~~63

Section 2.2	Funding of Advances	~~61~~64

Section 2.3	Notes	~~64~~66

Section 2.4	Repayment and Prepayments	~~64~~66

Section 2.5	Permanent Reduction of Facility Amount	~~64~~67

Section 2.6	Extension of Revolving Period	~~65~~68

Section 2.7	Calculation of Discount Factor	~~65~~68

Section 2.8	Increase in Facility Amount	~~67~~70

Section 2.9	Defaulting Lenders	~~67~~70

Article III YIELD, UNDRAWN FEE, ETC		~~68~~71

Section 3.1	Yield and Undrawn Fee	~~68~~71

Section 3.2	Yield Distribution Dates	~~69~~71

Section 3.3	Yield Calculation	~~69~~72

Section 3.4	Computation of Yield, Fees, Etc.	~~69~~72

Article IV PAYMENTS; TAXES		~~69~~72

Section 4.1	Making of Payments	~~69~~72

Section 4.2	Due Date Extension	~~70~~72

Section 4.3	Taxes	~~70~~73

-i-

Article V INCREASED COSTS, ETC		~~74~~77

Section 5.1	Increased Costs, Capital Adequacy	~~74~~77

Article VI EFFECTIVENESS; CONDITIONS TO ADVANCES		~~75~~78

Section 6.1	Effectiveness	~~75~~78

Section 6.2	Advances and Reinvestments	~~77~~80

Section 6.3	Transfer of Collateral Obligations and Permitted Investments	~~80~~83

Article VII ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS		~~81~~84

Section 7.1	Retention and Termination of the Servicer	~~81~~84

Section 7.2	Resignation and Removal of the Servicer; Appointment of Successor Servicer	~~81~~84

Section 7.3	Duties of the Servicer	~~83~~86

Section 7.4	Representations and Warranties of the Servicer	~~84~~87

Section 7.5	Covenants of the Servicer	~~87~~89

Section 7.6	Servicing Fees; Payment of Certain Expenses by Servicer	~~90~~93

Section 7.7	Collateral Reporting	~~90~~93

Section 7.8	Notices	~~90~~93

Section 7.9	Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records	~~90~~93

Section 7.10	Optional Sales	~~92~~94

Section 7.11	Repurchase or Substitution of Warranty Collateral Obligations	~~93~~96

Section 7.12	Servicing of REO Assets	~~94~~97

Article VIII ACCOUNTS; PAYMENTS		~~95~~98

Section 8.1	Accounts	~~95~~98

Section 8.2	Excluded Amounts	~~97~~100

Section 8.3	Distributions, Reinvestment and Dividends	~~98~~101

-ii-

Section 8.4	Fees	~~101~~104

Section 8.5	Monthly Report	~~101~~104

Article IX REPRESENTATIONS AND WARRANTIES OF THE BORROWER		~~102~~105

Section 9.1	Organization and Good Standing	~~102~~105

Section 9.2	Due Qualification	~~102~~105

Section 9.3	Power and Authority	~~102~~105

Section 9.4	Binding Obligations	~~102~~105

Section 9.5	Security Interest	~~103~~106

Section 9.6	No Violation	~~103~~107

Section 9.7	No Proceedings	~~104~~107

Section 9.8	No Consents	~~104~~107

Section 9.9	Solvency	~~104~~107

Section 9.10	Compliance with Laws	~~104~~107

Section 9.11	Taxes	~~104~~108

Section 9.12	Monthly Report	~~105~~108

Section 9.13	No Liens, Etc.	~~105~~108

Section 9.14	Information True and Correct	~~105~~108

Section 9.15	Bulk Sales	~~106~~109

Section 9.16	Collateral	~~106~~109

Section 9.17	Selection Procedures	~~106~~109

Section 9.18	Indebtedness	~~106~~109

Section 9.19	No Injunctions	~~106~~109

Section 9.20	No Subsidiaries	~~106~~109

Section 9.21	ERISA Compliance	~~106~~109

Section 9.22	Investment Company Status	~~106~~110

-iii-

Section 9.23	Set-Off, Etc.	~~107~~110

Section 9.24	Collections	~~107~~110

Section 9.25	Value Given	~~107~~110

Section 9.26	Use of Proceeds	~~107~~110

Section 9.27	Separate Existence	~~107~~110

Section 9.28	Transaction Documents	~~107~~111

Section 9.29	Anti-Terrorism, Anti-Money Laundering	~~108~~111

Section 9.30	Anti-Bribery and Corruption	~~109~~112

Section 9.31	AIFMD and UK AIFM Regulation	~~109~~112

Section 9.32	EEA Financial Institution	~~109~~112

Article X COVENANTS		~~109~~113

Section 10.1	Protection of Security Interest of the Secured Parties	~~110~~113

Section 10.2	Other Liens or Interests	~~111~~114

Section 10.3	Costs and Expenses	~~111~~114

Section 10.4	Reporting Requirements	~~111~~114

Section 10.5	Separate Existence	~~111~~115

Section 10.6	Hedging Agreements	~~114~~117

Section 10.7	Tangible Net Worth	~~116~~119

Section 10.8	Taxes	~~116~~120

Section 10.9	Merger, Consolidation, Etc.	~~117~~120

Section 10.10	Deposit of Collections	~~117~~120

Section 10.11	Indebtedness; Guarantees	~~117~~120

Section 10.12	Limitation on Purchases from Affiliates	~~117~~120

Section 10.13	Documents	~~117~~120

Section 10.14	Preservation of Existence	~~117~~120

-iv-

Section 10.15	Limitation on Investments	~~117~~121

Section 10.16	Distributions	~~118~~121

Section 10.17	Performance of Transaction Documents	~~118~~122

Section 10.18	EU Securitization Regulation Event	~~118~~122

Section 10.19	Further Assurances; Financing Statements	~~118~~122

Section 10.20	Obligor Payment Instructions	~~119~~122

Section 10.21	Delivery of Collateral Obligation Files	~~119~~123

Section 10.22	Collateral Obligation Schedule	~~119~~123

Section 10.23	~~Notice to Specified Obligors~~ [Reserved]	~~120~~123

Section 10.24	Moody’s RiskCalc	~~120~~123

Section 10.25	Ineligible Collateral	~~120~~124

Article XI THE COLLATERAL AGENT		~~120~~124

Section 11.1	Appointment of Collateral Agent	~~120~~124

Section 11.2	Monthly Reports	~~120~~124

Section 11.3	Collateral Administration	~~120~~124

Section 11.4	Removal or Resignation of Collateral Agent	~~124~~128

Section 11.5	Representations and Warranties	~~124~~128

Section 11.6	No Adverse Interest of Collateral Agent	~~125~~129

Section 11.7	Reliance of Collateral Agent	~~125~~129

Section 11.8	Limitation of Liability and Collateral Agent Rights	~~125~~129

Section 11.9	Tax Reports	~~128~~132

Section 11.10	Merger or Consolidation	~~128~~132

Section 11.11	Collateral Agent Compensation	~~129~~132

-v-

Section 11.12	Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations	~~129~~133

Article XII GRANT OF SECURITY INTEREST		~~129~~133

Section 12.1	Borrower’s Grant of Security Interest	~~129~~133

Section 12.2	Borrower Remains Liable	~~131~~134

Section 12.3	Release of Collateral	~~131~~135

Article XIII EVENTs OF DEFAULT		~~131~~135

Section 13.1	Events of Default	~~131~~135

Section 13.2	Effect of Event of Default	~~134~~138

Section 13.3	Rights upon Event of Default	~~134~~138

Section 13.4	Collateral Agent May Enforce Claims Without Possession of Notes	~~135~~139

Section 13.5	Collective Proceedings	~~135~~139

Section 13.6	Insolvency Proceedings	~~135~~140

Section 13.7	Delay or Omission Not Waiver	~~136~~141

Section 13.8	Waiver of Stay or Extension Laws	~~136~~141

Section 13.9	Limitation on Duty of Collateral Agent and the Collateral Custodian in Respect of Collateral	~~137~~141

Section 13.10	Power of Attorney	~~137~~142

Article XIV THE FACILITY AGENT		~~138~~142

Section 14.1	Appointment	~~138~~142

Section 14.2	Delegation of Duties	~~139~~143

Section 14.3	Exculpatory Provisions	~~139~~143

Section 14.4	Reliance by Note Agents	~~139~~143

Section 14.5	Notices	~~140~~144

Section 14.6	Non-Reliance on Note Agents	~~140~~144

-vi-

Section 14.7	Indemnification	~~140~~145

Section 14.8	Successor Note Agent	~~141~~145

Section 14.9	Note Agents in their Individual Capacity	~~141~~146

Section 14.10	Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations	~~141~~146

Article XV ASSIGNMENTS		~~142~~146

Section 15.1	Restrictions on Assignments by the Borrower and the Servicer	~~142~~146

Section 15.2	Documentation	~~142~~146

Section 15.3	Rights of Assignee	~~142~~146

Section 15.4	Assignment by Lenders	~~142~~147

Section 15.5	Registration; Registration of Transfer and Exchange	~~143~~147

Section 15.6	Mutilated, Destroyed, Lost and Stolen Notes	~~144~~149

Section 15.7	Persons Deemed Owners	~~145~~149

Section 15.8	Cancellation	~~145~~149

Section 15.9	Participations; Pledge	~~145~~149

Section 15.10	Reallocation of Advances	~~146~~150

Article XVI INDEMNIFICATION		~~146~~151

Section 16.1	Borrower Indemnity	~~146~~151

Section 16.2	Servicer Indemnity	~~147~~152

Section 16.3	Contribution	~~148~~152

Article XVII MISCELLANEOUS		~~148~~153

Section 17.1	No Waiver; Remedies	~~148~~153

Section 17.2	Amendments, Waivers	~~149~~153

Section 17.3	Notices, Etc.	~~150~~155

Section 17.4	Costs and Expenses	~~151~~155

-vii-

Section 17.5	Binding Effect; Survival	~~151~~155

Section 17.6	Captions and Cross References	~~151~~156

Section 17.7	Severability	~~152~~156

Section 17.8	GOVERNING LAW	~~152~~156

Section 17.9	Counterparts; Electronic Execution	~~152~~156

Section 17.10	WAIVER OF JURY TRIAL	~~152~~157

Section 17.11	No Proceedings	~~153~~157

Section 17.12	Limited Recourse	~~153~~158

Section 17.13	ENTIRE AGREEMENT	~~155~~159

Section 17.14	Confidentiality	~~155~~159

Section 17.15	Non-Confidentiality of Tax Treatment	~~156~~160

Section 17.16	Replacement of Lenders	~~156~~160

Section 17.17	Consent to Jurisdiction	~~157~~161

Section 17.18	Option to Acquire Rating	~~157~~162

Section 17.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~158~~162

Section 17.20	Acknowledgement Regarding Any Supported QFCs	~~158~~162

Article XVIII COLLATERAL CUSTODIAN		~~159~~163

Section 18.1	Designation of Collateral Custodian	~~159~~163

Section 18.2	Duties of the Collateral Custodian	~~159~~164

Section 18.3	Delivery of Collateral Obligation Files	~~161~~166

Section 18.4	Collateral Obligation File Certification	~~162~~166

Section 18.5	Release of Collateral Obligation Files	~~163~~167

Section 18.6	Examination of Collateral Obligation Files	~~165~~169

Section 18.7	Lost Note Affidavit	~~165~~169

-viii-

Section 18.8	Transmission of Collateral Obligation Files	~~165~~169

Section 18.9	Merger or Consolidation	~~165~~170

Section 18.10	Collateral Custodian Compensation	~~165~~170

Section 18.11	Removal or Resignation of Collateral Custodian	~~166~~170

Section 18.12	Limitations on Liability	~~167~~171

Section 18.13	Collateral Custodian as Agent of Collateral Agent	~~169~~173

Section 18.14	Electronic Methods	~~169~~173

-ix-

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Electronic Asset Approval Request
EXHIBIT C-4	Form of FX Reallocation Notice
EXHIBIT C-5	Form of Electronic Approval Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Joinder Agreement
EXHIBIT F-1	Authorized Representatives of Servicer
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2-A	Moody’s Industry Classification Group List
SCHEDULE 2-B	GICS Industry Classifications
SCHEDULE 3	Collateral Obligations
SCHEDULE 4	Moody’s RiskCalc Calculation

-x-

LOAN FINANCING AND SERVICING AGREEMENT

THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of February 15, 2024, among OSCF LENDING IV SPV, LLC, a Delaware limited liability company (the “Borrower”), OAKTREE STRATEGIC CREDIT FUND (“OSCF”), a Delaware statutory trust, as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”) and as equityholder (in such capacity, together with its successors and permitted assigns in such capacity, the “Equityholder”), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for each Lender Group (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), ~~DEUTSCHE BANK NATIONAL~~COMPUTERSHARE TRUST COMPANY, N.A., as Collateral Agent and as Collateral Custodian (each as hereinafter defined), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Servicer to perform certain servicing functions related to the Collateral Obligations (as defined herein) on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Servicer desires to perform certain servicing functions related to the Collateral Obligations on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“Account” means the Unfunded Exposure Account, the Principal Collection Account, the Borrower Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary after consultation with the Borrower, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Securities Account Control Agreement, dated as of ~~the Effective Date~~July 25, 2025, by and among the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary.

“Accrual Period” means, with respect to any Distribution Date, the period from and including the Determination Date for the immediately prior Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding the Determination Date for such Distribution Date.

“Actual Purchase Price” has the meaning set forth in the definition of “Purchase Price” in this Section 1.1.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Advance” has the meaning set forth in Section 2.1(a).

“Advance Date” has the meaning set forth in Section 2.1(a).

“Advance Rate” means, with respect to any Eligible Collateral Obligation on any date of determination, as determined by the Facility Agent with the approval of the Borrower, (a) that is a First Lien Loan and a Broadly Syndicated Loan, 75.0%, (b) that is a First Lien Loan ~~that~~but is not a Broadly Syndicated Loan (other than Multiple of Recurring Revenue Loans, First Lien Approved Real Estate Loans or Life Sciences Loans), 70.0%, (c) that is a Senior Secured Bond, 65.0%, (d) that is a Multiple of Recurring Revenue Loan, 60.0%, (e) that is a First Lien Approved Real Estate Loan, 55.0%, (f) that is a Life Sciences Loan, 40.0%, (g) that is a FILO Loan with an Attaching Senior Net Leverage Ratio (i) exceeding 1.0x and equal to or less than 1.5x, 60.0%, (ii) exceeding 1.5x and equal to or less than 2.0x, 55.0%, and (iii) exceeding 2.0x and equal to or less than 2.5x, 50.0%, (g) that is a Second Lien Loan, ~~35.0~~40.0%, (h) that is not a First Lien Loan or Second Lien Loan, 35.0% (or any other percentage set forth in the related Approval Notice by the Facility Agent in its sole discretion) or (i) that is an Unsecured Loan or an Unsecured Bond, 25.0%.

“Advance Request” has the meaning set forth in Section 2.2(a).

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” of any Person means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan). For the purposes of this definition, “Control” means the possession, directly or indirectly (including through affiliated entities), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto. Notwithstanding the foregoing, neither Brookfield Corporation (“Brookfield”) nor any of its Affiliates nor any portfolio companies of any of the foregoing shall be deemed to be an Affiliate of the Borrower or the Equityholder, or any of the respective Affiliates or portfolio companies of the foregoing, provided that either an information barrier is in place or there is no coordination or consultation in respect of investment decisions between Brookfield and the Equityholder (in each case, as determined by the Equityholder in its discretion based on the relevant facts and circumstances applicable to each situation).

“Agency Rating” means, as of any date of determination, with respect to any Collateral Obligation (a) if a public rating of such Collateral Obligation is available from Moody’s, then such rating, (b) if no such rating described in clause (a) is available but such Collateral Obligation has a credit estimate assigned (or affirmed) within the last twelve months by Moody’s, then such credit estimate or (c) if no rating described in clause (a) or (b) is available, the rating that is one notch below the .EDF (as defined on Schedule 4) used to determine the Moody’s rating in accordance with Moody’s RiskCalc for such Collateral Obligation, as updated in accordance with Section 10.24; provided that for purposes of calculating an Agency Rating, each applicable rating on credit watch by Moody’s that is on (i) positive watch will be treated as having been upgraded by one rating subcategory, (ii) negative watch will be treated as having been downgraded by two rating subcategories, (iii) positive outlook will not be treated as having been upgraded by any rating subcategories and (iv) negative outlook will be treated as having been downgraded by one rating subcategory.

“Agent” has the meaning set forth in the Preamble.

“Aggregate Eligible Collateral Obligation Amount” means, as of any date, the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations.

“Aggregate Funded Spread” means, as of any date of determination, the sum of: (a) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that bears interest at a spread over a floating rate index, (A) the excess for each such Collateral Obligation of the sum of such spread for each such Collateral Obligation and such index (determined after giving effect to the applicable floor) for each such Collateral Obligation over the Applicable Index in effect for the Accrual Period that includes such date of determination (which spread or excess may be expressed as a negative percentage) multiplied by (B) the Collateral Obligation Amount of each such Collateral Obligation plus (b) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation, (x) the interest rate for such Collateral Obligation minus the then-applicable Applicable Index in effect for the Accrual Period that includes such date of determination multiplied by (y) the Collateral Obligation Amount of each such Collateral Obligation plus (c) for each Collateral Obligation that is a single-purpose real estate based loan providing for the payment of a usage fee or consent fee that accrues on the outstanding principal amount thereof, if and to the extent such fee (x) constitutes Interest Collections and (y) is paid no less than quarterly, (A) the rate per annum at which such fee accrues on such date of determination minus the then-applicable Applicable Index in effect for the Accrual Period that includes such date of determination multiplied by (B) the Collateral Obligation Amount of each such Collateral Obligation.

“Aggregate Notional Amount” means, with respect to any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date of determination.

“Aggregate Unfunded Amount” means, as of any date of determination, the equivalent in Dollars, as determined by the Servicer using the Applicable Conversion Rate, of the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date. The Aggregate Unfunded Amount shall not include any commitments under Variable Funding Assets that have expired, terminated or been reduced to zero, and shall be reduced concurrently (and upon notice thereof to the Collateral Agent, the Facility Agent and each Agent) with each documented reduction in commitments of the Borrower under such Variable Funding Assets.

“Agreement” means this Loan Financing and Servicing Agreement (including each annex hereto), as it may be amended, restated, supplemented or otherwise modified from time to time.

“AIF” has the meaning given to the term under the AIFMD and/or UK AIFM Regulations as relevant.

“AIFM” has the meaning given to the term under the AIFMD and/or UK AIFM Regulations as relevant.

“AIFMD” means (a) Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No. 1060/2009 and (EU) No. 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualification) and (b) any applicable law of a member state of the European Union implementing the AIFMD.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a) 0.125%;

(b) the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate; and

(c) 1⁄2 of one percent above the Federal Funds Rate.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Accrual Period (excluding any Principal Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date).

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.30(a).

“Anti-Money Laundering Laws” has the meaning set forth in Section 9.29(b).

“Applicable Banking Law” means, for any Person, all existing and future laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.

“Applicable Conversion Rate” means with respect to AUDs, Euros, GBPs or CADs (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Servicer through customary banking channels, including the Collateral Agent’s own banking facilities or (y) for all other purposes, the applicable currency Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Exchange Rate” means with respect to any Collateral Obligation denominated and payable in AUDs, Euros, GBPs or CADs on any day, the lesser of (a) the applicable currency-Dollar spot rate used by the Borrower (as determined by the Servicer) to acquire such currency on the related Cut-Off Date and (b) the Applicable Conversion Rate for such currency.

“Applicable Index” means (a) with respect to any Collateral Obligation or any Advance denominated in Euros, the EURIBOR Rate, (b) with respect to any Collateral Obligation or any Advance denominated in AUD, the BBSW Rate, (c) with respect to any Collateral Obligation or any Advance denominated in CAD, the sum of (i) Term CORRA and (ii) the Term CORRA Adjustment, (d) with respect to any Collateral Obligation or any Advance denominated in GBP, the sum of (i) Daily Simple SONIA and (ii) the SONIA Adjustment and (e) with respect to any other Collateral Obligation or any other Advance, Term SOFR.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (a) prior to the occurrence of any Event of Default, (i) prior to the end of the Revolving Period, ~~2.40~~1.60% per annum and (ii) thereafter, ~~3.05~~2.25% per annum and (b) on and after the occurrence of any Event of Default, the Applicable Margin shall be increased by 2.00% per annum.

“Appraised Value” means, with respect to any Asset Based Obligation, the most recently calculated appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

“Approval Notice” means an electronic notice containing the information from Exhibit C-5 and that provides the approval of the Facility Agent, in its sole discretion, to the acquisition (or incremental purchase) of one or more Collateral Obligations (other than a Specified Collateral Obligation).

“Approved Valuation Firm” means, with respect to any Collateral Obligation, each of (a) Murray Devine, (b) Houlihan Lokey, (c) Lincoln International LLC, (d) Kroll, Inc., (e) Alvarez & Marsal and (f) any other nationally recognized valuation firm approved by the Borrower and the Facility Agent.

“Asset Approval Request” means an electronic notice to the Facility Agent in the form of an email that (a) either (i) is in the form of Exhibit C-3 or (ii) notifies the Facility Agent that the information required by Exhibit C-3 has been posted to the relevant data site and (b) requests the approval of the Facility Agent, in its sole discretion, of one or more Collateral Obligations.

“Asset Based Obligation” means any Loan or Bond where (i) the underwriting of such Loan or Bond was based primarily on the appraised value of the assets securing such Loan or Bond and (ii) advances in respect of such Loan are governed by a borrowing base relating to the assets securing such Loan or Bond.

“Attaching Senior Net Leverage Ratio” means, with respect to any Loan and the related Obligor, the ratio obtained by dividing (i) the indebtedness of the related Obligor (other than indebtedness of such Obligor that is (x) the same tranche held by the Borrower, (y) pari passu to the indebtedness of the Obligor with respect to such Loan held by the Borrower, or (z) junior in terms of payment or lien subordination to the indebtedness of the Obligor with respect to such Loan held by the Borrower) as of such date, minus the unrestricted cash of such Obligor as of such date by (ii) EBITDA of such Obligor for the most recent period of twelve fiscal months for which applicable financial reporting has been delivered to the Borrower, as calculated by the Servicer in accordance with the Servicing Standard.

“AUD” means the lawful currency for the time being of Australia.

“AUD Advance” means each Advance made in AUD.

“AUD Lender” means DBNY and each of the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “AUD Lender”.

“Available Funds” has the meaning set forth in Section 17.12(c).

“Average Life” means, as of any day and with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such day to the respective dates of each successive Scheduled Collateral Obligation Payment of principal on such Collateral Obligation (assuming, for purposes of this definition, the full exercise of any option to extend the maturity date or otherwise lengthen the maturity schedule that is exercisable without the consent of the Borrower) multiplied by (b) the respective amounts of principal of such Scheduled Collateral Obligation Payments by (ii) the sum of all successive Scheduled Collateral Obligation Payments of principal on such Collateral Obligation.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Base Rate” for any Advance means a rate per annum equal to the Applicable Index for such Advance or portion thereof; provided, that in the case of

(a) any day on or after the first day on which a Committed Lender shall have notified the Facility Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Advance at the Base Rate set forth above (and such Committed Lender shall not have subsequently notified the Facility Agent that such circumstances no longer exist), or

(b) any period in the event the Applicable Index is not reasonably available to any Lender for such period,

the “Base Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such period; provided, further, for the avoidance of doubt, immediately following the termination of any event set forth in clauses (a) or (b) above, the “Base Rate” shall have the meaning set forth in the first part of this definition.

“Basel III Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“BBSW Rate” means, with respect to any Accrual Period, the greater of (a) 0.0% and (b) the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers’ acceptances for a term equivalent to the Accrual Period appearing on the Bloomberg Professional Service (or any successor thereto) Bank Bill Swap Reference Bid Rate as of 10:00 a.m. (Sydney, Australia time), on the first day of such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) Bank Bill Swap Reference Bid Rate as contemplated, then the BBSW Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Sydney, Australia time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase AUD denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances outstanding in AUD and the same term to maturity as such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published in May 2018 to comply with the Financial Crimes Enforcement Network customer due diligence rules.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, or (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plan or plans (within the meaning of the DOL Regulations or otherwise).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bond” means a Senior Secured Bond or an Unsecured Bond.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c).

“Borrower Collection Account” means the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC), including any account or subaccount established for the deposit of funds in an Eligible Currency other than Dollars, which are created and maintained on the books and records of the Securities Intermediary identified as the collection accounts in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Borrowing Base” means, on any day of determination, the sum of (a)(i) the product of the lower of (x) the Weighted Average Advance Rate and (y) the Maximum Portfolio Advance Rate multiplied by the Adjusted Aggregate Eligible Collateral Obligation Balance plus (b) the amount of Principal Collections on deposit in the Principal Collection Account minus (c) the Aggregate Unfunded Amount plus (d) the amount on deposit in the Unfunded Exposure Account minus (e) the Unsettled Equity Amount.

“Broadly Syndicated Loan” means any Loan that (i) is rated B-/B3 or higher, (ii) has a tranche size of at least $200,000,000, (iii) has a quote depth of at least two (2) by Markit and (iv) the related Obligor has EBITDA greater than or equal to $50,000,000.

“Brookfield” has the meaning set forth in the definition of “Affiliate”.

“Business Day” means any day (and, solely for the purposes of determining the Applicable Index if Term SOFR applies, any U.S. Government Securities Business Day) that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the offices of the Collateral Agent or Collateral Custodian are located are authorized or obligated by law, executive order or government decree to remain closed; provided that, when used in connection with any interest rate setting as to an Advance determined by reference to the Applicable Index, any fundings, disbursements, settlements and payments in respect of any such Advance, or any other dealings to be carried out pursuant to this Agreement in respect of any such Advance, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable Eligible Currency in the applicable interbank market. All references to any “day” or any particular day of any “calendar month” shall mean calendar day unless otherwise specified.

“CAD” means the lawful currency for the time being of Canada.

“CAD Advance” means each Advance made in CAD.

“CAD Lender” means DBNY and each of the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “CAD Lender”.

“Capped Fees/Expenses” means, on any Distribution Date, the sum of the Collateral Agent Fees and Expenses and the Collateral Custodian Fees and Expenses in an amount not to exceed $50,000 (the “Quarterly Cap”); provided that, if the aggregate amount of the Collateral Agent Fees and Expenses and the Collateral Custodian Fees and Expenses paid to the Collateral Agent and the Collateral Custodian under clause (ii) of Section 8.3(a) and clause (i) of Section 8.3(b) on any Distribution Date is less than the Quarterly Cap, the unused portion of the Quarterly Cap may be carried forward to the next succeeding Distribution Date and added to the Quarterly Cap for such Distribution Date; provided further that the aggregate amount of the Collateral Agent Fees and Expenses and the Collateral Custodian Fees and Expenses paid to the Collateral Agent or the Collateral Custodian under clause (ii) of Section 8.3(a) and clause (i) of Section 8.3(b) may not exceed $200,000 in any calendar year.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager’s duties as set forth in the Borrower’s organizational documents, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of Independent Manager.

“Change of Control” means any of (a) the Equityholder, to the extent that (i) it would not violate clause (a) of the Risk Retention Letter and (ii) the Facility Agent receives legal opinions acceptable to the Facility Agent in its sole discretion covering such true sale and non-consolidation matters as requested by the Facility Agent, as of the Effective Date, shall no longer be the sole equityholder of the Borrower, (b) either (i) Oaktree Fund Advisors, LLC (the “Investment Advisor”) or (ii) any Affiliate thereof that (x) has the ability and experience to professionally and competently perform duties similar to those undertaken by the Investment Advisor under the Investment Advisory Agreement and (y) is legally qualified and has the capacity and applicable licenses or other regulatory qualifications to act as the investment advisor to the Equityholder under the Investment Advisory Agreement (or any replacement thereof or investment advisory agreement on materially similar terms), in each case at any time for any reason ceases to be the investment adviser of the Equityholder or (d) the Equityholder ceases to Control (as defined in the definition of “Affiliate”) the Borrower.

“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Collateral Obligations or any other property of the Borrower and (iii) any such taxes, levies, assessment, charges or claims which constitute a Lien or encumbrance on any property of the Borrower.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 12.1.

“Collateral Agent” means ~~Deutsche Bank National~~Computershare Trust Company, N.A., solely in its capacity as collateral agent hereunder, together with its successors and permitted assigns in such capacity.

“Collateral Agent and Collateral Custodian Fee Letter” means that certain fee schedule of the Collateral Agent and the Collateral Custodian dated as of ~~January 17, 2024~~July 14, 2025 and executed by the Borrower and hereby acknowledged by the Servicer and the Facility Agent, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent.

“Collateral Agent Fees and Expenses” has the meaning set forth in Section 11.11.

“Collateral Custodian” means ~~Deutsche Bank National~~Computershare Trust Company, N.A., solely in its capacity as collateral custodian hereunder, together with its successors and permitted assigns in such capacity.

“Collateral Custodian Fees and Expenses” has the meaning set forth in Section 18.10.

“Collateral Database” has the meaning set forth in Section 11.3(a)(i).

“Collateral Obligation” means all right, title and interest of the Borrower in a Loan (including any Revolving Loan), First Lien Approved Real Estate Loan, Life Sciences Loan, Multiple of Recurring Revenue Loan, Participation Interest or Senior Secured Bond, in each case owned by the Borrower, excluding the Retained Interest thereon.

“Collateral Obligation Amount” means for any Collateral Obligation, as of any date of determination, an amount equal to the lesser of (a) the Purchase Price paid by the Borrower for such Collateral Obligation and (b) the product of (i) the Discount Factor of such Collateral Obligation at such time multiplied by (ii) the Principal Balance of such Collateral Obligation at such time; provided, that if the Effective LTV of any Asset Based Obligation exceeds (on any date of determination) the limit for the applicable Loan or Bond type set forth below, then the Principal Balance component of “Collateral Obligation Amount” of such Collateral Obligation will be automatically (and without any action by the Facility Agent) reduced by the amount necessary to cause such Collateral Obligation to comply with the applicable limit set forth below:

Asset Based Obligation Type (by collateral source)	Effective LTV Limit
working capital / accounts receivable / inventory	90%
fixed assets / real estate (including for real estate loans)	65%
intellectual property	60%

The Collateral Obligation Amount of any Collateral Obligation that ceases to be or otherwise is not an Eligible Collateral Obligation (inclusive of any portion of a Collateral Obligation that is deemed to be ineligible and is synthetically tranched as such by the Facility Agent) shall be zero.

“Collateral Obligation File” means, with respect to each Collateral Obligation as identified on the related Document Checklist, (i)(A) if the Collateral Obligation includes a promissory note, (x) an original, executed copy of such promissory note, or (y) in the case of a lost promissory note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower or the prior holder of record either in blank or to the Collateral Agent, in each case with respect to clause (x) or clause (y) with an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower or to the Collateral Agent, or in blank, or (B) in the case of a noteless Collateral Obligation, an electronic copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Borrower, (ii) paper or electronic copies of the related Credit Agreement and each other agreement requested by the Facility Agent or determined by the Servicer in its reasonable discretion to be material, (iii) paper or electronic copies of the file-stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Collateral Obligation or evidence that such financing statements have been submitted for filing, in each case only to the extent reasonably available to the Servicer, and (iv) electronic copies of any other document included on the related Document Checklist that is reasonably requested by the Facility Agent and reasonably available to the Servicer.

“Collateral Obligation Schedule” means the list of Collateral Obligations set forth on Schedule 3, as the same may be updated by the Borrower (or the Servicer on behalf of the Borrower) from time to time.

“Collateral Quality Tests” means, collectively or individually as the case may be, the Minimum Diversity Test, the Minimum Weighted Average Spread Test, the Minimum Weighted Average Coupon Test and the Maximum Weighted Average Life Test.

“Collection Account” means, collectively, the Principal Collection Account, the Borrower Collection Account and the Interest Collection Account.

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commercial Paper Rate” for Advances means, to the extent a Conduit Lender funds such Advances by issuing commercial paper, the sum of (i) the weighted average of the rates at which commercial paper notes of such Conduit Lender issued to fund such Advances (which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to its commercial paper maturing on dates other than those on which corresponding funds are received by the Conduit Lender and costs or other borrowings by the Conduit Lender (other than under any related support facility)) may be sold by any placement agent or commercial paper dealer selected by such Conduit Lender, as agreed in good faith between each such agent or dealer and such Conduit Lender; provided, that if the rate (or rates) as agreed between any such agent or dealer and such Conduit Lender for any Advance is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum plus, without duplication, (ii) any and all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of such Conduit Lender’s commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper issued to fund the making or maintenance of any Advance. Each Conduit Lender shall notify the Facility Agent of its Commercial Paper Rate applicable to any Advance promptly after the determination thereof.

“Commitment” means, for each Committed Lender, (a) prior to the Facility Termination Date, the commitment of such Committed Lender to make Advances to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Committed Lender’s name on Annex B to this Agreement or pursuant to the assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XV or pursuant to a Joinder Agreement executed and delivered pursuant to Article XV (as such Commitment may be reduced as set forth in Section 2.5 or increased as set forth in Section 2.8), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Committed Lender’s pro rata share of all Advances outstanding, in each case after giving effect to any FX Reallocation pursuant to Section 2.2(d)(ii).

“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment hereof or a Joinder Agreement in accordance with Article XV) in accordance with the terms of this Agreement.

“Competitor” means (a) any Person primarily engaged in the business of lending to middle-market or lower-middle-market companies or investing in loans to middle-market or lower-middle-market companies, which is in direct or indirect competition with the Borrower, the Equityholder, the Servicer, any sub-advisor of the Servicer, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, a Person referred to in clause (a) above, (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority or (d) any public or private business development company (including any applicable external investment manager and Affiliates thereof).

“Conduit Advance Termination Date” means, with respect to a Conduit Lender, the date of the delivery by such Conduit Lender to the Borrower of written notice that such Conduit Lender elects, in its sole discretion, to permanently cease funding Advances hereunder.

“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent or the Collateral Custodian, as applicable, specified on Annex A hereto, or such other address within the United States as it may designate from time to time by notice to the Facility Agent.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Cost of Funds Rate” means, for any Accrual Period and any Lender, the rate determined as set forth below:

(a) with respect to each Conduit Lender and each day of such Accrual Period, the lower of (x) such Conduit Lender’s Commercial Paper Rate for such day and (y) Term SOFR; provided, that if and to the extent that, and only for so long as, a Conduit Lender at any time determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of commercial paper notes in the commercial paper market of the United States to finance its making or maintenance of its portion of any Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Lender), upon notice from such Conduit Lender to the Agent for its Lender Group and the Facility Agent, such Conduit Lender’s portion of such Advance shall bear interest at a rate per annum equal to the Alternate Base Rate; and

(b) with respect to each Committed Lender, the Base Rate.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 17.20.

“Credit Agreement” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued.

“Critical Component” means, in respect of a weapons system referred to in the definition of Prohibited Defense Asset, a component (other than software) manufactured with the sole purpose of being used in, and is used specifically in the production of the weapon system or plays a direct role in the lethality of the weapon system.

“Cut-Off Date” means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes a part of the Collateral.

“Daily Simple SONIA” means, for any day, SONIA, with the conventions for this rate (which on any day shall be the daily rate that includes a five Business Day lookback period prior to such day) being established by the Facility Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SONIA” for business loans or conventions that are otherwise used in the United States syndicated lending market for syndicated loans denominated in GBP; provided that, if the Facility Agent reasonably decides that any such convention is not administratively feasible for the Facility Agent, then the Facility Agent may establish another convention in its reasonable discretion.

“DBNY” means Deutsche Bank AG, New York Branch, and its successors.

“Debt-to-Recurring-Revenue Ratio” means, with respect to any Multiple of Recurring Revenue Loan for any period, the meaning of “Debt-to-Recurring Revenue Ratio” or any comparable definition in the Underlying Instruments for such Loan, and in any case that “Debt-to-Recurring Revenue Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) Indebtedness of the related Obligor less unrestricted cash, to (b) Revenue of the related Obligor, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments, and approved by the Facility Agent as set forth on the related Approval Notice.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:

(a) any Scheduled Collateral Obligation Payment or part thereof is unpaid more than five Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;

(b) an Insolvency Event occurs with respect to the Obligor thereof, unless the related Loan is a DIP Loan as of the related Cut-Off Date;

(c) a Responsible Officer of the Servicer has actual knowledge of the occurrence of a default as to the payment of principal and/or interest that has occurred and is continuing for more than three (3) Business Days with respect to another debt obligation of the same Obligor secured by the same collateral which is either full recourse or senior to or pari passu with in right of payment to such Collateral Obligation unless the related Loan is a DIP Loan as of the related Cut-Off Date;

(d) such Collateral Obligation has (x) a rating by S&P of “CC” or below or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable, unless the related Loan is a DIP Loan as of the related Cut-Off Date;

(e) a Responsible Officer of the Servicer or the Borrower has actual knowledge that such Collateral Obligation is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has (i) a rating by S&P of “CC” or below or “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD”, and in each case such other debt obligation remains outstanding (provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor) unless the related Loan is a DIP Loan as of the related Cut-Off Date;

(f) a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(g) with respect to any Related Collateral Obligation, (i) an Affiliate of the Borrower that owns the related Variable Funding Asset fails to comply with any funding obligation under such Variable Funding Asset, and (ii) the Equityholder fails to notify the Facility Agent prior to such failure to fund and in reasonable detail that (x) such failure to comply was not solely a result of the Equityholder’s, or such other Affiliate’s with respect to such Related Collateral Obligation, as applicable, inability to fund such obligation and (y) no right of set-off will arise as a result of such failure unless the Related Collateral Obligation is a DIP Loan as of the related Cut-Off Date;

(h) the Servicer determines, in its sole discretion that all or a material portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status;

(i) such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest; or

(j) such Collateral Obligation is a Participation Interest in a Loan that would, if such Loan were a Collateral Obligation, constitute a “Defaulted Collateral Obligation”.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Facility Agent, the Collateral Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Servicer, the Facility Agent, each Agent, the Collateral Agent or any other Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has failed, within one Business Day after request by the Facility Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Advances under this Agreement, (v) has (or has a parent company that has) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (vi) has become the subject of a Bail-In Action.

“Deferrable Collateral Obligation” means a Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest.

“Detaching Excess Senior Loan” means on any date of determination, the portion of a Collateral Obligation whose Leverage Multiple (a) detaches in excess of 5.0x for any (i) Enterprise Value Asset that is a First Lien Broadly Syndicated Loan or First Lien Loan for which (ii) the related obligor has EBITDA greater than or equal to $25,000,000 or (b) otherwise, detaches at the level set forth most recently in the related Asset Approval Notice; provided, following a Revaluation Event for such Collateral Obligation, the level as set forth in the related written notice under Section 2.7.

“Determination Date” means the last calendar day of each month, or if such day is not a Business Day, the next succeeding Business Day.

“DIP Loan” means any Loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior Liens.

“Discount Factor” means, with respect to each Collateral Obligation and as of any date of determination, the value (expressed as a percentage of par) of such Collateral Obligation as determined by the Facility Agent in its sole discretion in accordance with Section 2.7.

“Distribution Date” means the 12th calendar day of each January, April, July and October, or if such date is not a Business Day, the next succeeding Business Day.

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 1 hereto, as such Diversity Scores shall be updated at the option of the Facility Agent in its sole discretion if Moody’s publishes revised criteria.

“Document Checklist” means an electronic or hard copy list delivered by the Borrower (or by the Servicer on behalf of the Borrower) to the Collateral Custodian that identifies the Collateral Obligation and each of the documents that have been included in each Collateral Obligation File and whether such document is an original or a copy and whether a hard copy or electronic copy will be delivered to the Collateral Custodian related to a Collateral Obligation and includes the name of the Obligor with respect to such Collateral Obligation, in each case as of the related Funding Date.

“DOL Regulations” means regulations promulgated by the U.S. Department of Labor at 29 C.F.R. § 2510.3 101, as modified by Section 3(42) of ERISA and/or at 20 C.F.R. § 2550.401c-1.

“Dollar(s)” and the sign “$” mean lawful money of the United States of America.

“Dollar Advance” means each Advance made in Dollars.

“Dollar Lender” means DBNY and each of the Persons executing this Agreement (or an assignment or participation hereof in accordance with Article XV) in the capacity of a “Dollar Lender”.

“EBITDA” means, with respect to any period and any Collateral Obligation, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Collateral Obligation. In any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation, amortization and, to the extent approved by the Facility Agent in the related Approval Notice or otherwise, any other non-cash charges and organization costs deducted in determining earnings from continuing operations for such period, and, to the extent approved by the Facility Agent on a Collateral Obligation by Collateral Obligation basis, costs and expenses reducing earnings and other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning set forth in Section 6.1.

“Effective Equity” means, as of any day, the greater of (x) the sum of the Principal Balances of all Eligible Collateral Obligations plus the equivalent in Dollars of amounts on deposit in the Principal Collection Account (as determined by the Servicer using the Applicable Conversion Rate) minus the Unsettled Equity Amount minus the outstanding principal amount of all Advances and (y) $0.

“Effective Loan Level LTV” means, with respect to any Multiple of Recurring Revenue Loans as of the related Cut-Off Date, the result of the calculation, made in good faith by the Servicer in accordance with the Servicing Standard, at the time the Borrower acquires such Collateral Obligation (calculated using the most recent financial information of such Obligor received by the Borrower or the Servicer prior to the Cut-Off Date).

“Effective LTV” means, with respect to any Asset Based Obligation as of any date of determination, the result, expressed as a percentage, of (i) the Principal Balance of such Collateral Obligation divided by (ii) the Appraised Value of such Collateral Obligation as of such date of determination.

“Eligible Account” means (i) a segregated trust account or (ii) a segregated ~~direct deposit~~securities account, in each case, maintained with a securities intermediary or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit, commercial paper or issuer credit rating of at least A-2 by S&P and P-1 by Moody’s; provided that Computershare Trust Company, N.A., in its capacity as Securities Intermediary, shall not be required to satisfy such rating requirements so long as the Collateral credited to such Account is deposited with and held by an institution that does meet such rating requirements. In either case, such depository institution or trust company shall have been approved by the Facility Agent, acting in its reasonable discretion, by written notice to the Servicer. DBNY and ~~Deutsche Bank National~~Computershare Trust Company, N.A. or any other Collateral Custodian appointed in accordance with the terms hereunder are deemed to be acceptable securities intermediaries to the Facility Agent.

“Eligible Collateral Obligation” means, on any Measurement Date, each Collateral Obligation that satisfies the following conditions (unless otherwise added or waived by the Facility Agent in its sole discretion in the applicable Approval Notice):

(a) (i) the Facility Agent in its sole discretion has delivered an Approval Notice with respect to such Collateral Obligation which has been acknowledged and agreed to by the Borrower or (ii) such Collateral Obligation is a Specified Collateral Obligation;

(b) such Collateral Obligation is not a Defaulted Collateral Obligation;

(c) such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any Person other than the Borrower;

(d) such Collateral Obligation is not a Structured Finance Obligation or a participation interest (unless it is a Participation Interest and, with respect to any such Participation Interest included in the Collateral that exceeds the percentage set forth in clause (i) of the definition of “Excess Concentration Amount”, shall have been elevated to a full assignment by the date that is forty-five (45) days after the applicable Cut-Off Date);

(e) such Collateral Obligation is denominated in an Eligible Currency and is not convertible by the Obligor thereof into any other currency;

(f) (x) such Collateral Obligation is not a single-purpose real estate based loan (unless it is a First Lien Approved Real Estate Loan), a construction loan or a project finance loan and (y) if such Collateral Obligation is an Unsecured Bond, it is not a single-purpose real estate based bond, a construction bond or a project finance bond;

(g) such Collateral Obligation is not a lease (including a financing lease);

(h) as of the related Cut-Off Date, if such Collateral Obligation is a Deferrable Collateral Obligation, it provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Deferrable Collateral Obligation is a Fixed Rate Collateral Obligation, ~~6.00~~5.75% per annum or (ii) otherwise, ~~4.00~~3.75% per annum over the applicable index rate;

(i) [reserved];

(j) such Collateral Obligation is not incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a Person, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions has provided the issuer of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of such Collateral Obligation and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such one year maturity pursuant to the terms thereof); provided that, for the avoidance of doubt, this clause (j) shall not be deemed to exclude any DIP Loan;

(k) such Collateral Obligation is not a trade claim and the value of such Collateral Obligation is not primarily derived from an insurance policy;

(l) such Collateral Obligation is not a Floating Rate Note;

(m) the Obligor with respect to such Collateral Obligation is an Eligible Obligor;

(n) such Collateral Obligation is not a purpose credit advanced for the acquisition of Margin Stock;

(o) such Collateral Obligation is not a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;

(p) such Collateral Obligation provides for the periodic payment of cash interest;

(q) such Collateral Obligation has a term to stated maturity that does not exceed 8.0 years;

(r) such Collateral Obligation is not subject to substantial non-credit related risk, as determined by the Servicer in accordance with the Servicing Standard;

(s) the acquisition of such Collateral Obligation will not cause the Borrower to be deemed to own 5.0% or more of any class of vested voting securities of any Obligor or 25.0% or more of the total equity of any Obligor or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of any class of vested voting securities of any Obligor or 25.0% or more of the total equity of any Obligor, in each case as determined by the Servicer;

(t) the Underlying Instrument for which does not contain confidentiality provisions that restrict the ability of the Facility Agent to exercise its rights under the Transaction Documents, including, without limitation, its rights to review such debt obligation or Participation Interest, the Underlying Instrument and related documents and credit approval file; provided that the Facility Agent has agreed to comply with customary and market confidentiality obligations;

(u) the acquisition of which is not in violation of Regulations T, U or X of the FRS Board;

(v) such Collateral Obligation is capable of being transferred to and owned by the Borrower (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein, subject to customary qualifications for instruments similar to such Collateral Obligation (i) to the Facility Agent, (ii) to any assignee of the Facility Agent permitted or contemplated under this Agreement, (iii) to any Person at any foreclosure or strict sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (iv) to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the UCC), subject, in the cases of clauses (iii) and (iv), to customary and market restrictions on assignment;

(w) unless it is a First Lien Approved Real Estate Loan, the proceeds of such Collateral Obligation will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision);

(x) the Related Security for such Collateral Obligation is primarily located in one or more Eligible Jurisdictions;

(y) as of the Cut-Off Date, such Collateral Obligation, if rated by such Rating Agency, does not have either (x) a public rating by S&P of “CCC-” or below or (y) a Moody’s probability of default rating (as published by Moody’s) of “Caa3” or below, unless it is a DIP Loan as of the related Cut-Off Date;

(z) such Collateral Obligation has an Agency Rating;

(aa) such Collateral Obligation is not the subject of an Offer, exchange or tender by the related Obligor for cash, securities or any other type of consideration, other than a Permitted Offer, but only to the extent of such Offer and to the extent set forth on the related Asset Approval Request (or, in the case of a Collateral Obligation that becomes subject to an Offer that is a Permitted Offer after the Cut-Off Date with respect to such Collateral Obligation, to the extent notified by the Servicer to the Facility Agent);

(bb) such Collateral Obligation does not have an Obligor in a Prohibited Industry or any other industry which is illegal under Applicable Law at the time of acquisition of such Collateral Obligation;

(cc) if such Collateral Obligation is a Participation Interest, the seller thereof has (x) long term unsecured ratings of at least “A3” by Moody’s and “A “ by S&P and (y) short term unsecured ratings of at least “A-1” by S&P and “P-1” by Moody’s;

(dd) if such Collateral Obligation is an Asset Based Obligation, the related Underlying Instruments require delivery of a calculation of each related borrowing base in reasonable detail to each lender not less frequently than monthly;

(ee) if such Collateral Obligation is a Multiple of Recurring Revenue Loan, as of the Cut-Off Date (i) it is a First Lien Loan, (ii) the related Obligor is domiciled in the United States and such Multiple of Recurring Revenue Loan is denominated in Dollars, (iii) the related Obligor has annualized Revenue of at least $30,000,000 (calculated using the most recent financial information of such Obligor received by the Borrower prior to the Cut-Off Date), (iv) it has a Debt-to-Recurring-Revenue Ratio of less than 3.00x and (v) has an Effective Loan Level LTV of 35% or less;

(ff) if such Collateral Obligation is a First Lien Approved Real Estate Loan, as of the Cut-Off Date (i) it is a First Lien Loan, (ii) the related Obligor is domiciled in the United States and such First Lien Approved Real Estate Loan is denominated in Dollars, (iii) is primarily secured by real estate, (iv) the Borrower has received appraisal by an approved appraisal firm with respect to the real estate securing such First Lien Approved Real Estate Loan at least 12 months prior to acquisition by the Borrower, (such appraisal requirement pursuant to this clause (iv) will apply to any ABL) and (v) it is not subject to construction risk, is not a project finance loan, and is not secured by undeveloped land;

(hh) if such Collateral Obligation is a Life Sciences Loan, as of the Cut-Off Date (i) it is a First Lien Loan, (ii) the related Obligor is domiciled in the United States and such Life Sciences Loan is denominated in Dollars, and (iii) it is designated as a Life Sciences Loan by the Facility Agent in its sole discretion;

(hh) unless such Collateral Obligation is a Multiple of Recurring Revenue Loan, Asset Based Obligation or a Life Sciences Loan, the Obligor with respect to such Collateral Obligation has a trailing 4-quarter EBITDA as of the applicable Cut-Off Date with respect thereto of at least $10,000,000; and

(ii) if it is a registration-required obligation within the meaning of the Code, such Collateral Obligation is Registered.

“Eligible Currency” means AUDs, CADs, Dollars, Euros and GBPs.

“Eligible Jurisdiction” means any of (x) the United States or any State thereof, (y) Canada, and (z) in each case as long as it maintains a country ceiling for foreign currency bonds of at least “A3” by Moody’s and “A” by S&P, Australia, Austria, Belgium, Denmark, Finland, France, Ireland, Germany, Luxembourg, Norway, Spain, Sweden, the Netherlands or the United Kingdom.

“Eligible Obligor” means, on any day, any Obligor that (i) is a Person (other than a natural person) that is duly organized and validly existing under the laws of an Eligible Jurisdiction, (ii) is a legal operating entity or holding company, (iii) is not an Official Body, (iv) is not an Affiliate of, or controlled by, the Borrower, the Servicer or the Equityholder and (v) is not a Non-Sustainable Obligor.

“Enterprise Value Asset” means any Loan or Bond that is not an Asset Based Obligation or a Multiple of Recurring Revenue Loan; provided that, with respect to any Loan that was a Multiple of Recurring Revenue Loan (for which the covenants set forth in the related Underlying Instrument relate to the “Debt-to-Recurring Revenue Ratio” or any comparable definition in the Underlying Instruments for such Loan or Bond) as of the Cut-Off Date but subsequently became an Enterprise Value Asset (for which the covenants set forth in the related Underlying Instrument relate to a “Leverage Multiple” or any comparable definition in such Underlying Instrument for such Loan or Bond), the Borrower shall provide notice of such transition to the Facility Agent and the Facility Agent may, in its sole discretion and as set forth on the related Approval Notice, deem such Loan to be an Enterprise Value Asset for all purposes hereunder (provided that such Loan shall remain a Multiple of Recurring Revenue Loan pending approval by the Facility Agent as an Enterprise Value Asset).

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equity Cure Notice” means a notice from the Equityholder to the Facility Agent which satisfies each of the following conditions:

(a) such notice is delivered to the Facility Agent not later than two (2) Business Days after the occurrence of an event specified in Section 13.1(e) or Section 13.1(r);

(b) such notice sets forth evidence satisfactory to the Facility Agent that the Borrower will cure such event, in whole or in part, (i)(A) with a contribution of cash proceeds of one or more equity subscriptions received by the Equityholder, (B) such contribution is equal to or greater than the aggregate amount sufficient to cure such event taking into account any other obligations of the Equityholder that the equity subscriptions could be used for and (C) such cash proceeds will be contributed by the Equityholder to the Borrower and/or (ii) through a plan, acceptable to the Facility Agent in its sole discretion, that may include (A) depositing cash into the Principal Collection Account, (B) repaying outstanding Advances and/or (C) selling Collateral Obligations in accordance with Section 7.10; and

(c) not more than two (2) other Equity Cure Notices have been delivered within the previous twelve (12) calendar months; provided that, for any additonal Equity Cure Notice to be delivered within such period (i) the Equityholder must provide notice that such additional Equity Cure Notice exceeds the limit described in this clause (c) and (ii) such additonal Equity Cure Notice must be approved by the Facility Agent in its sole discretion.

“Equityholder” has the meaning set forth in the Preamble.

“Equity Security” means any asset that is not a First Lien Loan, FILO Loan, Second Lien Loan, Multiple of Recurring Revenue Loan, First Lien Approved Real Estate Loan, Asset Based Obligation, Life Sciences Loan, Unsecured Loan, Senior Secured Bond, Unsecured Bond or any asset approved by the Facility Agent pursuant to clause (d) of the definition of “Advance Rate” above.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated thereunder.

“ERISA Affiliate” means any Person that, for purposes of Title IV of ERISA, is a member of the Borrower’s “controlled group” or is under “common control” with the Borrower, within the meaning of Section 414 of the Code.

“ERISA Event” means (a) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the thirty (30)-day notice requirement with respect thereto has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such a Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 430(k) of the Code or Section 303(k)(1)(A) and (B) of ERISA to the creation of a lien upon property or assets or rights to property or assets of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (g) the termination of a Plan by the PBGC pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (h) any failure by any Plan to satisfy the minimum funding standards of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; (i) the determination that any Plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA, (j) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of liability with respect to the withdrawal or partial withdrawal from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A or Section 4042 of ERISA); (k) the failure of the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (l) the Borrower or any ERISA Affiliate incurs any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); or (m) the Borrower or any ERISA Affiliate commits any act (or omission) which could give rise to the imposition of fines, penalties, taxes, or related charges under ERISA or the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Securitization Regulation Event” has the meaning set forth in the Risk Retention Letter.

“EURIBOR Rate” means, with respect to any Accrual Period, the greater of (a) 0.25% and (b) the rate per annum shown by the Reuters Screen (or any applicable successor page) that displays an average European Money Markets Institute Settlement Rate for deposits in Euros for a period equal to three (3) months as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Accrual Period; provided that in the event no such rate is shown, the EURIBOR Rate shall be the rate per annum based on the rates at which Euro deposits for a period equal to thee (3) months are displayed on page “EURIBOR” of the Reuters Screen (or any applicable successor page) for the purpose of displaying Euro interbank offered rates of major banks as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the EURIBOR Rate shall be a rate per annum at which deposits in Euros are offered by the principal office of the Facility Agent in Brussels, Belgium to prime banks in the euro interbank market at 11:00 a.m. (Brussels time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to three (3) months.

“Euro”, “Euros”, “euro” and “€” mean the lawful currency of the Member States of the European Union that have adopted and retain the single currency in accordance with the Treaty establishing the European Community, as amended from time to time; provided that if any member state or states cease to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), such term shall mean the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

“Euro Advance” means each Advance made in Euros.

“Euro Lender” means DBNY and each of the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “Euro Lender”.

“Event of Default” means any of the events described in Section 13.1.

“Excess Concentration Amount” means, as of the most recent Measurement Date (and after giving effect to all Collateral Obligations to be purchased or sold by the Borrower on such date), the sum, without duplication, of the following amounts:

(a) the excess, if any and without duplication, of (i) the sum of the Principal Balances of all Collateral Obligations that are not First Lien Loans over ~~15.0~~10.0% of the Excess Concentration Measure; provided that the sum of the Principal Balances of all Collateral Obligations that are Second Lien Loans (excluding for the purpose of this proviso all First Lien Loans and FILO Loans that are deemed to be Second Lien Loans but including for the purpose of this proviso FILO Loans with an Attaching Senior Net Leverage Ratio equal to or greater than 2.5x) and Unsecured Loans shall not exceed 5.0% of the Excess Concentration Measure;

(b) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 5.0% of the Excess Concentration Measure; provided that with respect to any four Obligors that represent Principal Balances of all Collateral Obligations in excess of all other single Obligors the sum of the Principal Balances of all Collateral Obligations that are obligations of each of such Obligors may be up to 7.5% of the Excess Concentration Measure;

(c) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations with Obligors in any single ~~Moody’s~~GICS Industry Classification (other than a ~~Moody’s~~GICS Industry Classification described in the following proviso) over ~~10.0~~12.5 % of the Excess Concentration Measure; provided that (i) the sum of the Principal Balances of all Collateral Obligations with Obligors in any single ~~Moody’s~~GICS Industry Classification may be up to 25.0% of the Excess Concentration Measure, (ii) in addition, the sum of the Principal Balances of all Collateral Obligations with Obligors in any single ~~Moody’s~~GICS Industry Classification (other than a ~~Moody’s~~GICS Industry Classification described in clause (i)) may be up to 20.0% of the Excess Concentration Measure, (iii) in addition, the sum of the Principal Balances of all Collateral Obligations with Obligors in any single ~~Moody’s~~GICS Industry Classification (other than a ~~Moody’s~~GICS Industry Classification described in clauses (i) or (ii)) may be up to ~~15.0~~17.5 % of the Excess Concentration Measure and (iv) in addition, the sum of the Principal Balances of all Collateral Obligations with Obligors in any single ~~Moody’s~~GICS Industry Classification (other than a ~~Moody’s~~GICS Industry Classification described in clauses (i), (ii) or (iii)) may be up to ~~12.5~~15.0 % of the Excess Concentration Measure; provided further, subject to the above limitation, that the sum of the Principal Balances of all Eligible Collateral Obligations with Obligors in (x) “~~Utilities: Oil & Gas”, “Corp Energy: Oil & Gas” and “Corp~~ Energy, Equipment & Services”, “Oil, Gas & Consumable Fuels”, “Metals & Mining” ~~Moody’s~~, “Gas Utilities” and “Independent Power and Renewable Electricity Producers” GICS Industry Classifications may collectively be up to an aggregate 10.0% of the Excess Concentration Measure and (y) “Internet and Direct Marketing Retail” ~~Moody’s~~, “Multiline Retail”, “Specialty Retail” and “Food & Staples Retailing” GICS Industry ~~Classification~~Classifications may collectively be up to an aggregate 10.0% of the Excess Concentration Measure;

(d) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations with an Eligible Obligor domiciled in an Eligible Jurisdiction other than the United States or any State thereof over ~~10.0~~20.0% of the Excess Concentration Measure;

(e) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Fixed Rate Collateral Obligations that are not subject to a qualifying Hedging Agreement pursuant to Section 10.6 over 10.0% of the Excess Concentration Measure;

(f) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are (i) Deferrable Collateral Obligations with a minimum required rate of interest paid in cash less than or equal to (x) for Deferrable Collateral Obligations that are Fixed Rate Collateral Obligations, 4.00% per annum or (y) otherwise, 2.00% per annum over the applicable index rate, over 20.0% of the Excess Concentration Measure or (ii) Deferrable Collateral Obligations with an effective rate of current interest paid in cash less than or equal to (x) for Deferrable Collateral Obligations that are Fixed Rate Collateral Obligations, 4.00% per annum or (y) otherwise, 2.00% per annum over the applicable index rate, over 10.0% of the Excess Concentration Measure;

(g) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Variable Funding Assets over 15.0% of the Excess Concentration Measure;

(h) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are DIP Loans over 10.0% of the Excess Concentration Measure;

(i) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Participation Interests over 5.0% of the Excess Concentration Measure;

(j) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are denominated in any of the Eligible Currencies other than Dollars over ~~10.0~~20.0% of the Excess Concentration Measure;

(k) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in a Permitted Gaming Industry (other than in respect of hotels and resorts) over 7.5% of the Excess Concentration Measure;

(l) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in the defense industry (other than a Prohibited Defense Asset) over ~~7.5~~10.0% of the Excess Concentration Measure;

(m) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Asset Based Obligations over 15.0% of the Excess Concentration Measure; provided that the sum of the Principal Balances of all Collateral Obligations that are First Lien Approved Real Estate Loans shall not exceed 10.0% of the Excess Concentration Measure;

(n) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Multiple of Recurring Revenue Loans over 15.0% of the Excess Concentration Measure;

(o) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Life Sciences Loans over 5.0% of the Excess Concentration Measure; and

(p) with respect to Specified Collateral Obligations, the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are obligations of any single Obligor over 2.0% of the Excess Concentration Measure.

“Excess Concentration Measure” means, as of any date of determination:

(a) prior to the end of the Ramp-Up Period, the greater of (x) the Target Portfolio Amount and (y) the sum of (i) the aggregate Principal Balances of all Eligible Collateral Obligations plus (ii) all amounts on deposit in the Principal Collection Account minus (iii) the Aggregate Unfunded Amount plus (iv) all amounts on deposit in the Unfunded Exposure Account; and

(b) thereafter, the sum of (i) the aggregate Principal Balances of all Eligible Collateral Obligations plus (ii) all amounts on deposit in the Principal Collection Account minus (iii) the Aggregate Unfunded Amount plus (iv) all amounts on deposit in the Unfunded Exposure Account.

“Excess Funds” means, as of any date of determination and with respect to any Conduit Lender, funds of such Conduit Lender not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of (i) all of its matured and maturing commercial paper notes on such date of such determination and (ii) the principal of and interest on all of its loans outstanding on such date of such determination.

“Excluded Amounts” means (i) any amount deposited into the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by or on behalf of the Borrower of any Tax on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) to the extent paid using amounts other than Collections and proceeds of Advances, any amount paid in respect of reimbursement for expenses owed in respect of any Collateral Obligation pursuant to the related Underlying Instrument or (vi) any amount deposited into the Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower and occurring after the date of such sale).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any withholding Taxes imposed under FATCA.

“Executive Officer” means, with respect to the Borrower, the Servicer or the Equityholder, the Chief Executive Officer, the Chief Operating Officer of such Person or any other Person included on the incumbency of the Borrower, Servicer or Equityholder, as applicable, delivered pursuant to Section 6.1(g) and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.

“Extension Request” means any of the events described in Section 2.6.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $~~300,000,000~~400,000,000 , unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances outstanding.

“Facility Termination Date” means the earlier of (i) the date that is ~~two years~~one year after the last day of the Revolving Period (or, if such day is not a Business Day, the next succeeding Business Day), (ii) the date of dissolution of Equityholder and (iii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“FILO Loan” means any Loan that (i) becomes, by its terms, subordinate in right of payment to one or more other obligations of the related Obligor, in each case issued under the same Underlying Instruments as such Loan (other than any Loan subject to a Permitted Working Capital Lien), in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to (x) Liens permitted under the applicable Underlying Instruments that are reasonable or customary for similar loans, (y) Permitted Working Capital Liens and (z) Liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that the portion of any FILO Loan with a Attaching Senior Net Leverage Ratio in excess of 2.5x shall be deemed to be a Second Lien Loan for all purposes hereunder. For the avoidance of doubt, a Collateral Obligation will not be a FILO Loan if the Facility Agent designates such Collateral Obligation as a First Lien Loan pursuant to the proviso at the end of the definition of such term.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) or managing or advising another Person that acquires, holds or sells investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Approved Real Estate Loan” means any Asset Based Obligation that (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of specified collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable Underlying Instruments that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body), (iii) primarily secured by real estate, (iv) with respect to which the related real estate is (1) operating and generating cash flow, (2) not subject to construction risk, and (3) not undergoing any significant renovations or remodeling, (v) designated as a “First Lien Approved Real Estate Loan” on the related Asset Approval Request by the Facility Agent in its sole discretion and (vi) with respect to which an Appraised Value of the real estate securing such First Lien Approved Real Estate Loan from an Approved Valuation Firm is required within twelve (12) months prior to the date that such Loan is included in the Collateral (the “Initial Appraised Valuation”) and is re-calculated at least once every twelve (12) months following the Initial Appraised Valuation.

“First Lien Loan” means any Loan (including any portion of a ~~unitranche Loan~~Collateral Obligation as set forth in the related Asset Approval Notice or Detaching Excess Senior Loan calculation, as applicable) that (i) is not (and is not permitted by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of specified collateral, which security interest is validly perfected and first priority under Applicable Law (subject to (x) liens permitted under the applicable Underlying Instruments, (y) Permitted Working Capital Liens and (z) liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of origination or acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that, any Loan which does not otherwise satisfy this definition shall be treated as a First Lien Loan if (a) such Loan (1) is an Asset Based Obligation for which the primary collateral source is not intellectual property, (2) satisfies the definition of FILO Loan or Second Lien Loan and (3) is only subordinated to obligations of the related Obligor that have an Effective LTV that is, at all times such Loan qualifies under this clause, less than 25%, (b) such Loan (1) is an Enterprise Value Asset, (2) satisfies the definition of FILO Loan or Second Lien Loan, (3) is only subordinated to obligations of the related Obligor that do not (collectively) exceed an amount equal to the product of (i) 25% multiplied by (ii) the aggregate principal amount of such obligations (including any obligations secured by a Permitted Working Capital Lien) and (4) is only subordinated to obligations of the related Obligor that do not represent more than 1.0x of leverage (or, with respect to Multiple of Recurring Revenue Loans, do not represent more than 0.25x of leverage) of such Obligor, as reasonably determined by the Facility Agent or (c) the Facility Agent deems such Loan to be a First Lien Loan in the related Approval Notice following the request of the Borrower (or the Servicer on its behalf) in the related Asset Approval Request.

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Note” means a floating rate note issued pursuant to an indenture or equivalent document by a corporation, partnership, limited liability company, trust or other person that is secured by a first or second priority perfected security interest or lien in or on specified collateral securing the issuer’s obligations under such note.

“Foreign Currency Advance Amount” means, on any date, the sum of (a) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in AUDs outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate, plus (b) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in Euros outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate plus (c) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in CAD outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate plus (d) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in GBP outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate, in each case after giving effect to all repayments of Advances and the making of new Advances on such date.

“Foreign Currency Sublimit” means, on any date of determination, a Dollar amount equal to the lesser of (a) the sum of each AUD Lender’s, CAD Lender’s, Euro Lender’s and GBP Lender’s, as applicable, Pro Rata Percentage of the Commitments and (b) ~~10~~ 20% of the aggregate Commitments on such day.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fourth Amendment Effective Date” means July 25, 2025.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Funding Date” means any Advance Date or any Reinvestment Date, as applicable.

“FX Evaluation Date” means (a) each Funding Date, (b) each Determination Date, (c) the date on which any Event of Default occurs, (d) each Reporting Date and (e) each other date requested by any other Lender in its sole discretion.

“FX Reallocation” has the meaning set forth in Section 2.2(d)(ii).

“FX Reallocation Notice” has the meaning set forth in Section 2.2(d)(ii).

“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.

“GBP” means the lawful currency for the time being of the United Kingdom.

“GBP Advance” means each Advance made in GBP.

“GBP Lender” means DBNY and each of the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “GBP Lender”.

“GBSA” means the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act) (Trennbankengesetz), as amended.

“GICS Industry Classification” means the industry classifications set forth in Schedule 2-B hereto, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if MSCI Inc. publishes revised industry classifications.

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) DBNY and its Affiliates and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Facility Agent, and (y) has a long-term debt rating of not less than “A” by S&P, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P, not less than “P-1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short-term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Facility Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, S&P or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-term Rating Requirement, it shall either collateralize its obligations in a manner reasonably satisfactory to the Facility Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the Long-term Rating Requirement and the Short-term Rating Requirement and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.

“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 10.6 and is governed by a Hedging Agreement.

“Hedging Agreement” means the agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 10.6, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or a “Confirmation” that incorporates the terms of such a “Master Agreement” and “Schedule.”

“Increased Costs” means, collectively, any increased cost, loss or liability owing to the Facility Agent and/or any other Affected Person under Article V of this Agreement.

“Indebtedness” means, with respect to any Person, at any day, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt of others guaranteed by such Person and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss (in each case excluding any unfunded commitments of the Borrower with respect to any Variable Funding Asset).

“Indemnified Amounts” has the meaning set forth in Section 16.1.

“Indemnified Party” has the meaning set forth in Section 16.1.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Accountants” means a firm of nationally recognized independent certified public accountants.

“Independent Manager” means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by the Facility Agent, in each case that is not an Affiliate of the Borrower and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(a) a member, partner, equityholder, manager, director, officer or employee of the Borrower, the Equityholder, or any of their respective equityholders or Affiliates (other than as an Independent Manager of the Equityholder, the Borrower or an Affiliate of the Borrower or the Equityholder that is not in the direct chain of ownership of the Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity; provided that such Independent Manager is employed by a company that routinely provides professional Independent Managers or managers in the ordinary course of its business);

(b) a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Equityholder, or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Managers and other corporate services to the Borrower, the Equityholder or any of their respective Affiliates in the ordinary course of its business);

(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

“Initial Appraised Valuation” has the meaning set forth in the definition of “First Lien Approved Real Estate Loan.”

“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing or (c) any analogous procedure or step is taken in any jurisdiction to which such Person is subject.

“Interest Collection Account” means the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC), including any account or subaccount established for the deposit of funds in an Eligible Currency other than Dollars, which are created and maintained on the books and records of the Securities Intermediary identified as interest collection accounts in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Interest Collections” means, with respect to the Collateral following the applicable Cut-Off Date, (i) all payments and collections owing to the Borrower in its capacity as lender and attributable to interest on any Collateral Obligation or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Obligation or other Collateral, (ii) any commitment, closing, agent, waiver, late payment, facility, ticking, upfront, underwriting, origination, amendment or prepayment fees or premiums received in respect of any Collateral Obligation (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time) and (iii) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case other than Retained Interests.

“Interest Rate” means, for any Accrual Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Cost of Funds Rate for such Accrual Period and such Lender.

“Investment Advisor” has the meaning set forth in the definition of “Change of Control”.

“Investment Advisory Agreement” means the amended and restated Investment Advisory Agreement dated as of April 20, 2022 by and between the Equityholder and the Investment Advisor (as amended, supplemented and/or restated from time to time).

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means an agreement among the Borrower, a Committed Lender and the Facility Agent in the form of Exhibit E to this Agreement (appropriately completed) delivered in connection with a Person becoming a Committed Lender hereunder after the Effective Date, as contemplated by the terms of this Agreement, a copy of which shall be delivered to the Collateral Agent and the Servicer.

“Lender” means each Conduit Lender, each Committed Lender and each Uncommitted Lender, each Dollar Lender, each AUD Lender, each CAD Lender, each GBP Lender and each Euro Lender, as the context may require.

“Lender Group” means each Lender and related Agent from time to time party hereto.

“Leverage Multiple” means, with respect to any Collateral Obligation for the most recent relevant period of time for which the Borrower has received the financial statements of the relevant Obligor, the ratio of (i) Indebtedness of the relevant Obligor (other than Indebtedness of such Obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such Obligor held by the Borrower) less unrestricted cash of the relevant Obligor to (ii) EBITDA of such Obligor.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Life Sciences Loan” means any Enterprise Value Asset for which the related Obligor provides products and services primarily including, but not limited to, medical devices, biopharmaceuticals, drug discovery and drug delivery.

“Loan” means any commercial loan.

“Loan Register” has the meaning set forth in Section 15.5(a).

“Loan Registrar” has the meaning set forth in Section 15.5(a).

“Make-Whole Fee” has the meaning set forth in the Fee Letter.

“Make-Whole Fee Percentage” has the meaning set forth in the Fee Letter.

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the FRS Board.

“Market Value” means, the lowest of (I) 100%, (II) the Purchase Price of such Loan (without giving effect to the first proviso in the definition of “Purchase Price”) and (III) the amount (determined by the Servicer) expressed as a percentage equal to (i) the bid price determined by the Loan Pricing Corporation, Markit Group Limited, Loan X Mark-It Partners, Thompson Reuters Pricing Service, or any other nationally recognized loan pricing service selected by the Servicer; or (ii) if a price described in clause (i) is not available, (A) the average of the bid prices determined by three broker-dealers active in the trading of such asset that are independent from each other and the Borrower and the Servicer; and (B) if only two such bids can be obtained, the lower of the bid prices of such two bids.

“Material Action” means an action to institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, to file any insolvency case or proceeding, to institute proceedings under any applicable insolvency law, to seek relief under any law relating to relief from debts or the protection of debtors, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or a substantial part of its property, or make any assignment for the benefit of creditors of the Borrower, or admit in writing the Borrower’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business of the Borrower or the Servicer; (b) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the assignments and security interests granted by the Borrower in this Agreement.

“Material Modification” means any amendment or waiver of, or modification or supplement to, any Underlying Instrument governing a Collateral Obligation executed or effected on or after the related Cut-Off Date which:

(a) reduces or forgives any or all of the principal amount due under such Collateral Obligation;

(b) (i) waives one or more interest payments (other than any incremental interest accrued due to a default or event of default with respect to such Collateral Obligation), (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Obligation (other than any deferral or capitalization already allowed by the terms of any Deferrable Collateral Obligation as of the related Cut-Off Date) or (iii) reduces the spread or coupon payable on such Collateral Obligation below the spread or coupon as of the applicable Cut-Off Date (excluding any reduction or any increase pursuant to a contractual pricing grid set forth in the related Underlying Instruments on the applicable Cut-Off Date) unless (x) the Servicer certifies that the credit quality of the related Obligor has improved since the Cut-Off Date with respect to such Collateral Obligation and (y) such reduction (when taken together with all other reductions with respect to such Collateral Obligation) is by less than 10% of the coupon payable as of the related Cut-Off Date;

(c) contractually or structurally subordinates such Collateral Obligation by operation of (i) any priority of payment provisions, (ii) turnover provisions, (iii) the transfer of assets in order to limit recourse to the related Obligor or (iv) the granting of Liens (other than the granting of Permitted Liens) on any of the collateral securing such Collateral Obligation, each that requires the consent of the Borrower or any lenders thereunder;

(d) either (i) extends the maturity date of such Collateral Obligation by more than ninety (90) days past the maturity date as of the related Cut-Off Date or (ii) extends the amortization schedule with respect thereto for a period of greater than four (4) months;

(e) substitutes, alters or releases (other than by the granting of Permitted Liens) the Related Security securing such Collateral Obligation and such substitution, alteration or release, individually or in the aggregate and as determined in the Facility Agent’s reasonable discretion, materially and adversely affects the value of such Collateral Obligation;

(f) results in any less financial information in respect of reporting frequency, scope or otherwise being provided with respect to the related Obligor or reduces the frequency or total number of any appraisals required thereunder that, in each case, has a material adverse effect on the ability of the Servicer or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required or permitted hereunder; provided, however, that it shall not be a Material Modification if, on not more than two occasions with respect to such Collateral Obligation (or any other additional occasions approved by the Facility Agent in its sole discretion) any such amendment, waiver, modification or supplement grants an extension (or extensions) of not more than 30 days of the time for delivery of quarterly or annual financial statements or grants an extension (or extensions) of the time for delivery of, or waives delivery of, financial statements; provided further, that any waiver of delivery of quarterly and annual financial statements shall be deemed to be “material”;

(g) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “indebtedness” or “permitted lien” (or any such similar term) in a manner that is materially adverse to any Lender;

(h) results in any change in the currency or composition of any payment of interest or principal to any currency other than the Eligible Currency in which such Collateral Obligation was denominated as of the relevant Cut-Off Date unless the related currency risk is mitigated by a Hedging Agreement acceptable to the Facility Agent in its reasonable discretion;

(i) with respect to an Asset Based Obligation, results in a material change to or grants material relief from the borrowing base or any related definition (unless the Facility Agent, in its sole discretion, notifies the Servicer that such change or relief is not material);

(j) results in a change to the calculation of EBITDA for the related Obligor by including any other non-cash charges that were deducted in determining earnings of such Obligor from continuing operations for such period, unless (w) such modification or non-cash charges were set forth on the related Approval Notice, (x) such modification or non-cash charges were otherwise approved by the Facility Agent in its sole discretion, (y) the Servicer continues to calculate the EBITDA of such Obligor without giving effect to such modification for all purposes under this Agreement, or if the Servicer elects to calculate the EBITDA of such Obligor after giving effect to such modification, the Servicer shall recalculate the Original Leverage Multiple for such Collateral Obligation by giving pro forma effect to such modification of the calculation of EBITDA or (z) both (1) at the time of such modification, the Equityholder and its Subsidiaries did not collectively possess an ability to prevent the effectiveness of such modification and (2) no Revaluation Event described in clause (g) of the definition thereof occurs with respect to such Collateral Obligation as a result of such modification; or

(k) with respect to a Multiple of Recurring Revenue Loan, results in a change to the methodology for the calculation of Revenue set forth in the relevant Underlying Instrument unless such change was otherwise approved by the Facility Agent in its sole discretion.

“Maximum Availability” means, as of any date of determination, the difference of (i) the Facility Amount minus (ii) the balance of all unfunded Advances approved but not yet funded minus (iii) the Aggregate Unfunded Amount plus (iv) all amounts on deposit in the Unfunded Exposure Account, each as of such date of determination.

“Maximum Portfolio Advance Rate” means, if (a) the Diversity Score is less than ~~10~~8, ~~40.0~~50.0%, (b) the Diversity Score is greater than or equal to ~~10~~8 and less than ~~15~~10, ~~50.0~~60.0%, (c) the Diversity Score is greater than or equal to ~~15~~10 and less than ~~20~~13, ~~60.0~~65.0% ~~and~~, (d) the Diversity Score is greater than or equal to ~~20, 65.0~~13 and less than 15, 67.5% and (e) the Diversity Score is greater than or equal to 15, 70.0%.

“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Collateral Obligations included in the Collateral is less than or equal to 6.0 years.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Servicer has actual knowledge of the occurrence of any Revaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.11; (vii) the last date of the Revolving Period; (viii) the date of any Optional Sale and (ix) each date on which the Facility Agent notifies the Borrower of a change in the Discount Factor (or the equivalent in the case of synthetic tranching) of any Collateral Obligation unless (A) such change is the first instance of a change to a Discount Factor (or synthetic tranching) since the most recent Measurement Date, (B) as of the immediately preceding Measurement Date, the Borrowing Base exceeded the aggregate amount of Advances outstanding by at least the largest contribution towards the Borrowing Base by any single Eligible Collateral Obligation, and (C) such Discount Factor (or synthetic tranching) change does not result in a default.

“Minimum Diversity Test” means a test that will be satisfied if the Diversity Score of all Eligible Collateral Obligations included in the Collateral is equal to or greater than (x) during the Ramp-Up Period, 6 and (y) thereafter, 10.

“Minimum Equity Test” means a test that will be satisfied on any date of determination if the Effective Equity is equal to or greater than the greater of (A) the sum of the Collateral Obligation Amounts of (x) during the Ramp-Up Period, the four Obligors and (y) thereafter, the five Obligors, in each case with Collateral Obligations constituting the highest aggregate Collateral Obligation Amounts and (B) $40,000,000; provided that, for purposes of calculating clause (A) above, the Collateral Obligation Amount with respect to any Obligor shall be the sum of all Collateral Obligation Amounts with respect to which such Person is an Obligor.

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any date of determination (unless otherwise determined by the Facility Agent in its sole discretion) if the Weighted Average Coupon of all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations included in the Collateral on such day is equal to or greater than 6.00%.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such day is equal to or greater than 4.75%.

“Monthly Report” means a monthly report in the form of Exhibit D prepared as of the close of business on each Reporting Date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Industry Classification” means the industry classifications set forth in Schedule 2-A hereto, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if Moody’s publishes revised industry classifications.

“Moody’s RiskCalc” has the meaning specified in Schedule 4.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

“Multiple of Recurring Revenue Loan” means any Loan that is structured based on a multiple of the related Obligor’s Revenue.

“Non-Approval Event” means, as of any date of determination, an event that (x) will be deemed to have occurred if the ratio (measured on a rolling-six month basis) of (i) the number of Asset Approval Requests resulting in Non-Approved Loans over (ii) the total number of Asset Approval Requests is greater than 50% and (y) will be continuing until the conditions set forth in clause (x) of this definition are no longer true.

“Non-Approved Loan” means each Loan (other than any Life Sciences Loan) that is otherwise fully eligible for inclusion in the Borrowing Base for which an Asset Approval Request is submitted by the Servicer in good faith to the Facility Agent for inclusion in the Borrowing Base, and such Asset Approval Request is not approved by the Facility Agent.

“Non-Sustainable Obligor” means, to the knowledge of the Servicer, any Obligor (a) currently engaged (i) in activities within or in close proximity to World Heritage Sites that might impact the outstanding universal values of the site as defined by UNESCO, (ii) in activities located in or involving the clearing of primary tropical moist forests, illegal logging or uncontrolled and/or illegal use of fire (iii) as an upstream producer and / or processor of palm oil and palm fruit products that is not a member or certified in accordance with the Roundtable on Sustainable Palm Oil (“RSPO”) or time-bound committed toward RSPO certification, (iv) (x) in expanding an existing or developing a new coal-fired power irrespective of location in excess of 10 million tonne per annum (MTPA) or (y) in developing greenfield thermal coal mining in excess of 10 gigawatt (GW) or, in each case, for which such Obligor generates more than 30% of its total revenue from coal, or (v) in using mountain top removal as an extraction method in mining or (b) in relation to which there is evidence of child or forced labor in accordance with international labor conventions or other human rights violations such as slavery, forced or compulsory labor and human trafficking as defined by the Modern Slavery Act 2015.

“Note” means a promissory grid note in the form of Exhibit A, made payable to the order of an Agent on behalf of the related Lender Group.

“Note Agent” has the meaning set forth in Section 14.1.

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Agents, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, the Facility Agent or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligor” means any Person that owes payments under any Collateral Obligation and, solely for purposes of calculating the Excess Concentration Amount pursuant to clauses (b), (c) and (d) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor; provided that for purposes of this definition, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor.

“Obligor Information” means, with respect to any Obligor, (i) the legal name, address, organizational chart and, if available to the Servicer using commercially reasonable efforts, tax identification number of such Obligor, (ii) the jurisdiction in which such Obligor is domiciled, (iii) the audited financial statements for the two prior fiscal years (or such shorter period of time that the Obligor has been in existence) of such Obligor, (iv) the Servicer’s internal credit memo with respect to the Obligor and the related Collateral Obligation, (v) the annual report for the most recent fiscal year of such Obligor, (vi) a company forecast of such Obligor including plans related to capital expenditures, (vii) the business model, company strategy and names of known peers of such Obligor, (viii) the shareholding pattern and details of the management team of such Obligor and (ix) details of any banking facilities and the debt maturity schedule of such Obligor; provided that if any of the items set forth in clauses (i) through (ix) above are included in each such internal credit memo, the Servicer shall not be required to separately provide such item; provided, further, that to the extent any of the above information is unavailable, the Servicer will notify the Facility Agent of such missing information, and the Facility Agent may, in its sole discretion, provide a waiver with respect to such information.

“OFAC” has the meaning set forth in Section 9.29.

“Offer” means a tender offer, voluntary redemption, exchange offer, conversion or other similar action.

“Officer’s Certificate” means a certificate signed by an Executive Officer.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel reasonably acceptable to the Facility Agent.

“Optional Sale” has the meaning set forth in Section 7.10.

“Original Effective LTV” means, with respect to any Collateral Obligation, the Effective LTV of such Collateral Obligation as calculated by the Servicer and approved by the Facility Agent in accordance with the definitions of Effective LTV and the definitions used therein and set forth in the related Approval Notice.

“Original Leverage Multiple” means, with respect to any Collateral Obligation, the Leverage Multiple applicable to such Collateral Obligation as calculated by the Servicer (and, to the extent set forth in the Asset Approval Request, approved by the Facility Agent in the related Approval Notice) in accordance with the definition of Leverage Multiple and the definitions used therein and set forth in the related Approval Notice.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than pursuant to Section 17.16(b)).

“Participant” has the meaning set forth in Section 15.9(a).

“Participant Register” has the meaning set forth in Section 15.9(c).

“Participation Interest” means a participation interest in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) such participation interest, if acquired directly by the Borrower, would qualify as an Eligible Collateral Obligation, (ii) the selling institution is a lender on the loan or commitment, (iii) the aggregate participation interest in the loan granted by such selling institution to any one or more participants does not exceed the principal amount or commitment with respect to which the selling institution is a lender under such loan, (iv) such participation interest does not grant, in the aggregate, to the participant in such participation interest a greater interest than the selling institution holds in the loan or commitment that is the subject of the participation interest, (v) the entire purchase price for such participation interest is paid in full (without the benefit of financing from the selling institution or its Affiliates) at the time of the Borrower’s acquisition (or, to the extent of a participation interest in the unfunded commitment under a Variable Funding Asset, at the time of the funding of such loan) and (vi) the participation interest provides the participant all of the economic benefit and risk of the whole or part of the Loan or commitment that is the subject of the loan participation interest.

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Permitted Gaming Industry” means an industry in respect of which the following conditions must be satisfied:

(a) the Obligor or any of its Affiliates hold the required licenses for the jurisdiction and are in compliance with the applicable local gaming, betting and gambling legislation and regulation; and

(b) the Obligor or any of its Affiliates have satisfactory anti-financial crime policies (including anti-money laundering and anti-bribery and corruption) in place which satisfy the applicable policies of the Servicer.

“Permitted Investment” means, at any time:

(a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or Facility Agent or any agent thereof acting in its commercial capacity); provided, that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by S&P and “P-1” by Moody’s;

(c) commercial paper that (i) is payable in an Eligible Currency and (ii) is rated at least “A-1” by S&P and “P-1” by Moody’s;

(d) units of money market funds rated in the highest credit rating category by each Rating Agency; or

(e) cash in any Eligible Currency.

Permitted Investments may be purchased by or through the Collateral Custodian or any of its Affiliates. All Permitted Investments shall be held in the name of the Securities Intermediary. No Permitted Investment shall have an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Facility Agent or any of their respective affiliates, or any entity for whom the Collateral Agent or the Facility Agent or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided, that notwithstanding the foregoing clauses (a) through (e), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule. The Collateral Agent and Collateral Custodian shall have no obligation to oversee compliance with the foregoing.

“Permitted Lien” means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Liens for Taxes and mechanics’ or suppliers’ liens for services or materials supplied, in either case, not yet due and payable and for which adequate reserves have been established in accordance with GAAP, (iii) as to Related Security (1) the Lien in favor of the Borrower herein and (2) any Liens on the Related Security permitted pursuant to the applicable Underlying Instruments and (iv) as to agented Loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor.

“Permitted Offer” means an offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest, and (ii) as to which the Servicer has reasonably determined that the offeror has sufficient access to financing to consummate the offer.

“Permitted RIC Distribution” means distributions to the Equityholder to the extent required to allow the Equityholder to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant) and as expressly permitted pursuant to Section 8.3(a)(xvi) or Section 10.16; provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of clauses (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.

“Permitted Working Capital Lien” means, with respect to any Collateral Obligation, a Lien on the applicable Related Property (a) that is first priority under Applicable Law, (b) on specified accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit and investment accounts and (c) that is set forth on the related Approval Notice or otherwise approved by the Facility Agent in writing in its sole discretion.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has or could have any obligation or liability, contingent or otherwise.

“Prepayment Fee” has the meaning set forth in the Fee Letter.

“Primary Loan” means a loan that was not originated by the Borrower or its Affiliates and was originated no more than forty-five (45) Business Days prior to becoming a Specified Collateral Obligation.

“Principal Balance” means with respect to any Collateral Obligation and as of any date, (a) if such Collateral Obligation is denominated in Dollars, the lower of (A) the Actual Purchase Price paid by the Borrower for such Collateral Obligation and (B) the outstanding principal balance of such Collateral Obligation, and (b) if such Collateral Obligation is denominated and payable in any Eligible Currency other than Dollars, the equivalent in Dollars (as determined by the Servicer using the Applicable Exchange Rate) of the lower of (A) the Actual Purchase Price paid by the Borrower for such Collateral Obligation and (B) the outstanding principal balance of such Collateral Obligation, in each case exclusive of (x) any interest on such Collateral Obligation deferred or capitalized (1) except to the extent set forth on the related Asset Approval Request, prior to the related Cut-Off Date and (2) after the related Cut-Off Date and (y) any unfunded amounts with respect to any Variable Funding Asset included in the Collateral as of such date; provided, that for purposes of calculating the “Principal Balance” of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest. The “Principal Balance” of any Equity Security shall be zero.

“Principal Collection Account” means the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC), including any account or subaccount established for the deposit of funds in an Eligible Currency other than Dollars, which are created and maintained on the books and records of the Securities Intermediary identified as principal collection accounts in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Principal Collections” means any and all amounts of collections received with respect to the Collateral other than Interest Collections, including (but not limited to) (i) all collections attributable to principal on such Collateral (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time), (ii) all payments received by the Borrower pursuant to any Hedging Agreement, (iii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, and (iv) all Repurchase Amounts, in each case other than Retained Interests.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Pro Rata Percentage” means, with respect to any Lender on any date, such Lender’s Commitment as of such date divided by the aggregate Commitments as of such date.

“Prohibited Defense Asset” means a Collateral Obligation in respect of which the related Obligor’s primary direct business is the production or distribution of antipersonnel landmines, cluster munitions, biological and chemical, radiological and nuclear weapons or their Critical Components.

“Prohibited Industry” means, with respect to any Obligor, its primary business is (a) within an industry referred to in the definition of Prohibited Defense Asset; (b) the manufacture of fully completed and operational assault weapons or firearms; (c) in pornography or adult entertainment; (d) in the gaming industry (other than (i) a Permitted Gaming Industry or (ii) hospitality and/or resorts development or the management thereof) or (e) in the opioid industry.

“Purchase Price” means, with respect to any Collateral Obligation (expressed as a percentage of par), the greater of (a) zero and (b) the actual purchase price in Dollars (or, if different principal amounts of such Collateral Obligation were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Collateral Obligation (exclusive of any interest, accreted interest, original issue discount and upfront fees) (the “Actual Purchase Price”) divided by the principal balance of the portion of such Collateral Obligation purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, accreted interest, original issue discount and upfront fees); provided that with respect to any Collateral Obligation (other than any Specified Collateral Obligation) with a “Purchase Price” greater than or equal to 95% and determined by the Servicer to be a par loan (as certified by the Servicer to the Required Lenders), the “Purchase Price” of such Collateral Obligation shall be deemed to be 100%; provided, further, that with respect to any Collateral Obligation with a “Purchase Price” greater than 100%, the “Purchase Price” of such Collateral Obligation shall be deemed to be 100%. For the avoidance of doubt, the Purchase Price will be subject to adjustment by the Discount Factor, as provided herein.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 17.20.

“QP Representations” has the meaning set forth in Section 15.4.

“Qualified Purchaser” means a Person that is a “qualified purchaser” within the meaning of Section 3(c)(7) of the 1940 Act.

“Qualified Substitute Arrangement” has the meaning set forth in Section 10.6(c).

“Ramp-Up Period” means the period of time from and including the Effective Date to the earlier to occur of (i) the date on which the Aggregate Eligible Collateral Obligation Amount plus the amount of Principal Collections on deposit in the Principal Collection Account exceeds the Target Portfolio Amount and (ii) the nine-month anniversary of the Effective Date; provided that upon each incremental increase of the Facility Amount pursuant to Section 2.8 in an amount equal to or greater than $50,000,000 that occurs after the Effective Date, the date set forth in clause (ii) above shall be automatically extended to the date that is six (6) months following the effective date of such increase so long as such reset would result in a date after the nine-month anniversary of the Effective Date; provided that at no point shall the Ramp-Up Period occur following the end of the Revolving Period.

“Rating Agencies” means S&P and Moody’s.

“Recipient” means (a) the Facility Agent, (b) any Lender, (c) any Agent and (d) any other recipient of a payment hereunder.

“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Servicer with respect to such Collateral Obligation or Obligors.

“Registered” means in registered form for U.S. federal income tax purposes.

“Reinvestment” has the meaning set forth in Section 8.3(c).

“Reinvestment Date” has the meaning set forth in Section 8.3(c).

“Reinvestment Request” has the meaning set forth in Section 8.3(c).

“Related Collateral Obligation” means any Collateral Obligation where any Affiliate of the Borrower, Servicer or the Equityholder owns a variable funding asset pursuant to the same Underlying Instruments; provided that any such asset will cease to be a Related Collateral Obligation once all commitments by such Affiliate of the Borrower, Servicer or the Equityholder to make advances or fund such Variable Funding Asset to the related Obligor expire or are irrevocably terminated or reduced to zero.

“Related Committed Lender” means, with respect to any Uncommitted Lender, each Committed Lender in its Lender Group.

“Related Property” means, with respect to a Collateral Obligation, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Obligation, including, without limitation, any pledge of the stock, membership or other ownership interests in the related Obligor or its subsidiaries, all Warrant Assets with respect to such Collateral Obligation and all proceeds from any sale or other disposition of such property or other assets.

“Related Security” means, with respect to each Collateral Obligation:

(a) any Related Property securing a Collateral Obligation, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Advance Date and all liquidation proceeds thereof;

(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Collections with respect to such Collateral Obligation and any of the foregoing;

(d) any guarantees or similar credit enhancement for an Obligor’s obligations under any Collateral Obligation, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);

(e) all Records with respect to such Collateral Obligation and any of the foregoing; and

(f) all recoveries and proceeds of the foregoing.

“Relevant Governmental Body” means, (a) with respect to Advances denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, and (b) with respect to Advances denominated in any Eligible Currency other than Dollars, the central bank for the currency in which such Advances are denominated or any working group or committee officially endorsed or convened by the central bank for the currency in which such Advances are denominated, or any successor thereto.

“REO Asset” means, with respect to any Collateral Obligation, any real property that is Related Property that has been foreclosed on or repossessed from the current Obligor by the Servicer, and is being managed by the Servicer on behalf of, and in the name of, any REO Asset Owner, for the benefit of the Secured Parties and any other equity holder of such REO Asset Owner.

“REO Asset Owner” has the meaning set forth in in Section 7.12(a).

“REO Servicing Standard” has the meaning set forth in in Section 7.12(a).

“Replacement Hedging Agreement” means one or more Hedging Agreements, which in combination with all other Hedging Agreements then in effect, after giving effect to any planned cancellations of any presently outstanding Hedging Agreements satisfy the Borrower’s covenant contained in Section 10.6, of this Agreement to maintain Hedging Agreements.

“Reporting Date” means (a) with respect to any month in which a Distribution Date occurs, the second Business Day prior to such Distribution Date and (b) with respect to any other month, the 10th Business Day of such month.

“Repurchase Amount” means, for any Warranty Collateral Obligation for which a payment or substitution is being made pursuant to Section 7.11 as of any time of determination, the sum of (i) the greater of (a) an amount equal to the purchase price paid by the Borrower for such Collateral Obligation (excluding purchased accrued interest and original issue discount) less all payments of principal received in connection with such Collateral Obligation since the date it was added to the Collateral and (b) the Collateral Obligation Amount of such Collateral Obligation, (ii) any accrued and unpaid interest thereon since the last Distribution Date and (iii) all Hedge Breakage Costs owed to any relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement, incurred in connection with such payment or repurchase and the termination of any Hedge Transactions in whole or in part in connection therewith.

“Repurchased Collateral Obligation” means, with respect to any Accrual Period, any Collateral Obligation as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Borrower or the Servicer, as applicable, on or before the immediately prior Reporting Date and any Collateral Obligation purchased by the Equityholder pursuant to the Sale and Contribution Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.

“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Servicer.

“Required Lenders” means, at any time, the Facility Agent and Lenders holding Advances aggregating 50% of all Advances outstanding or if there are no Advances outstanding, Lenders holding Commitments aggregating 50% of all Commitments.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to (a) the Servicer or the Borrower, its Chief Executive Officer, Chief Operating Officer, or any other officer or employee of the Servicer or the Borrower directly responsible for the administration or collection of the Collateral Obligations, (b) the Collateral Agent or the Collateral Custodian, any officer within the Corporate Trust Office, including any director, vice president, assistant vice president or associate having direct responsibility for the administration of this Agreement, who at the time shall be such officers, respectively, or to whom any matter is referred because of his or her knowledge of and familiarity with the particular subject or (c) any other Person, the President, any Vice-President or Assistant Vice-President, or the controller of such Person, or any other officer or employee having similar functions.

“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“Revaluation Diversion Event” means an event that shall occur (and be deemed continuing at all times thereafter) if, at any time after the end of the Revolving Period (a) the sum of all decreases in the Collateral Obligation Amount (solely as a result of (x) decreases in the related Discount Factor pursuant to Section 2.7(b) or (y) any Eligible Collateral Obligation becoming a Defaulted Collateral Obligation) first equals or exceeds the product of (A) 7.5% multiplied by (B) the Adjusted Aggregate Eligible Collateral Obligation Balance as of the first Business Day after the end of the Revolving Period and (b) a Revaluation Event shall occur with respect to three (3) or more Collateral Obligations after the end of the Revolving Period.

“Revaluation Event” means each occurrence of any of the following with respect to any Collateral Obligation during the time such Collateral Obligation is Collateral:

(a) the occurrence of a default as to the payment of principal, interest and/or unutilized/commitment fee has occurred and is continuing with respect to such Collateral Obligation (following the lapse of the shorter of any grace period applicable thereto and five (5) Business Days from the related due date);

(b) the occurrence of an Insolvency Event with respect to any related Obligor;

(c) the occurrence of a default as to the payment of principal and/or interest has occurred and is continuing with respect to another debt obligation of the same Obligor secured by the same collateral and which is either full recourse or senior to or pari passu with in right of payment to such Collateral Obligation (following the lapse of the shorter of any grace period applicable thereto and five (5) Business Days from the related due date);

(d) the Servicer determines, in its sole discretion, in accordance with the Servicing Standard, that all or a portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status;

(e) the occurrence of a Material Modification with respect to such Collateral Obligation that is not previously approved by the Facility Agent (in its sole discretion);

(f) (i) the related Obligor fails to deliver to the Borrower or the Servicer any financial reporting information ~~(i)~~ as required by the Underlying Instruments of such Collateral Obligation (on two or more occasions (excluding any other additional occasions approved by the Facility Agent in its sole discretion) with respect to the related Obligor, following the lapse of 30 calendar days) and (ii) ~~no less frequently than quarterly,~~the Borrower or the Servicer shall fail to deliver such financial reporting information to the Facility Agent promptly upon any request therefor and such failure has an adverse effect on the ability of the Servicer or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required or permitted hereunder;

(g) with respect to any Enterprise Value Asset, the Leverage Multiple with respect to such Collateral Obligation becomes more than 1.00x higher than the applicable Original Leverage Multiple; provided that, each subsequent increase of 1.00x over the applicable Original Leverage Multiple shall be an additional Revaluation Event;

(h) with respect to any Asset Based Obligation, (A) the Borrower fails (or fails to cause the Obligor to) retain an Approved Valuation Firm to re-calculate the Appraised Value of (x) with respect to any such Asset Based Obligation that has intellectual property, equipment, real estate or real property, as the case may be, in its borrowing base, the collateral securing such Asset Based Obligation at least once every twelve (12) months that such Loan or Bond is included in the Collateral (subject to a 30 day grace period with respect to any such review) and (y) with respect to all other Asset Based Obligations included in the Collateral, the collateral securing such Loan or Bond at least once every six (6) months that such Loan or Bond is included in the Collateral (subject to a 30 day grace period with respect to any such review) or (B) the Borrower (or the related Obligor, as applicable) changes the Approved Valuation Firm with respect to any Asset Based Obligations that or the related Approved Valuation Firm changes the metric for valuing the collateral of such Loan or Bond, each without the written approval of the Facility Agent;

(i) with respect to any Asset Based Obligation, the Effective LTV of such Collateral Obligation is greater than 1.0 or increases by more than an amount equal to 10% of the Original Effective LTV of such Collateral Obligation (or such other percentage determined by the Facility Agent in its sole discretion); provided that each subsequent increase of an additional 10% over the applicable Original Effective LTV shall be an additional Revaluation Event;

(j) such Collateral Obligation, if rated, receives (x) a public rating by S&P of “CCC-” or below or (y) a Moody’s probability of default rating (as published by Moody’s) of “Caa3” or below;

(k) the related Obligor undergoes a merger, is acquired by a third party or undergoes a material restructuring;

(l) with respect to any Specified Collateral Obligation, the Market Value of such Specified Collateral Obligation is less than ~~70~~80%;

(m) ~~with respect to any Specified Collateral Obligation, the Market Value of such Specified Collateral Obligation drops by more than 5% below the Purchase Price for such Specified Collateral Obligation~~[reserved];

(n) with respect to any Specified Collateral Obligation, the bid depth for such Specified Collateral Obligation is below 3, unless such Specified Collateral Obligation has been pledged for less than thirty (30) days after the related Cut-Off Date and had a bid depth of 2 as of the related Cut-Off Date, or the Facility Agent has not otherwise approved such Specified Collateral Obligation in its sole discretion;

(o) with respect to any Multiple of Recurring Revenue Loan, (i) the Leverage Multiple with respect to such Collateral Obligation increases either (x) by 20% of the Original Leverage Multiple with respect to such Collateral Obligation or (y) above 3.00x or (ii) the related Obligor’s last quarter annualized Revenue is less than $20,000,000 calculated using the most recent financial information of such Obligor received by the Borrower (or otherwise available to the Borrower with respect to such Obligor);

(p) the Borrower sells or otherwise disposes of a portion of such Collateral Obligation at a price (as a percentage of par) less than the lower of (a) the Discount Factor and (b) 90.0%; provided that (x) if such portion of such Collateral Obligation was sold at a price (as a percentage of par) greater than 75% and no other Revaluation Event with respect to such Collateral Obligation shall have occurred, the Discount Factor of such Collateral Obligation shall be amended to be no lower than such price at which the relevant portion of such Collateral Obligation was sold and (y) if such portion of such Collateral Obligation was sold at a price (as a percentage of par) less than or equal to 75% or at least one other Revaluation Event with respect to such Collateral Obligation shall have occurred, the Discount Factor of such Collateral Obligation shall automatically be amended to equal such price at which the relevant portion of such Collateral Obligation was sold (unless the Facility Agent, in its sole discretion, amends such Discount Factor);

(q) unless such Collateral Obligation is a Multiple of Recurring Revenue Loan~~,~~ or an Asset Based Obligation ~~or a Multiple of Recurring Revenue Loan~~, the Obligor with respect to such Collateral Obligation has EBITDA less than $10,000,000 for the latest fiscal year;

(r) without duplication of any other “Revaluation Event”, the related Obligor breaches any financial maintenance covenant in the related Underlying Instruments unless such breach was otherwise waived by the Facility Agent in its sole discretion; ~~or~~

(s) with respect to any First Lien Approved Real Estate Loan, either (A) the Borrower fails (or fails to cause the Obligor to) retain an Approved Valuation Firm to re-calculate the Appraised Value of the real estate securing such First Lien Approved Real Estate Loan at least once every twelve (12) months following the Initial Appraised Valuation (subject to a 30-day grace period with respect to any such review) or (B) the Borrower (or the related Obligor, as applicable) changes the Approved Valuation Firm with respect to any First Lien Approved Real Estate Loan or the related Approved Valuation Firm changes the metric for valuing the collateral of such Loan, in each case without the written approval of the Facility Agent; or

(t) with respect to any Collateral Obligation (and without respect to clause (b) of the definition of “Material Modification”), the reduction of the effective rate of current interest paid in cash by an amount more than (A) (i) if such Collateral Obligation is a Fixed Rate Collateral Obligation, 50% of the coupon payable or (ii) otherwise, 50% of the spread over the applicable index rate payable, in each case, calculated against (B) the lesser of the respective effective rate of current cash interest owed on (a) the Cut-Off Date for such Collateral Obligation and (b) the most recent underlying spread toggled on such Collateral Obligation prior to such additional reduction;

provided that the Facility Agent may in its sole discretion include custom revaluation events other than those included in the definition of “Revaluation Event” as a condition of its approval of any Collateral Obligation, as noted in the related Approval Notice.

“Revenue” means, with respect to any Collateral Obligations that are Multiple of Recurring Revenue Loans, the definition of annualized recurring revenue used in the Underlying Instruments for each such Collateral Obligation, or any comparable definition for “Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Collateral Obligation; provided that if there is no such definition in the Underlying Instruments, revenue for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP) for the most recent four fiscal quarter period for which financial statements have been delivered.

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

“Revolving Period” means the period of time starting on the Fourth Amendment Effective Date and ending on the earliest to occur of (i) the three-year anniversary of the Fourth Amendment Effective Date or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default.

“Risk Retention Letter” means that certain Letter Agreement re: OSCF Lending IV SPV, LLC Risk Retention Side Letter, dated February 15, 2024, among DBNY, as Facility Agent and Lender, the Servicer, the Equityholder and the Borrower.

“S&P” means S&P Global Ratings, an S&P Global Financial Services LLC business, and any successor or successors thereto.

“Sale and Contribution Agreement” means the Sale and Contribution Agreement dated as of the date hereof between the Borrower and the Equityholder, as seller.

“Sanctioned Countries” has the meaning set forth in Section 9.29(a).

“Sanctions” has the meaning set forth in Section 9.29(a).

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request and each Reinvestment Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and Reinvestment Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal, interest and/or unutilized/commitment fees (as applicable) in accordance with the terms of the related Underlying Instrument.

“Second Lien Loan” means any Loan (including any portion of a ~~unitranche Loan~~a Collateral Obligation as set forth in the related Asset Approval Notice or Detaching Excess Senior Loan calculation, as applicable) that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the related Obligor other than a First Lien Loan with respect to the liquidation of such Obligor or the collateral for such Loan and (ii) is secured by a valid second priority perfected Lien to or on specified collateral securing the related Obligor’s obligations under the Loan, which Lien is not subordinate to the Lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral and any Permitted Liens. For the avoidance of doubt, a Collateral Obligation will not be a Second Lien Loan (i) solely because such Collateral Obligation is subordinated to a Permitted Working Capital Lien or (ii) if the Facility Agent designates such Collateral Obligation as a First Lien Loan pursuant to the proviso at the end of the definition of such term; provided, that any Loan that is deemed to be a Second Lien Loan as provided in the definition of “FILO Loan” shall, unless explicitly provided otherwise for a specified purpose, be deemed to be a Second Lien Loan for all purposes hereunder.

“Secured Parties” means, collectively, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, each Lender, the Facility Agent, each Agent, each other Affected Person, Indemnified Party and Hedge Counterparty and their respective permitted successors and assigns.

“Securities Intermediary” means ~~Deutsche Bank National~~Computershare Trust Company, N.A., in its capacity as securities intermediary under the Account Control Agreement, or any subsequent institution acceptable to the Facility Agent at which the Accounts are kept.

“Selling Institution” means the entity obligated to make payments to the Borrower under the terms of a Participation Interest.

“Senior Secured Bond” means a debt security (that is not a loan) that is (a) issued by a corporation, limited liability company, partnership or trust or other similar business entity and (b) secured by a valid first priority perfected security interest on specified collateral.

“Senior Servicing Fee” means with respect to any Distribution Date on which OSCF or an Affiliate thereof is acting as Servicer, the senior fee payable to the Servicer for services rendered during the related Accrual Period, which shall be equal to one-fourth of the product of (i) the Senior Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Accrual Period.

“Senior Servicing Fee Percentage” means 0.25%.

“Servicer” has the meaning set forth in the Preamble.

“Servicer Default” means the occurrence of one of the following events:

(a) any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom, which failure shall continue for two (2) Business Days;

(b) failure on the part of the Servicer (or any affiliates and subsidiaries to which any responsibilities have been delegated pursuant to Section 7.3(f)) duly to observe or to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure shall have been given to the Servicer by the Borrower, the Collateral Agent or the Facility Agent (with a copy to each Agent);

(c) the occurrence of an Insolvency Event with respect to the Servicer;

(d) any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be false or incorrect as of the time when the same shall have been made or deemed made (i) which incorrect representation, warranty or statement has a material and adverse effect on (1) the validity, enforceability or collectability of this Agreement or any other Transaction Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Transaction Document, and (ii) within thirty (30) days after written notice thereof shall have been given to the Servicer by the Borrower, the Collateral Agent or the Facility Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(e) an Event of Default occurs;

(f) (i) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $2,500,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

(g) the rendering against the Servicer of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $2,500,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h) a Change of Control occurs with respect to the Servicer and it is not approved in writing by the Facility Agent; or

(i) OSCF or an Affiliate thereof ceases to be the Servicer.

“Servicer Expenses” means any accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Servicer (other than the Servicing Fees) under the Transaction Documents.

“Servicing Fees” means the Senior Servicing Fee and the Subordinated Servicing Fee.

“Servicing Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Secured Parties in accordance with the Underlying Instruments and all customary and usual servicing practices using the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“SOFR” means a per annum rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if Daily Simple SONIA is less than 0.25%, SONIA shall be deemed to be 0.25% for purposes of this Agreement.

“SONIA Adjustment” means, for a period equal to three (3) months, 0.1193% per annum; provided that the Facility Agent and the Borrower may mutually agree to update such SONIA Adjustment from time to time giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment for syndicated credit facilities denominated in the applicable currency at such time; provided, further, that such adjustment is displayed on a screen or other information service that publishes such SONIA Adjustment from time to time as selected by the Facility Agent in its reasonable discretion.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Borrowing Base Breach” means (a) an amendment to the Discount Factor of one or more Collateral Obligations by the Facility Agent pursuant to Section 2.7(b) or (b) an increase in the Excess Concentration Amount not caused by the pledge or purchase of a Collateral Obligation which, in either case, causes the aggregate principal amount of all Advances outstanding hereunder to exceed the Borrowing Base by an amount (calculated as a percentage) equal to or less than the Specified Borrowing Base Breach Percentage (in the aggregate); provided that such event shall not be a Specified Borrowing Base Breach if any other event occurred on the same date that either decreased the Borrowing Base (other than by operation of Section 8.3) or increased the Advances outstanding hereunder.

“Specified Borrowing Base Breach Percentage” means the lower of (a) 5.0% and (b) the difference between (i) ~~67.5~~70.0% minus (ii) the lower of (x) the Weighted Average Advance Rate and (y) the Maximum Portfolio Advance Rate.

“Specified Collateral Obligation” means any Eligible Collateral Obligation as to which the Borrower has provided the Facility Agent with the information required by Section 6.2(n) and that satisfies the conditions set forth below:

Criteria	Condition
Minimum Tranche Size	$250,000,000

Minimum Rating	“Caa1” (Moody’s) and “CCC+” (S&P)

Minimum Bid Depth (other than Primary Loans)	observable quote with a bid depth of at least 2 from LoanX Mark-It Partners or Loan Pricing Corporation

Minimum Pricing (Primary Loans)	96% (as a percentage of par)

Maximum Spread	6% over the Applicable Index

Asset Type	First Lien Loan (excluding any Asset Based Obligation (including First Lien Approved Real Estate Loan), Multiple of Recurring Revenue Loan, and Life Sciences Loan))

In the event that the Borrower requests that the Facility Agent, in its sole discretion, deliver an Approval Notice with respect to such Collateral Obligation and such Approval Notice has been acknowledged and agreed to by the Borrowers, such Specified Collateral Obligation shall cease to be a Specified Collateral Obligation hereunder and shall otherwise be treated as a standard Collateral Obligation.

“SR Lender” has the meaning set forth in the Risk Retention Letter.

“Structured Finance Obligation” means any obligation issued by a special purpose entity secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subordinated Servicing Fee” means with respect to any Distribution Date, the subordinated fee payable to the Servicer or successor servicer (as applicable) for services rendered during the related Accrual Period, which shall be equal to one-fourth of the product of (i) the Subordinated Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Accrual Period.

“Subordinated Servicing Fee Percentage” means 0.25%.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“Substituted Collateral Obligation” means, with respect to any Accrual Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale and Contribution Agreement.

“Successor Senior Servicing Fee” means with respect to any Distribution Date on which there is a Person other than OSCF or an Affiliate thereof acting as Servicer, the senior fee payable to the Servicer for services rendered during the related Accrual Period, which shall be equal to one-fourth of the product of (i) the Successor Senior Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Accrual Period.

“Successor Senior Servicing Fee Percentage” means (x) if, on the related Distribution Date, the sum of the Collateral Obligation Amounts of all Eligible Collateral Obligations that are Broadly Syndicated Loans is greater than or equal to 50.0% of the Aggregate Eligible Collateral Obligation Amount, 0.65% and (y) otherwise, 1.00%.

“Supported QFC” has the meaning set forth in Section 17.20.

“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Target Portfolio Amount” means $535,000,000.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA” means, for any calculation with respect to an Advance in CAD (other than an Advance bearing interest at the Alternate Base Rate), the greater of (a) 0.25% and (b) the Term CORRA Reference Rate for a tenor of three (3) months on the day (such day, the “Term CORRA Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the relevant Accrual Period, as such rate is published by the Term CORRA Administrator.

“Term CORRA Adjustment” means 0.32138% (32.138 basis points).

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Determination Day” has the meaning set forth in the definition of “Term CORRA” in this Section 1.1.

“Term CORRA Reference Rate” means the forward-looking term rate per annum based on CORRA as published by the Term CORRA Administrator.

“Term SOFR” means, for any calculation with respect to an Advance in Dollars (other than an Advance bearing interest at the Alternate Base Rate), the greater of (a) 0.25% and (b) the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the relevant Accrual Period, as such rate is published by the Term SOFR Administrator.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Facility Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR” in this Section 1.1

“Term SOFR Reference Rate” means the forward-looking term rate per annum based on SOFR as published by the Term SOFR Administrator.

“Transaction Documents” means this Agreement, the Notes, the Sale and Contribution Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, the Risk Retention Letter, any Joinder Agreement and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered in connection with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UK AIFM Regulations” means the UK Alternative Investment Fund Managers Regulations 2013.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Underlying Instrument” means the Credit Agreement and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Undrawn Fee” means a fee payable pursuant to Section 3.2 for each day of the related Accrual Period equal to the product of (x) the difference between (i) the aggregate Commitments on such day minus the aggregate principal amount of outstanding Advances on such day minus (ii) the positive difference between (A) the product of the aggregate Commitments on such day multiplied by the Make-Whole Fee Percentage minus (B) the aggregate principal amount of outstanding Advances on such day, times (y) the Undrawn Fee Rate times (z) 1/360.

“Undrawn Fee Rate” has the meaning set forth in the Fee Letter.

“Unfunded Exposure Account” means the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC), including any account or subaccount established for the deposit of funds in an Eligible Currency other than Dollars, which are created and maintained on the books and records of the Securities Intermediary identified as unfunded exposure accounts in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Unfunded Exposure Shortfall” has the meaning set forth in Section 8.1(a).

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“Unmatured Servicer Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Default.

“Unsecured Bond” means any debt security (that is not a loan) that is (a) issued by a corporation, limited liability company, partnership or trust, (b) not secured by a pledge of collateral and (c) senior or pari passu in right of payment to any other unsecured indebtedness of the related Obligor.

“Unsecured Loan” means any loan that is (a) not secured by a pledge of collateral and (b) senior or pari passu in right of payment to any other unsecured indebtedness of the related Obligor.

“Unsettled Equity Amount” means, as of any date of determination, the sum of the products for each Unsettled Sold Collateral Obligation of (a) 100% minus the lower of (x) the Advance Rate of each such Unsettled Sold Collateral Obligation and (y) the Maximum Portfolio Advance Rate multiplied by (b) such Unsettled Sold Collateral Obligation’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance.

“Unsettled Sold Collateral Obligation” means, as of any date of determination, any Collateral Obligation that the Borrower (or the Servicer on its behalf) has committed to sell pursuant to an Optional Sale but which sale has not settled as of the ~~30th~~60th day after the Borrower (or the Servicer on its behalf) entered into such commitment.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

“U.S. Government Securities Business Day” means any day except for a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 17.20.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.3(f).

“Valuation Standard” means one or a combination of customary and usual valuation methodologies generally accepted in the pricing and valuation market to derive a fair assessment of the current “fair value” as specified below of a Collateral Obligation and without regard to any compensation received from, or agency relationship with, any Person; provided that such fair value shall be based on the most recent financial reporting and/or any other customary financial and other information with respect to such Collateral Obligation including, without limitation, the following: (i) the financial performance of the Obligor of such Collateral Obligation; (ii) a fundamental analysis which may be based on discounted cash flow and a multiples-based approach based on comparable companies in the relevant sector or another generally accepted methodology for valuing companies in the relevant sector; and (iii) the current market environment (e.g., quoted trading levels on the Collateral Obligation (if available) and the relative trading levels and yields for debt instruments of comparable companies). For purposes of this definition, “fair value” is defined as the price that would be received when selling a Collateral Obligation in an orderly transaction between market participants on the date of measuring such a value.

“Variable Funding Asset” means any Revolving Loan or other asset that by its terms may require one or more future advances to be made to the related Obligor by any lender thereon or owner thereof.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warrant Asset” means any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by the Borrower as an “equity kicker” from the Obligor in connection with a Collateral Obligation.

“Warranty Collateral Obligation” has the meaning set forth in Section 7.11.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number obtained by (i) summing the products obtained by multiplying (a) the Advance Rate of each such Eligible Collateral Obligation by (b) such Eligible Collateral Obligation’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance and (ii) dividing such sum by the Adjusted Aggregate Eligible Collateral Obligation Balance.

“Weighted Average Coupon” means, as of any day, the number expressed as a percentage equal to (i) the sum, for each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation of (x) the interest rate for such Collateral Obligation minus the Applicable Index multiplied by (y) the Collateral Obligation Amount of each such Collateral Obligation divided by (ii) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations.

“Weighted Average Life” means, as of any day with respect to all Eligible Collateral Obligations included in the Collateral, the number of years following such date obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each such Eligible Collateral Obligation by (b) the Collateral Obligation Amount of such Collateral Obligation and (ii) dividing such sum by the aggregate Collateral Obligation Amounts of all Eligible Collateral Obligations included in the Collateral.

“Weighted Average Spread” means, as of any day, the number expressed as a percentage equal to (i) the Aggregate Funded Spread divided by (ii) the Aggregate Eligible Collateral Obligation Amount.

“Withholding Agent” means the Borrower, the Facility Agent, the Collateral Agent and the Servicer.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

“Yield” means, with respect to any period, the daily interest accrued on Advances during such period as provided for in Article III.

Section 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.

(b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d) The following terms which are defined in the UCC in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Control, Documents, Equipment, Financial Assets, Funds-Transfer System, General Intangibles, Indorse and Indorsed, Instruments, Inventory, Investment Property, Proceeds, Securities Accounts, Securities Intermediary, Security Certificates, Security Entitlements, Security Interest and Uncertificated Securities.

(e) [Reserved].

(f) Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(g) Unless otherwise specified, each reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

(h) All calculations required to be made hereunder with respect to the Collateral Obligations, the Maximum Availability and the Borrowing Base shall be made on a settlement date basis and after giving effect to (x) all purchases or sales to be entered into on such settlement date, (y) all Advances requested to be made on such settlement date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Obligations or any funding with respect to a Variable Funding Asset included in the Collateral and (z) in the case of calculations pursuant to Section 8.3(a), all distributions to be made at or prior to the relevant time of determination.

(i) Any use of “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry.

(j) Any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Facility Agent in its commercially reasonable discretion.

(k) For purposes of this Agreement, an Event of Default or Servicer Default shall be deemed to be continuing until it is waived in accordance with Section 17.2.

(l) For purposes of (i) complying with any requirement of this Agreement stated in Dollars and (ii) calculating any ratio or other test set forth in this Agreement, the amount of any Collateral Obligation or Advance denominated in an Eligible Currency other than Dollars shall be deemed to be the Dollar equivalent of such amount of such Eligible Currency determined based on the Applicable Exchange Rate as of the date of such calculation.

ARTICLE II

THE FACILITY, ADVANCE PROCEDURES AND NOTES

Section 2.1 Advances. (a) On the terms and subject to the conditions set forth in this Agreement, each Lender Group hereby agrees to make advances to or on behalf of the Borrower (individually, an “Advance” and collectively the “Advances”) from time to time on any date (each such date on which an Advance is made, an “Advance Date”) during the period from the Effective Date to the end of the Revolving Period; provided that there shall be no more than three (3) Advance Dates during any calendar week. The AUD Advances shall be made solely by the AUD Lenders, the CAD Advances shall be made solely by the CAD Lenders, the Dollar Advances shall be made solely by the Dollar Lenders, the Euro Advances shall be made solely by the Euro Lenders and the GBP Advances shall be made solely by the GBP Lenders, in each case in accordance with Section 2.2(d).

(b) Under no circumstances shall any Lender make an Advance if, after giving effect to such Advance and any purchase of Eligible Collateral Obligations in connection therewith, (1) the aggregate outstanding principal amount of all Advances would exceed the lowest of (i) the Facility Amount, (ii) the Borrowing Base and (iii) the Maximum Availability on such day or (2) the Foreign Currency Advance Amount would exceed the Foreign Currency Sublimit on such day. Subject to the terms of this Agreement, during the Revolving Period, the Borrower may borrow, reborrow, repay and prepay (subject to the provisions of Section 2.4) one or more Advances.

Section 2.2 Funding of Advances. (a) Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower (or the Servicer on its behalf) may request Advances hereunder by giving notice delivered in accordance with Section 17.3 to the Facility Agent, each Agent and the Collateral Agent of the proposed Advance at or prior to 4:00 p.m., New York City time, in the sole discretion of the Borrower, at least two (2) Business Days (or, with respect to any Advance requested in AUDs, three (3) Business Days) prior to the proposed Advance Date. Such notice (herein called the “Advance Request”) shall be in the form of Exhibit C-1 and shall include (among other things) the proposed Advance Date, the proposed Eligible Currency and amount of such proposed Advance, the allocation of such Advance among the applicable Lenders in accordance with the Lenders’ respective Pro Rata Percentages, and shall, if applicable, be accompanied by an Asset Approval Request setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Advance Date (if applicable). The amount of any Advance shall at least be equal to the least of (w) $500,000, 500,000 AUDs, 500,000 CAD, 500,000 Euros or 500,000 GBP, individually and as applicable, (x) the (1) Borrowing Base on such day minus (2) the Advances outstanding on such day, (y) the (1) Facility Amount on such day minus (2) the Advances outstanding on such day and (z) the Foreign Currency Sublimit on such day minus the Foreign Currency Advance Amount on such day, in each case, before giving effect to the requested Advance as of such date. Any Advance Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower; provided, that any Advance Request which is conditioned upon the effectiveness of other transactions may be revoked or delayed by the Borrower (by notice delivered in accordance with Section 17.3 to each Agent on or prior to the proposed Advance Date) if such other transactions fail to become effective (and, for the avoidance of doubt, the Borrower shall be liable for any breakage or other reasonable and documented out-of-pocket costs incurred by the Facility Agent or any Lender in connection with such revocation or delay). The Facility Agent shall have no obligation to lend funds hereunder in its capacity as Facility Agent. Subject to receipt by the Collateral Agent of an Officer’s Certificate of the Borrower confirming the satisfaction of the conditions precedent set forth in Section 6.2, upon which the Collateral Agent shall be entitled to fully rely with no obligation to confirm, verify or otherwise confirm and with no liability in connection therewith, and the Collateral Agent’s receipt of such funds from the Lenders, the Collateral Agent shall make the proceeds of such requested Advances available to the Borrower in the requested Eligible Currency by deposit to such account as may be designated by the Borrower in the Advance Request in same day funds no later than 3:00 p.m., New York City time, on such Advance Date.

(b) Committed Lender’s Commitment. At no time will any Uncommitted Lender have any obligation to fund an Advance. At all times on and after the Conduit Advance Termination Date, all Advances shall be made by the Agent on behalf of the applicable Committed Lenders. At any time when any Uncommitted Lender has failed to or has rejected a request to fund an Advance, its Agent shall so notify the Related Committed Lender and such Related Committed Lender shall fund such Advance. Notwithstanding anything contained in this Section 2.2(b) or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to provide its Agent or the Borrower with funds in connection with an Advance in an amount that would result in the portion of the Advances then funded by it exceeding its Commitment then in effect. The obligation of the Committed Lender in each Lender Group to remit any Advance shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Agent shall not relieve any other Committed Lender of its obligation hereunder.

(c) Unfunded Commitment Provisions. Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) any acceleration of the maturity of Advances pursuant to Section 13.2 or (ii) the end of the Revolving Period, the Borrower shall request an Advance in the amount of the Aggregate Unfunded Amount minus the amount already on deposit in the Unfunded Exposure Account. Following receipt of such Advance Request, the Lenders shall fund such requested amount by depositing such amount directly to the Collateral Custodian to be deposited into the Unfunded Exposure Account, notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 6.2).

(d) Currency Commitment Provisions.

(i) Each Lender hereby agrees that (A) each Advance funded in AUDs shall be funded in its entirety by the AUD Lenders, (B) each Advance funded in CADs shall be funded in its entirety by the CAD Lenders, (C) each Advance funded in Euros shall be funded in its entirety by the Euro Lenders, (D) each Advance funded in Dollars shall be funded in its entirety by the Dollar Lenders and (E) each Advance funded in GBPs shall be funded in its entirety by the GBP Lenders; provided that, no Lender other than DBNY and its Affiliates shall be required to fund any Advances in any Eligible Currency (other than Dollars) in an amount greater than its Pro Rata Percentage of the Advances to be made in such Eligible Currency. On the date of each Advance, each Lender shall purchase and sell Advances in an aggregate amount such that, after giving effect to each such purchase, each Lender owns its Pro Rata Percentage of the Advances outstanding.

(ii) On each FX Evaluation Date, the Servicer shall calculate each Borrowing Base and deliver such calculations to the Facility Agent, the Collateral Agent and each Agent, together with the Pro Rata Percentage and the actual percentage of the Advances outstanding owing to each Lender as of such FX Evaluation Date. If (x) on any FX Evaluation Date, the Applicable Conversion Rate of any Eligible Currency (other than Dollars) has increased or decreased by 10% or more since the most recent FX Reallocation or, if no FX Reallocation has occurred, the Effective Date or (y) on any date any Lender has provided written notice to the Facility Agent that such Lender directs (in its sole discretion) a reallocation under this Section 2.2(d)(ii), the Servicer shall deliver to the Facility Agent and each Agent (with a copy to the Collateral Custodian and the Loan Registrar) a notice substantially in the form of Exhibit C-4 (each, an “FX Reallocation Notice”) directing each Lender to sell to, or purchase from, as applicable, the other Lenders’ Advances in an aggregate amount such that, after giving effect to each such purchase, each Lender owns its respective Pro Rata Percentage of the Advances outstanding (a “FX Reallocation”). Each Lender agrees to comply with the direction provided in the FX Reallocation Notice. Each such purchase and sale of Advances outstanding shall occur on the second Business Day following delivery of the related FX Reallocation Notice (or, if the related FX Reallocation Notice is delivered to any Lender after 4:00 p.m. in New York City time, on the third Business Day following delivery of such FX Reallocation Notice).

(iii) Notwithstanding anything to the contrary herein, at no time shall (A) any AUD Lender have any obligation to fund any Advance in an Eligible Currency other than AUDs, (B) any CAD Lender have any obligation to fund any Advance in an Eligible Currency other than CADs, (C) any Euro Lender have any obligation to fund any Advance in an Eligible Currency other than Euros, (D) any Dollar Lender have any obligation to fund any Advance in an Eligible Currency other than Dollars and (E) any GBP Lender have any obligation to fund any Advance in an Eligible Currency other than GBPs.

Section 2.3 Notes. The Borrower shall, upon request of any Lender Group, on or after such Lender Group becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Advances of such Lender Group. Each such Note shall be payable to the Agent for such Lender Group in a face amount equal to the applicable Lender Group’s Commitment as of the Effective Date or the effective date on which such Lender Group becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Agent to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon; provided, further, that any such Note shall be consistent with the information in the Loan Register.

Section 2.4 Repayment and Prepayments. (a) The Borrower shall repay the Advances outstanding (i) on each Distribution Date to the extent required to be paid hereunder and funds are available therefor pursuant to Section 8.3 and (ii) in full on the Facility Termination Date.

(b) Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Advance using Principal Collections on deposit in the Principal Collection Account or other funds available to the Borrower on such date; provided, that

(i) all such voluntary prepayments shall require prior written notice delivered in accordance with Section 17.3 to the Facility Agent (with a copy to the Collateral Agent and each Agent) by 11:00 a.m., New York City time, two (2) Business Days prior to such voluntary prepayment;

(ii) each such voluntary partial prepayment shall be in a minimum amount of 500,000 AUDs, 500,000 CADs, $500,000, 500,000 Euros or 500,000 GBPs, individually and as applicable; and

(iii) if received by 3:00 p.m., New York City time, each prepayment shall be applied on the Business Day received by the Facility Agent on such day as the Amount Available constituting Principal Collections pursuant to Section 8.3(a) as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Accrual Period to which such Distribution Date relates.

Each such prepayment shall be subject to the payment of any amounts required by Section 2.5(b) (if any) resulting from a prepayment or payment.

Section 2.5 Permanent Reduction of Facility Amount. (a) The Borrower may, at any time upon five Business Days’ prior written notice delivered in accordance with Section 17.3 to the Facility Agent and each Agent (with a copy to the Collateral Agent) subject to the fees set forth in Section 2.5(b), permanently reduce the Facility Amount (i) in whole or in part upon payment in full (in accordance with Section 2.4) of the aggregate outstanding principal amount of all Advances or (ii) in part by any pro rata amount that the Facility Amount exceeds the aggregate outstanding principal amount of all Advances (after giving effect to any concurrent prepayment thereof). In connection with any permanent reduction of the Facility Amount under this Section 2.5(a), the Commitment of each Committed Lender shall automatically, and without any further action by any party, be reduced pro rata with all other Committed Lenders such that the sum of all Commitments will equal the newly reduced Facility Amount.

(b) As a condition precedent to any permanent reduction of the Facility Amount pursuant to Section 2.5(a), the Borrower shall pay to each Agent, for the respective accounts of the Lenders, any applicable Prepayment Fee; provided that no Prepayment Fee shall be payable if, as of the date of such permanent reduction, no Unmatured Event of Default or Event of Default has occurred and is continuing and either (x) (A) the Borrower has made an Extension Request in accordance with Section 2.6 on substantially the same terms as already set forth herein that has been denied by the applicable Lender or (B) a Non-Approval Event has occurred and is continuing, (y) an EU Securitization Regulation Event has occurred or (z) the Borrower has paid Increased Costs to the applicable Lender pursuant to Section 5.1 within the immediately preceding 30 days.

Section 2.6 Extension of Revolving Period. The Borrower may, at any time after the second anniversary of the Effective Date and prior to the date that is thirty days prior to the last date of the Revolving Period, deliver a written notice to each Lender (with a copy to the Facility Agent and each Agent) requesting an extension of the Revolving Period for an additional twelve months (an “Extension Request”). Each Lender may approve or decline an Extension Request in its sole discretion; provided, that the Lenders shall respond to an Extension Request in writing not later than 30 days following receipt of such Extension Request, and if any Lender does not respond in writing by the end of such 30 day period it shall be deemed to have denied such Extension Request. No request by the Borrower to extend the Revolving Period shall be considered an “Extension Request” if such request is conditioned on an amendment to any other provision of the Transaction Documents.

Section 2.7 Calculation of Discount Factor.

(a) In connection with the purchase of each Collateral Obligation and prior to such Collateral Obligation being purchased by the Borrower and included in the Collateral or in connection with the circumstances described in clause (c) below, the Facility Agent will assign (in its sole discretion) a Discount Factor for such Collateral Obligation, which Discount Factor shall remain effective for such Collateral Obligation except as provided in clause (b) below; provided that solely with respect to any Specified Collateral Obligation ~~solely~~ and solely as of the related Cut-Off Date, the Discount Factor shall be deemed to be 100%.

(b) If a Revaluation Event (other than a Revaluation Event set forth in clause (m) of the definition thereof) occurs with respect to any Collateral Obligation, the Discount Factor (or the synthetic tranching assigned to such Collateral Obligation in the Asset Approval Notice, as applicable) of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion; provided that the Borrower may dispute the Discount Factor and at the expense of the Borrower elect to retain an Approved Valuation Firm to determine the Discount Factor no later than sixty (60) days after such assignment by the Facility Agent and in accordance with the Valuation Standard; provided, further, that if the Facility Agent disputes the determination of the Discount Factor by such Approved Valuation Firm, the Facility Agent may at the expense of the Borrower for up to two (2) Collateral Obligations and at the expense of the Facility Agent thereafter elect to retain a different Approved Valuation Firm to determine the Discount Factor in accordance with the Valuation Standard, which resultant Discount Factor will not be subject to any further dispute and shall be based on the average of the valuations provided by the Approved Valuation Firms but in no event shall exceed the lower of (i) the Purchase Price and (ii) the Principal Balance of such Collateral Obligation; provided, further, that the Borrower shall not at any time retain a different Approved Valuation Firm to determine a different Discount Factor for the same Collateral Obligation; provided, further, that any and all determinations by any Approved Valuation Firm of the Discount Factor shall be re-calculated, at the Borrower’s sole expense, every six (6) months after the date of such initial determination; provided, further, that the foregoing dispute right shall apply only to any Revaluation Event that has occurred with respect to Enterprise Value Assets, Asset Based Obligations, and Multiple of Recurring Revenue Loans that each meet all of the following criteria: (w) is a First Lien Loan or a Senior Secured Bond, (x) with respect to any Asset Based Obligation, does not have intellectual property in its borrowing base, (y) is not a Life Sciences Loan, and (z) with respect to any Multiple of Recurring Revenue Loan, (1) has a last quarter annualized Revenue of at least $50,000,000 and (2) the Debt-to-Recurring-Revenue Ratio has not increased by more than 30% from the Debt-to-Recurring-Revenue Ratio that was approved by the Facility Agent in its sole discretion~~.~~; provided further, if any Specified Collateral Obligation has a Market Value below 90%, the Discount Factor of such Collateral Obligation shall be such Market Value (upon the occurrence of Revaluation Event described in clause (l) of the definition thereof, the Discount Factor of such Collateral Obligation shall be such Market Value unless otherwise amended by the Facility Agent in its sole discretion).

(c) If any additional Revaluation Event occurs with respect to any Collateral Obligation or (i) the Leverage Multiple (as measured solely through the tranche or tranches of such Collateral Obligation actually held by the Borrower) with respect to such Collateral Obligation becomes (x) more than 2.00x higher than the applicable Original Leverage Multiple (as measured solely through the tranche or tranches of such Collateral Obligation actually held by the Borrower) and is greater than 8.00x total (as measured solely through the tranche or tranches of such Collateral Obligation actually held by the Borrower) or (y) more than 3.00x higher than the applicable Original Leverage Multiple (as measured solely through the tranche or tranches of such Collateral Obligation actually held by the Borrower), (ii) the Effective LTV of any Asset Based Obligation increases by more than an amount equal to 15% of the Original Effective LTV of such Asset Based Obligation or (iii) any Multiple of Recurring Revenue Loan has a Debt-to-Recurring-Revenue Ratio that exceeds 3.50x, in each case the Discount Factor of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion, and the Borrower may not dispute such Discount Factor.

(d) The Facility Agent will provide written notice of the revised Discount Factor to the Borrower, the Servicer and the Collateral Agent (and, upon written request from the Facility Agent, the Collateral Agent shall provide such notice to each Agent). To the extent a Responsible Officer of the Servicer has actual knowledge or has received notice of any Revaluation Event with respect to any Collateral Obligation, the Servicer shall give prompt notice thereof to the Facility Agent and the Collateral Agent (but, in any event, not later than two (2) Business Days after it receives notice or a Responsible Officer of the Servicer gains actual knowledge thereof). Upon written request from the Facility Agent, the Collateral Agent shall forward a copy of such notice to each Agent.

(e) If a Revaluation Event specified in clause (m) of the definition thereof occurs with respect to any Collateral Obligation, the Discount Factor of such Collateral Obligation shall be the lower of (x) the Discount Factor of such Collateral Obligation immediately prior to the occurrence of such Revaluation Event and (y) the Market Value of such Collateral Obligation.

(f) If the circumstances giving rise to any Revaluation Event with regard to any Collateral Obligation cease to be applicable, the Servicer may provide written notice of such changed circumstance to the Facility Agent and each Agent, and if no Revaluation Event shall then be continuing for such Collateral Obligation, the Facility Agent (1) shall acknowledge the foregoing written notice of changed circumstances provided by the Servicer and (2) may assign a new Discount Factor for such Collateral Obligation in its sole discretion as set forth in clause (a) above.

Section 2.8 Increase in Facility Amount. The Borrower may, with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) increase the Commitment of the existing Lender Groups (pro rata) with the consent of each such Lender Group up to $1,000,000,000, (ii) add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group with the consent of such Lender Group, in each case which shall increase the Facility Amount by the amount of the Commitment of each such existing or additional Lender Group. The Facility Amount may, with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), be so increased to $400,000,000 on the earlier of (x) the twelve month anniversary of the Effective Date and (y) the date selected by the Borrower (via written notice to the Facility Agent) to so increase the Facility Amount. Each increase in the Facility Amount shall be allocated to each participating Lender Group pro rata based on their Commitments immediately prior to giving effect to such increase. Notwithstanding the foregoing, no such increase shall be permitted without the prior written consent of each of the Servicer and DBNY if, after giving effect to any such increase, DBNY’s Commitment will no longer be at least 51% of the Facility Amount.

Section 2.9 Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) any payment of principal, interest, fees or other amounts received by the Collateral Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Facility Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Facility Agent hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Facility Agent; third, if so determined by the Facility Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.9 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(ii) for any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Undrawn Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Facility Agent and the Borrower determine in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Facility Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Facility Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties and subject to Section 17.19, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

YIELD, UNDRAWN FEE, ETC.

Section 3.1 Yield and Undrawn Fee. (a) The Borrower hereby promises to pay, on the dates specified in Section 3.2, Yield on the outstanding amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum amount permitted by Applicable Law.

(b) The Borrower shall pay the Undrawn Fee on the dates specified in Section 3.2.

Section 3.2 Yield Distribution Dates. Yield accrued on each Advance (including any previously accrued and unpaid Yield) and Undrawn Fee (as applicable) shall be payable, without duplication:

(a) on the Facility Termination Date;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance; and

(c) on each Distribution Date.

Section 3.3 Yield Calculation.

(a) The Advances shall bear interest on each day during each Accrual Period at a rate per annum equal to the product of (a) the applicable Interest Rate for such Accrual Period multiplied by (b) the outstanding Advances on such day.

(b) All Yield shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield is payable over a year comprised of (x) with respect to Advances funded in GBPs, 365 days (or, in the case of an Accrual Period or other period falling in a leap year, 366 days) and (y) with respect to Advances funded in any Eligible Currency other than GBPs, 360 days.

Section 3.4 Computation of Yield, Fees, Etc. Each Agent (on behalf of its respective Lender Group) and the Facility Agent shall determine the applicable Yield and all Fees to be paid by the Borrower on each Distribution Date for the related Accrual Period and shall advise the Collateral Agent thereof in writing no later than five (5) Business Days prior to such Distribution Date. Such reporting may also include an accounting of any amounts due and payable pursuant to Sections 4.3 and 5.1. Any reference herein to an amount of the Collateral Agent Fees and Expenses or the Collateral Custodian Fees and Expenses calculated with respect to a period at a per annum rate shall be computed on the basis of the actual number of days in the applicable Accrual Period divided by 360 and shall be based on the aggregate outstanding amount of the Collateral as of the beginning of the applicable Accrual Period.

ARTICLE IV

PAYMENTS; TAXES

Section 4.1 Making of Payments. Subject to, and in accordance with, the provisions hereof and Section 2.4 or Section 8.3(a), as applicable, all payments of principal of or Yield on the Advances and other amounts due to the Lenders shall be made pursuant to Section 8.3(a) by no later than 3:00 p.m., New York City time, on the day when due in the applicable Eligible Currency in immediately available funds. Payments received by any Lender or Agent after 3:00 p.m., New York City time, on any day will be deemed to have been received by such Lender or Agent on the next following Business Day. The respective Agent for each Lender Group shall allocate to the Lenders in its Lender Group each payment in respect of the Advances received by the respective Agent as provided by Section 8.3 or Section 2.4, as applicable. Payments in reduction of the principal amount of the Advances shall be allocated and applied to Lenders pro rata based on their respective portions of such Advances, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower. Payments of Yield and Undrawn Fee shall be allocated and applied to Lenders pro rata based upon the respective amounts of such Yield and Undrawn Fee due and payable to them.

Section 4.2 Due Date Extension. If any payment of principal or Yield with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Yield shall accrue and be payable for the period of such extension at the rate applicable to such Advance.

Section 4.3 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with Applicable Law, or at the option of the Facility Agent (without duplication) timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Borrower shall indemnify (without duplication) each Recipient, within 10 days after written demand therefor, which demand shall be accompanied with documents evidencing the same, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Facility Agent and each Agent), or by the Facility Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Facility Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Facility Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.9 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Facility Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Facility Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Facility Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Facility Agent to the Lender from any other source against any amount due to the Facility Agent under this Section 4.3(d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to an Official Body pursuant to this Section 4.3, the Borrower shall deliver to the Facility Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facility Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Facility Agent and the Collateral Agent, at the time or times reasonably requested by the Borrower, the Facility Agent or the Collateral Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Facility Agent or the Collateral Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Facility Agent or the Collateral Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower, the Facility Agent or the Collateral Agent as will enable the Borrower, the Facility Agent or the Collateral Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.3(f)(ii)(A), Section 4.3(f)(ii)(B) and Section 4.3(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower, the Collateral Agent and the Facility Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Facility Agent) duly executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Agent and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Facility Agent) whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN - E (as applicable) (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) duly executed copies of IRS Form W-8ECI (or successor form);

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower (or the Equityholder) within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower (or the Equityholder) described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) (or successor form); or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by executed copies of IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, or successor form of each of the foregoing documents; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) duly executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Facility Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with FATCA, such Lender shall deliver to the Borrower and the Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Facility Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Facility Agent as may be necessary for the Borrower and the Facility Agent to (x) comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or (y) determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall timely update such form or certification or promptly notify the Borrower and the Facility Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.3 (including by the payment of additional amounts pursuant to this Section 4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.3(g) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 4.3(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.3(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification payments and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.3(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of the Facility Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(i) Defined Terms. For the avoidance of doubt, for purposes of this Section 4.3, the term “Applicable Law” includes FATCA.

ARTICLE V

INCREASED COSTS, ETC.

Section 5.1 Increased Costs, Capital Adequacy. (a) If, due to either (i) the introduction of or any change following the date hereof (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application arising following the date hereof of any Applicable Law, in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Official Body (whether or not having the force of law), (A) there shall be any increase in the cost (other than Taxes) to the Facility Agent, any Agent, any Lender, successor or assign thereof (each of which shall be an “Affected Person”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Person hereunder), as the case may be, (B) there shall be any reduction (other than as a result of the deduction or withholding of any Taxes) in the amount of any sum received or receivable by an Affected Person under this Agreement or under any other Transaction Document, or (C) any Recipient is subject to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then, in each case, the Borrower shall, from time to time, after written demand by the Facility Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Person, pay to the Facility Agent, on behalf of such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs or reduced payments within thirty (30) days after such demand; provided, that the amounts payable under this Section 5.1 shall be (i) without duplication of amounts payable under Section 4.3 and (ii) due and payable on a given date only to the extent there are amounts available therefor pursuant to Section 8.3. Any demand for compensation under this Section 5.1 must be made within 270 days of the date the related cost, damage, loss or expense is incurred by the applicable Affected Person and the Borrower shall not be the only borrower or customer that such Affected Person is charging for similar costs, damages, losses or expenses at such time.

(b) If either (i) the introduction of or any change following the date hereof in or in the interpretation, administration or application arising following the date hereof of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Person with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Official Body or agency, including, without limitation, compliance by an Affected Person with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Person, as a consequence of its obligations hereunder or any Transaction Document or arising in connection herewith or therewith to a level below that which any such Affected Person could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Person with respect to capital adequacy), by an amount deemed by such Affected Person to be material, then, from time to time, on the Distribution Date following the Borrower’s receipt of such written demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Facility Agent on behalf of such Affected Person such additional amounts as will compensate such Affected Person for such reduction but only to the extent there are amounts available therefore on any given day pursuant to Section 8.3.

(c) If an Affected Person shall at any time (without regard to whether any Basel III Regulations are then in effect) suffer or incur (i) any explicit or implicit charge, assessment, cost or expense by reason of the amount or type of assets, capital or supply of funding such Affected Person or any of its Affiliates is required or expected to maintain in connection with the transactions contemplated herein, without regard to (A) whether such charge, assessment, cost or expense is imposed or recognized internally, externally or inter-company or (B) whether it is determined in reference to a reduction in the rate of return on such Affected Person’s or Affiliate’s assets or capital, an inherent cost of the establishment or maintenance of a reserve of stable funding, a reduction in the amount of any sum received or receivable by such Affected Person or its Affiliates or otherwise, or (ii) any other imputed cost or expense arising by reason of the actual or anticipated compliance by such Affected Person or any of its Affiliates with the Basel III Regulations, then, on the Distribution Date following the Borrower’s receipt of such written demand by or on behalf of such Affected Person through the Facility Agent, the Borrower shall pay to the Facility Agent, for the benefit of such Affected Person, such amount as will, in the determination of such Affected Person, compensate such Affected Person therefor but only to the extent there are amounts available therefor on any given day pursuant to Section 8.3. A certificate of the applicable Affected Person setting forth the amount or amounts necessary to compensate the Affected Person under this Section 5.1(c) shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d) In determining any amount provided for in this Section 5.1, the Affected Person may use any reasonable averaging and attribution methods. The Facility Agent, on behalf of any Affected Person making a claim under this Section 5.1, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

ARTICLE VI

EFFECTIVENESS; CONDITIONS TO ADVANCES

Section 6.1 Effectiveness. This Agreement shall become effective on the first day (the “Effective Date”) on which the Facility Agent, on behalf of the Lenders, shall have received the following, each in form and substance reasonably satisfactory to the Facility Agent:

(a) Transaction Documents. This Agreement and each other Transaction Document to be executed on the Effective Date, in each case duly executed by each party thereto;

(b) Notes. For each Lender Group that has requested the same, a Note duly completed and executed by the Borrower and payable to the Agent for such Lender Group;

(c) Establishment of Accounts. Evidence that each Account (other than any Account established in any Eligible Currency other than Dollars) has been established;

(d) Resolutions. Certified copies of the resolutions of the board of managers (or similar items) of the Borrower, the Equityholder and the Servicer approving the Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;

(e) Organizational Documents. The certificate of formation (or similar organizational document) of each of the Borrower, the Equityholder and the Servicer certified by the applicable governmental authority of its jurisdiction of organization; and a certified, executed copy of the Borrower’s and the Servicer’s organizational documents;

(f) Good Standing Certificates. Good standing certificates for each of the Borrower, the Equityholder and the Servicer issued by the applicable Official Body of its jurisdiction of organization;

(g) Incumbency. A certificate of the secretary or assistant secretary or authorized officer of each of the Borrower, the Equityholder and the Servicer certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it;

(h) Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Facility Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder;

(i) Opinions. Legal opinions of Milbank LLP, counsel for the Borrower, the Equityholder and the Servicer, Richards, Layton & Finger, P.A., counsel for the Equityholder and the Servicer, and Seyfarth Shaw LLP, counsel for the Collateral Agent and the Collateral Custodian, each in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request;

(j) No Event of Default, etc. Each of the Transaction Documents to be executed on the Effective Date is in full force and effect and no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the issuance of the Notes and the borrowing hereunder;

(k) Liens. The Facility Agent shall have received (i) the results of a recent search by a Person reasonably satisfactory to the Facility Agent, of the UCC, judgment, security interest and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be reasonably satisfactory to the Facility Agent and (ii) filed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in any Collateral previously granted by the Borrower and any executed pay-off letters reasonably requested by the Facility Agent;

(l) Payment of Fees. The Facility Agent shall have received evidence, to its sole satisfaction, that all Fees due to the Lenders on the Effective Date have been paid in full;

(m) No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of the financial statements of the Equityholder most recently delivered to the Facility Agent and no litigation shall have commenced which, if successful, could have a Material Adverse Effect;

(n) Financial Statements. The Facility Agent has received the most recently available copies of the financial statements and reports described in Section 7.5(k) certified by a Responsible Officer of the Servicer to be true and correct and such financial statements fairly present in all material respects the financial condition of such Person as of the applicable date of issuance;

(o) Beneficial Ownership Certification. The Facility Agent shall have received the Beneficial Ownership Certification in respect of the Borrower; and

(p) Other. Such other approvals, documents, opinions, certificates and reports as the Facility Agent may reasonably request.

Section 6.2 Advances and Reinvestments. The making of any Advance (including the initial Advance hereunder) and any Reinvestment are all subject to the condition that the Effective Date shall have occurred and to the following further conditions precedent that:

(a) No Event of Default, Etc. Each of the Transaction Documents shall be in full force and effect (unless terminated in accordance with the terms of such Transaction Document) and (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Advance or Reinvestment (other than in connection with an Advance made pursuant to Section 2.2(c)), (ii) no Servicer Default or Unmatured Servicer Default shall have occurred and be continuing or will result from the making of such Advance or Reinvestment (other than in connection with an Advance made pursuant to Section 2.2(c)), (iii) the representations and warranties of the Borrower and the Servicer contained herein and in the other Transaction Documents shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) as of the related Funding Date (or if such representation and warranty specifically refers to an earlier date, such earlier date), with the same effect as though made on the date of (and after giving effect to) such Advance or Reinvestment (or, if applicable, such earlier specified date), and (iv) after giving effect to such Advance or Reinvestment (and any purchase of Eligible Collateral Obligations in connection therewith), the aggregate outstanding principal balance of the Advances will not exceed (1) the Borrowing Base or (2) the Maximum Availability on such day and (B) other than with respect to any Dollar Advances, the Foreign Currency Advance Amount shall not exceed the Foreign Currency Sublimit on such day;

(b) Requests. (i) In connection with the funding of any Advance pursuant to Section 2.2(a), the Collateral Agent, each Agent and the Facility Agent shall have received the Advance Request for such Advance in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith and (ii) in connection with any Reinvestment, the Collateral Agent, each Agent and the Facility Agent shall have received the Reinvestment Request for such Reinvestment in accordance with Section 8.3(c), together with all items required to be delivered in connection therewith;

(c) Revolving Period. The Revolving Period shall not have ended (other than in connection with an Advance made pursuant to Section 2.2(c));

(d) Document Checklist. The Facility Agent, the Collateral Custodian (with a copy to the Collateral Agent) and each Agent shall have received a Document Checklist, in the case of each item on such Document Checklist, to the extent reasonably available to the Borrower for each Eligible Collateral Obligation to be added to the Collateral on the related Funding Date;

(e) Borrowing Base Confirmation. The Collateral Agent, each Agent and the Facility Agent shall have received an Officer’s Certificate of the Borrower or the Servicer (which may be included as part of the Advance Request or Reinvestment Request) computed as of the date of such request and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such date (if any), demonstrating that the aggregate principal amount of all outstanding Advances shall not exceed (1) the Borrowing Base or (2) the Maximum Availability on such day and (B) the Foreign Currency Advance Amount does not exceed the Foreign Currency Sublimit on such day, each calculated as of the Funding Date as if the Collateral Obligations purchased by the Borrower on such Funding Date were owned by the Borrower;

(f) Collateral Quality Tests, Minimum Equity Test. The Collateral Agent, each Agent and the Facility Agent shall have received an Officer’s Certificate (which may be included as part of the Advance Request or Reinvestment Request) computed as of the proposed Funding Date and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such Funding Date, demonstrating that (i) with respect to each Advance, all of the Collateral Quality Tests and the Minimum Equity Test are satisfied, or (ii) with respect to each Reinvestment, (A) the Diversity Score is at least 15 and (B) each other Collateral Quality Test is satisfied or, if not satisfied, maintained or improved, and the Minimum Equity Test is satisfied.

(g) Hedging Agreements. The Facility Agent shall have received evidence, in form and substance reasonably satisfactory to the Required Lenders, that the Borrower has entered into Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6;

(h) Facility Agent Approval. In connection with the acquisition of any Collateral Obligation (other than a Specified Collateral Obligation) by the Borrower or the incremental pledge of any Collateral Obligation owned by the Borrower, (A) the Facility Agent and each other Agent shall have received an Asset Approval Request covering such Collateral Obligation and (B) the Borrower shall have received an Approval Notice with respect to such Collateral Obligation, evidencing (1) the approval of the Facility Agent in its sole discretion, of any and all Collateral Obligations to be added to the Collateral, (2) the assigned Discount Factor for such Collateral Obligation, (3) whether such Collateral Obligation is an Enterprise Value Asset or an Asset Based Obligation, (4) whether such Collateral Obligation is a First Lien Loan, a FILO Loan, a Second Lien Loan, an Unsecured Loan, a Senior Secured Bond or an Unsecured Bond, (5) with respect to any Asset Based Obligation, whether such Asset Based Obligation is secured by working capital, fixed assets or intellectual property, (6) the applicable Eligible Currency and (7) to the extent applicable, any custom revaluation events other than those included in the definition of “Revaluation Event”;

(i) Permitted Use. The proceeds of any Advance or Reinvestment will be used solely by the Borrower (A) to acquire Collateral Obligations as identified on the applicable Asset Approval Request or (B) to satisfy any unfunded commitments in connection with any Variable Funding Asset;

(j) Appraised Value. In connection with the acquisition of each Asset Based Obligation and within the time periods set forth below, the Borrower or the Servicer (on behalf of the Borrower) shall have retained or shall have caused the Obligor to retain an Approved Valuation Firm to calculate the Appraised Value of (A) with respect to any such Collateral Obligation that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Collateral Obligation within twelve (12) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral and (B) with respect to all other Asset Based Obligations, the collateral securing such Collateral Obligation within six (6) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral. The Servicer shall report the Approved Valuation Firm, appraisal metric and Appraised Value for such Collateral Obligation to the Facility Agent (with a copy to each Agent) in the Advance Request related to such Collateral Obligation. In addition, the Servicer shall deliver promptly following receipt thereof (x) to the Facility Agent, each updated Appraised Value for a Collateral Obligation and (y) to each Agent, any updated Appraised Value for a Collateral Obligation required by clause (h) of the definition of “Revaluation Event”;

(k) Borrower’s Certification. The Borrower shall have delivered to the Collateral Agent, each Agent and the Facility Agent an Officer’s Certificate (which may be included as part of the Advance Request or Reinvestment Request) dated the date of such requested Advance or Reinvestment certifying that the conditions described in Sections 6.2(a) through (j) have been satisfied;

(l) Rating Letters. Solely with respect to the initial advance to be made by each Conduit Lender, the applicable Agent shall have received a letter from each applicable Rating Agency confirming its rating of such Conduit Lender;

(m) Specified Borrowing Base Breach. There shall be no Specified Borrowing Base Breach after giving effect to such Advance or Reinvestment;

(n) Information Regarding Specified Collateral Obligations. In connection with any Advance or Reinvestment used to fund any Specified Collateral Obligation, the Borrower shall provide the Facility Agent with a report in form and substance reasonably acceptable to the Facility Agent containing information with respect to such Specified Collateral Obligation that would generally be set forth in an Approval Notice and in sufficient detail to demonstrate that such Specified Collateral Obligation meets the criteria set for the in the definition of “Specified Collateral Obligation” herein; and

(o) Establishment of Accounts. With respect to an Advance in an Eligible Currency other than Dollars, (i) the Facility Agent shall have received evidence that each Account for such Eligible Currency has been established pursuant to Section 8.1(a) within a sufficient amount of time prior to the Funding Date (as determined by the Facility Agent in its sole discretion) to allow the Facility Agent and each Lender to conduct call-back controls and verify the information with respect to the accounts and (ii) the Collateral Agent has obtained Control with respect to such Accounts in accordance with the terms of the Account Control Agreement;

(p) Other. The Facility Agent shall have received such other approvals, documents, opinions, certificates and reports as it may request, which request is reasonable as to scope, content and timing.

Section 6.3 Transfer of Collateral Obligations and Permitted Investments. (a) The Collateral Custodian shall hold all Certificated Securities (whether Collateral Obligations or Permitted Investments) and Instruments delivered to it in physical form at the Corporate Trust Office.

(b) On the Effective Date (with respect to each Collateral Obligation and Permitted Investment owned by the Borrower on such date) and each time that the Borrower or the Servicer shall direct or cause the acquisition of any Collateral Obligation or Permitted Investment, the Borrower or the Servicer shall, if such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in Section 18.3(a), cause the delivery of such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation in accordance with the requirements set forth in Section 18.3(a) to the Collateral Custodian to be credited by the Collateral Custodian to the Collection Account in accordance with the terms of this Agreement.

(c) The Borrower or the Servicer shall cause all Collateral Obligations or Permitted Investments acquired by the Borrower to be transferred to the Collateral Custodian for credit by it to the Collection Account, and shall cause all Collateral Obligations and Permitted Investments acquired by the Borrower to be delivered to the Collateral Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Collateral Agent a valid security interest in each Collateral Obligation and Permitted Investment (in each case, whether now existing or hereafter acquired), which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower:

(i) in the case of an Instrument or a Certificated Security in registered form by having it Indorsed to the Collateral Custodian or in blank by an effective Indorsement or registered in the name of the Collateral Custodian and by (A) delivering such Instrument or Certificated Security to the Collateral Custodian at the Corporate Trust Office and (B) causing the Collateral Custodian to maintain (on behalf of the Collateral Agent for the benefit of the Secured Parties) continuous possession of such Instrument or Certificated Security at the Corporate Trust Office;

(ii) in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such Uncertificated Security for the benefit of the Secured Parties and (B) causing such registration to remain effective (for the avoidance of doubt, interests in Collateral Obligations consisting of loans that are evidenced by delivery of a security (as defined in the UCC) shall not be treated as an Uncertificated Security);

(iii) in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to an Account ~~in the name of the Securities Intermediary~~;

(iv) in the case of General Intangibles (including any Collateral Obligation or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Collateral Obligation or Permitted Investment (or a description of “all assets” of the Borrower) as the collateral at the filing office of the Secretary of State of the State of Delaware; and

(v) in the case of the Collateral Obligation Files, by delivering each to the Collateral Custodian in accordance with the terms of Section 18.3.

ARTICLE VII

ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS

Section 7.1 Retention and Termination of the Servicer. The servicing, administering and collection of the Collateral Obligations shall be conducted by the Person designated as Servicer from time to time in accordance with this Section 7.1. Subject to early termination due to the occurrence of a Servicer Default or as otherwise provided below in this Article VII, the Borrower hereby designates OSCF, and OSCF hereby agrees to serve, as Servicer until the termination of this Agreement. For the avoidance of doubt, the Servicer is not an agent of the Facility Agent, any Agent or any Lender.

Section 7.2 Resignation and Removal of the Servicer; Appointment of Successor Servicer. (a) If a Servicer Default shall occur and be continuing, the Facility Agent (individually or as directed by the Required Lenders) by written notice given to the Servicer (with a copy to each Agent), may terminate all of the rights and obligations of the Servicer and appoint a successor pursuant to the terms hereof. In addition, if the Servicer is terminated upon the occurrence of a Servicer Default, the Servicer shall, if so requested by the Facility Agent, acting at the direction of the Required Lenders, deliver to any successor servicer copies of its Records within ten (10) Business Days after demand therefor and a computer tape or diskette (or any other means of electronic transmission acceptable to such successor servicer) containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Collateral Obligations.

(b) The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer, except upon a reasonable determination that (i) by reason of a change in applicable legal requirements, the performance of its duties hereunder would cause it to be in violation of such legal requirements or (ii) by reason of a change in accounting treatment, the performance of its duties hereunder would cause consolidation issues. Any such determination permitting the resignation of the Servicer pursuant to this Section 7.2(b) shall be evidenced by an Officer’s Certificate to such effect delivered to the Facility Agent and each Agent and acceptable to the Facility Agent. Notwithstanding the foregoing, no resignation of the Servicer shall become effective other than in accordance with the provisions of Section 7.2(d) below.

(c) Any Person (i) into which the Servicer may be merged or consolidated in accordance with the terms of this Agreement, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) acquiring by conveyance, transfer or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer in any of the foregoing cases, shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

(d) Subject to the last sentence of this Section 7.2(d), until a successor Servicer has commenced servicing activities in the place of OSCF, OSCF shall continue to perform the obligations of the Servicer hereunder. On and after the termination or resignation of the Servicer pursuant to this Section 7.2, the successor servicer appointed by the Facility Agent shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Servicer agrees to cooperate and use reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral Obligations, including the transfer to any successor servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Collateral Obligations and the delivery to any successor servicer in an orderly and timely fashion of all files and records in its possession or reasonably obtainable by it with respect to the Collateral Obligations containing all information necessary to enable the successor servicer to service the Collateral Obligations. Notwithstanding anything contained herein to the contrary and to the extent permitted by Applicable Law without causing the Servicer to have liability, the resignation or termination of the Servicer shall not become effective until an entity acceptable to the Facility Agent in its sole discretion shall have assumed the responsibilities and obligations of the Servicer.

(e) At any time, any of the Facility Agent or any Lender may irrevocably waive any rights granted to such party under Section 7.2(a). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the Servicer and the Facility Agent (with a copy to each Agent).

Section 7.3 Duties of the Servicer. The Servicer shall manage, service, administer and make collections on the Collateral Obligations and perform the other actions required by the Servicer in accordance with the terms and provisions of this Agreement and the Servicing Standard.

(a) The Servicer shall take or cause to be taken all such actions, as may be reasonably necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Obligation and its Underlying Instruments and (iii) the Servicing Standard. The Borrower hereby appoints the Servicer, from time to time designated pursuant to Section 7.1, as agent for itself and in its name to enforce and administer its rights and interests in the Collections and the related Collateral Obligations.

(b) The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall deposit all Collections received directly by it into the Collection Account within one (1) Business Day of receipt thereof. The Servicer shall identify all Collections as either Principal Collections or Interest Collections, as applicable, and notify the Collateral Agent of such designation. The Servicer shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer. The Servicer may, on any Determination Date or Distribution Date, instruct the Collateral Agent to convert funds on deposit in the Collection Account into any Eligible Currency using the Applicable Conversion Rate if, after giving effect to such exchange, (i) the Borrower is in compliance with the Borrowing Base, the Maximum Availability, and the Foreign Currency Sublimit and (ii) the Borrower will have sufficient amounts in the Eligible Currency being converted to pay all amounts payable (calculated on a pro forma basis) in such Eligible Currency on the immediately following Distribution Date or such Distribution Date, as applicable.

(c) The Servicer shall maintain for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of a Servicer Default, deliver to the Facility Agent, the Collateral Agent and each Agent copies of all Records in its possession which evidence or relate to the Collections.

(d) The Servicer shall, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that does not constitute a Collateral Obligation or was paid in connection with a Retained Interest.

(e) On each Measurement Date, (i) the Servicer (on behalf of the Borrower) shall re-determine the status of each Collateral Obligation as of such calculation date and to provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and, as a consequence thereof, Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date and, to the extent a new Approval Notice is provided by the Facility Agent, Collateral Obligations that were previously excluded from the Aggregate Eligible Collateral Obligation Amount may be included on such Measurement Date and (ii) the Servicer shall provide to the Facility Agent the updated Borrowing Base model (in Microsoft Excel format).

(f) The Servicer, with prior written notice to the Facility Agent (with a copy to the Collateral Agent), may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries or affiliates; provided that, it shall remain liable for all such duties as if it performed such duties itself.

Section 7.4 Representations and Warranties of the Servicer. The Servicer represents, warrants and covenants as of the Effective Date, each Funding Date and each other Measurement Date as to itself:

(a) Organization and Good Standing. It has been duly organized and is validly existing as a statutory trust in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted;

(b) Due Qualification. It is duly qualified to do business as a statutory trust in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a Material Adverse Effect;

(c) Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the Transaction Documents to which it is a party (in any capacity) and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) have been duly authorized by the Servicer by all necessary statutory trust action;

(d) Binding Obligations. This Agreement and the Transaction Documents to which it is a party (in any capacity) have been duly executed and delivered by the Servicer and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing;

(e) No Violation. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party (in any capacity), the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, (1) its organizational documents, or (2) any material indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other instrument (except as may be created pursuant to this Agreement or any other Transaction Document), or (C) violate in any material respect any Applicable Law except, in the case of this subclause (C), to the extent that such conflict or violation would not reasonably be expected to have a Material Adverse Effect;

(f) No Proceedings. There are no proceedings or investigations pending or, to the best of the Servicer’s knowledge, threatened against it, before any Official Body having jurisdiction over it or its properties (A) asserting the invalidity of any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents or (C) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect;

(g) No Consents. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Official Body having jurisdiction over it or any of its properties is required to be made in connection with the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) or the consummation of the transactions contemplated thereby, in each case other than (A) consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consents, licenses, approvals, authorizations, orders, registrations, declarations or filings would not have a Material Adverse Effect;

(h) Investment Company Status. The Servicer has elected to be regulated as a business development company under the 1940 Act;

(i) Information True and Correct. All information (other than projections and forward-looking information) heretofore furnished by or on behalf of the Servicer in writing to any Lender, the Collateral Agent, the Collateral Custodian, any Agent or the Facility Agent in connection with this Agreement or any transaction contemplated hereby (including, without limitation, prior to the Effective Date) is (when taken as a whole) true and correct in all material respects (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Servicer, true and correct in all material respects to the knowledge of the Servicer after reasonable inquiry) and does not and will not omit to state a material fact necessary to make the statements contained therein (when taken as a whole) not misleading (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Servicer, does not omit to state such a fact to the knowledge of the Servicer after reasonable inquiry);

(j) Financial Statements. The Servicer has delivered to each Lender complete and correct copies of the unaudited consolidated financial statements of the Servicer for the fiscal quarter most recently ended, in each case when required to be delivered under Section 7.5(k). Such financial statements (including the related notes) fairly present the financial condition of the Servicer as of the respective dates thereof and the results of operations for the periods covered thereby, each in accordance with GAAP. There has been no material adverse change in the business, operations, financial condition, properties or assets of the Servicer since December 31, 2022;

(k) Eligibility of Collateral Obligations. All Collateral Obligations included as Eligible Collateral Obligations in the most recent calculation of the Borrowing Base most recently required to be determined hereunder were Eligible Collateral Obligations as of the date of such calculation;

(l) Collections. The Servicer acknowledges that all Collections received by it or its Affiliates (other than any Excluded Amount) are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account;

(m) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” act or similar law by the Servicer;

(n) Solvency. The Servicer is not the subject of any Insolvency Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not solvent;

(o) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or the other Transaction Documents (including, without limitation, the use of the Proceeds from the pledge of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II;

(p) No Injunctions. No injunction, writ, restraining order or other order of any nature materially adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party;

(q) Indebtedness. As of the Effective Date, the Servicer has no outstanding Indebtedness;

(r) Allocation of Charges. There is not any agreement or understanding between the Equityholder and the Borrower (other than as expressly set forth herein or as consented to by the Facility Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes; provided that it is understood and acknowledged that the Borrower will be disregarded as an entity separate from the Equityholder for U.S. federal income tax purposes; and

(s) Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of any Agent or Lender.

Section 7.5 Covenants of the Servicer. Until the date on or after the Facility Termination Date on which the Commitments have been terminated in full and the Obligations (other than contingent Obligations for which no claim has been made) shall have been repaid in full:

(a) Compliance with Agreements and Applicable Laws. The Servicer shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all Applicable Laws, including those applicable to the Collateral Obligations and all Collections thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Servicer shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a statutory trust and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a statutory trust in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder or under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.

(c) Books and Records. The Servicer shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with GAAP, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Obligations.

(d) Payment, Performance and Discharge of Obligations. The Servicer shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(e) ERISA. The Servicer shall give the Facility Agent, the Collateral Agent and each Agent prompt written notice of any ERISA Event that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

(f) Compliance with Collateral Obligations and Servicing Standard. The Servicer shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Collateral Obligations (except, in the case of a successor Servicer, such material provisions, covenants and other provisions shall only include those provisions relating to the collection and servicing of the Collateral Obligations to the extent such obligations are set forth in a document included in the related Collateral Obligation File) and shall comply with the Servicing Standard in all material respects with respect to all Collateral Obligations.

(g) Maintain Records of Collateral Obligations. The Servicer shall, at its own cost and expense, maintain reasonably satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Servicer shall maintain its computer systems so that, from and after the time of sale of any Collateral Obligation to the Borrower, the Servicer’s master computer records (including any back-up archives) that refer to such Collateral Obligation shall indicate the interest of the Borrower and the Collateral Agent in such Collateral Obligation and that such Collateral Obligation is owned by the Borrower and has been pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement.

(h) Liens. The Servicer shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents, whether with respect to the Collateral Obligations or any other Collateral other than Permitted Liens.

(i) Mergers. The Servicer shall not directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that the Servicer shall be allowed to merge with any entity so long as the Servicer remains the surviving corporation of such merger and such merger does not result in a Change of Control. The Servicer shall give prior written notice of any merger to the Facility Agent, the Collateral Agent and each Agent.

(j) Servicing Obligations. The Servicer will not (i) agree to any amendment, waiver or other modification of any Transaction Document to which it is a party and to which the Facility Agent is not a party without the prior written consent of the Facility Agent, (ii) agree or permit the Borrower to agree to a Material Modification with respect to any Collateral Obligation without the prior written consent of the Facility Agent, (iii) interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Affected Person hereunder or under any other Transaction Documents or (iv) change its fiscal year so that the reports described in Section 7.5(k) would be delivered to the Facility Agent or any Agent less frequently than every 12 months.

(k) Financial Reports. The Servicer shall furnish, or cause to be furnished, to the Facility Agent and each Agent:

(i) as soon as available and in any event within 135 days after the end of each fiscal year, a copy of the audited consolidated financial statements for the prior year for the Equityholder and their respective consolidated Subsidiaries, including the prior comparable period (if any) from the preceding fiscal year and certified by Independent Accountants (the report of which shall be unqualified), together with consolidating financial statements for the Equityholder, certified by an Executive Officer of the Equityholder with appropriate knowledge stating that the information set forth therein fairly presents the financial condition of the Equityholder and its respective consolidated Subsidiaries as of and for such fiscal year, with all such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except for changes in the application of GAAP approved by such accountants in accordance with GAAP and disclosed therein); and

(ii) as soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated and consolidating balance sheet of the Equityholder and their respective consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated and consolidating statements of income, and of cash flow, of the Equityholder and their respective consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, certified by an Executive Officer of the Equityholder identifying such documents as being the documents described in this paragraph (ii) and stating that the information set forth therein fairly presents the financial condition of the Equityholder and its respective consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments and confirming that the Equityholder is in compliance with all financial covenants in the Transaction Documents (or, if the Equityholder is not in compliance, specifying the nature and status thereof).

(l) Obligor Reports. The Servicer shall furnish to the Facility Agent, the Collateral Agent and each Agent, with respect to each Obligor:

(i) ~~within 10 Business Days of the completion of the Servicer’s portfolio review of such Obligor (which, for any individual Obligor, shall occur no less frequently than quarterly)~~promptly upon any reasonable request by the Facility Agent, (A) any financial reporting packages with respect to such Obligor and with respect to each Collateral Obligation for each Obligor (including any attached or included information, statements and calculations) received by the Borrower and/or the Servicer as of the date of the Servicer’s most recent portfolio review and (B) the internal monitoring report prepared by the Servicer with respect to each Obligor; provided that, with respect to any Broadly Syndicated Loan, the Facility Agent may make such reasonable request with respect to the related Obligor only during the continuance of a Revaluation Event with respect to such Broadly Syndicated Loan. In no case, however, shall the Servicer be obligated hereunder to deliver such Obligor reports to the Facility Agent and each Agent more than once per calendar month. Upon demand by the Facility Agent, the Servicer will provide such other information as the Facility Agent or any Agent may reasonably request with respect to any Collateral Obligation or Obligor (to the extent reasonably available to the Servicer); and

(ii) once per quarter, for each such Obligor for which the one-year anniversary of the date on which the related Collateral Obligation was acquired by the Borrower occurred in the previous quarter, updated Obligor Information.

(m) Commingling. The Servicer shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account.

(n) Notice of Agency Ratings. The Servicer shall promptly notify the Facility Agent of any change of which the Servicer actually knows in the calculation of the Agency Rating of any Collateral Obligation, including when Moody’s RiskCalc is no longer used as the basis of such calculation.

(o) Additional Creditors. If the Equityholder (or (i) any Subsidiary of the Equityholder or (ii) special purpose entity formed after the Effective Date owned or sponsored in whole or in part by the Equityholder) finances any assets similar to the Collateral Obligations with any Person other than Deutsche Bank AG (or any Affiliate or Subsidiary thereof), then the Servicer will (or will cause), at the request of the Facility Agent in its sole discretion, the execution of an intercreditor agreement in form and substance reasonably satisfactory to the Facility Agent.

(p) Limited Liability Formalities. The Equityholder will adhere to the limited liability formalities of the Borrower in all transfers of assets and other transactions between the Equityholder and the Borrower. In general, the Equityholder observes the appropriate limited liability company formalities of the Borrower under Applicable Law.

Section 7.6 Servicing Fees; Payment of Certain Expenses by Servicer. On each Distribution Date, to the extent not waived, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fees for the related Accrual Period pursuant to Section 8.3(a). The Servicer shall not be permitted to defer payment of any accrued but unpaid Servicing Fees. The Servicer shall be reimbursed for all expenses pursuant to Section 8.3, subject to the limitations therein.

Section 7.7 Collateral Reporting. The Servicer shall cooperate with the Collateral Agent in the performance of the Collateral Agent’s duties under Section 11.3. Without limiting the generality of the foregoing, the Servicer shall supply in a timely fashion any information maintained by it that the Collateral Agent may from time to time reasonably request with respect to the Collateral Obligations and reasonably necessary to complete the reports and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder.

Section 7.8 Notices. The Servicer shall deliver to the Facility Agent, each Agent and the Collateral Agent, promptly (but in no event later than (a) three (3) Business Days with respect to any Unmatured Servicer Default, Unmatured Event of Default, Servicer Default or Event of Default and (b) five (5) Business Days with respect to any Revaluation Event or Material Modification) after any of its Responsible Officers having obtained actual knowledge thereof, notice of any Unmatured Servicer Default, Unmatured Event of Default, Servicer Default, Event of Default, Revaluation Event or Material Modification which was not previously approved by the Facility Agent.

Section 7.9 Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records. (a) The Servicer shall, at the Borrower’s expense, retain Protiviti, Inc. (or another nationally recognized audit firm acceptable to the Facility Agent in its sole discretion) to conduct and complete a procedural review of the Collateral Obligations in compliance with the standards set forth on Exhibit B hereto (as such Exhibit B may be updated from time to time by the Facility Agent with the written consent of the Borrower) (i) within 120 days after the Effective Date and (ii) once annually at the request of the Facility Agent. The Servicer shall promptly forward the results of such audit to the Facility Agent and, upon request, the Servicer shall forward a copy of such audit to each Agent that has previously executed a release letter acceptable to Protiviti or such other nationally recognized audit firm.

(b) Each of the Borrower and the Servicer shall permit representatives of the Facility Agent at any time and from time to time as the Facility Agent shall reasonably request (a) to inspect and make copies of and abstracts from its records relating to the Collateral Obligations, and (b) to visit its properties in connection with the collection, processing or servicing of the Collateral Obligations for the purpose of examining such records, and to discuss matters relating to the Collateral Obligations or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. Each of the Borrower and the Servicer agrees to render to the Facility Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Servicer’s business and operations. So long as no Unmatured Event of Default, Event of Default, Unmatured Servicer Default or Servicer Default has occurred and is continuing, such visits and inspections shall occur only (i) upon five Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. During the existence of an Unmatured Event of Default, an Event of Default, an Unmatured Servicer Default or a Servicer Default, there shall be no limit on the timing or number of such inspections and no prior notice will be required before any inspection, but such inspection must occur at reasonable times and for a reasonable cost.

(c) The Borrower and the Servicer, as applicable, shall provide to the Facility Agent access to the Collateral Obligations and all other documents regarding the Collateral Obligations included as part of the Collateral and the Related Security in each case, in its possession, in such cases where the Facility Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days’ prior written notice (so long as no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing), (ii) during normal business hours and (iii) up to once per calendar year (so long as no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing). From and after the Effective Date and periodically thereafter at the reasonable discretion of the Facility Agent, the Facility Agent may review the Borrower’s and the Servicer’s collection and administration of the Collateral Obligations in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as this Agreement and may, no more than once in any calendar year, conduct an audit of the Collateral Obligations and Records in conjunction with such review, subject to the limits set forth in Section 7.9(e). In connection with the foregoing, the Facility Agent shall use commercially reasonable efforts to comply with any applicable confidentiality provisions of any relevant Underlying Instrument.

(d) Nothing in this Section 7.9 shall derogate from the obligation of the Borrower and the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as a result of such obligation shall not constitute a breach of this Section 7.9.

(e) The Servicer shall bear the costs and expenses of all audits and inspections permitted by this Section 7.9 as well as Section 18.6.

Section 7.10 Optional Sales. (a) The Borrower shall have the right to sell all or a portion of the Collateral Obligations (each, an “Optional Sale”), subject to the following terms and conditions:

(i) immediately after giving effect to such Optional Sale:

(A) each Collateral Quality Test is satisfied (or, (1) if (x) any Collateral Quality Test (other than the Minimum Diversity Test) is not satisfied it is maintained or improved and (y) the Minimum Diversity Test is satisfied, or (2) the Facility Agent shall have consented to such sale, in its sole discretion);

(B) the Minimum Equity Test is satisfied;

(C) (1) the Advances outstanding shall not exceed the Borrowing Base or the Maximum Availability and (2) the Foreign Currency Advance Amount shall not exceed the Foreign Currency Sublimit;

(D) no Event of Default, Unmatured Event of Default, Unmatured Servicer Default or Servicer Default shall have occurred and be continuing; provided that if such Optional Sale is being effected as part of or all of a plan that will fully cure an Unmatured Event of Default or Unmatured Servicer Default, such Optional Sale shall be permitted; and

(E) during the then-current calendar year, the Borrower will not have sold Collateral Obligations in Optional Sales with an aggregate Collateral Obligation Amount in excess of 20% of the highest Aggregate Eligible Collateral Obligation Amount as of any day during such calendar year;

provided, notwithstanding clauses (A) through (C) above, so long as the Minimum Diversity Test is satisfied immediately after giving effect to such sale, the Borrower may make, solely during the Revolving Period, any Optional Sale of any Collateral Obligation if the sale price is equal to or greater than an amount equal to the Advance Rate multiplied by the greater of par and the related Purchase Price (expressed in Dollars) of such Collateral Obligation; provided, further, that clause (D) shall not apply to any Optional Sale of assets during an Unmatured Event of Default so long as (x) the sale price of such assets is equal to the fair market value thereof, (y) the proceeds of such sale are sufficient to cure such Unmatured Event of Default and (z) no more than three (3) such sales occur in any calendar year.

(ii) No later than the trade date of any Optional Sale, the Servicer, on behalf of the Borrower, shall give the Facility Agent, the Collateral Custodian and the Collateral Agent written notice (which may be via email to the Facility Agent, the Collateral Custodian and the Collateral Agent) of such Optional Sale, which notice shall identify the related Collateral subject to such Optional Sale and the expected proceeds from such Optional Sale and include (x) a written representation from the Servicer that, immediately after giving effect to such Optional Sale, the Minimum Equity Test is satisfied and (A) the Advances outstanding will not exceed (1) the Borrowing Base or (2) the Maximum Availability on such day and (B) the Foreign Currency Advance Amount will not exceed the Foreign Currency Sublimit and (y) a written calculation of the Diversity Score immediately after giving effect to such Optional Sale;

(iii) such Optional Sale shall be made by the Servicer, on behalf of the Borrower (A) in accordance with the Servicing Standard, (B) reflecting arm’s length market terms and (C) in a transaction in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);

(iv) if such Optional Sale is to an Affiliate of the Borrower or the Servicer, the Facility Agent has given its prior written consent; and

(v) on the date of such Optional Sale, all proceeds from such Optional Sale (which proceeds shall be in the same Eligible Currency as the related Collateral Obligation) will be deposited directly into the Collection Account.

(b) In connection with any Optional Sale, following deposit of all proceeds from such Optional Sale into the Collection Account, the Collateral Agent shall be deemed to release and transfer to the Borrower without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Collateral Obligation(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of this Agreement.

(c) The Borrower hereby agrees to pay the reasonable and documented outside counsel legal fees and out-of-pocket expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, each Agent and each Lender in connection with any Optional Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, in the Collateral in connection with such Optional Sale).

(d) In connection with any Optional Sale, the Collateral Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such Optional Sale to the Borrower, in recordable form if necessary, as the Borrower may reasonably request.

Section 7.11 Repurchase or Substitution of Warranty Collateral Obligations. In the event of a breach of Section 9.5, Section 9.13 or Section 9.26 or of a material breach of any other representation, warranty, undertaking or covenant set forth in Sections 9.14, 9.15, 9.16, 9.17, 9.23, 9.25, 10.21, 10.23, 18.3 or 18.5(b) with respect to a Collateral Obligation that exists as of the Cut-Off Date (or the Related Security and other related collateral constituting part of the Collateral related to such Collateral Obligation) (each such Collateral Obligation, a “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of a Responsible Officer of the Equityholder and (y) receipt by the Equityholder of written notice thereof given by the Facility Agent (with a copy to the Collateral Agent and each Agent), the Borrower shall either (a) repay Advances outstanding (first in the applicable Eligible Currency, then, to the extent proceeds are remaining, in another Eligible Currency designated by the Servicer) in an amount equal to the aggregate Repurchase Amount of such Warranty Collateral Obligation(s) to which such breach relates on the terms and conditions set forth below or (b) substitute for such Warranty Collateral Obligation one or more Eligible Collateral Obligations denominated in the same Eligible Currencies with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30 day period, the representations and warranties in Article IX with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”,

“materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had become part of the Collateral on such day or if (during the Revolving Period only) the Advances outstanding do not exceed the Borrowing Base, the Maximum Availability or the Facility Amount. For the avoidance of doubt, any breach of a representation or warranty set forth in the first sentence of this Section 7.11 caused solely by a failure with respect to one or more Collateral Obligations shall not constitute an Event of Default if the Servicer otherwise complies with this Section 7.11 with respect to each such Collateral Obligation.

Section 7.12 Servicing of REO Assets. (a) If, in the reasonable business judgment of the Servicer, it becomes necessary to convert any Collateral Obligation that is secured by real property into an REO Asset, the Servicer shall first cause the Borrower to transfer and assign such Collateral Obligation (or the portion thereof owned by the Borrower) to a special purpose vehicle (the “REO Asset Owner”) using a contribution agreement reasonably acceptable to the Facility Agent. All equity interests of the REO Asset Owner acquired by the Borrower shall immediately become a part of the Collateral and be subject to the grant of a security interest under Section 12.1 and shall be promptly delivered to the Collateral Agent, each undated and duly indorsed in blank. The REO Asset Owner shall be formed and operated pursuant to organizational documents reasonably acceptable to the Facility Agent. After execution thereof, the Servicer shall prevent the REO Asset Owner from agreeing to any amendment or other modification of the REO Asset Owner’s organizational documents which would be materially adverse to the interests of the Secured Parties under this Agreement without first obtaining the written consent of the Facility Agent. The Servicer shall cause each REO Asset to be serviced (i) in accordance with Applicable Laws, (ii) with reasonable care and diligence and (iii) in accordance with the applicable REO Asset Owner’s operating agreement (collectively, the “REO Servicing Standard”). The Servicer will cause all “Distributable Cash” (or comparable definition set forth in the REO Asset Owner’s organization documents) to be deposited into the Collection Account within five (5) Business Days of receipt thereof.

(b) In the event that title to any Related Property is acquired on behalf of the REO Asset Owner for the benefit of its members in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of a REO Asset Owner. The Servicer shall cause the REO Asset Owner to manage, conserve, protect and operate each REO Asset for its members solely for the purpose of its prompt disposition and sale.

(c) Notwithstanding any provision to the contrary contained in this Agreement, the Servicer shall not (and shall not permit the REO Asset Owner to) obtain title to any Related Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership interest in any Obligor pledged pursuant to a pledge agreement and thereby be the beneficial owner of Related Property, have a receiver of rents appointed with respect to, and shall not otherwise acquire possession of, or take any other action with respect to, any Related Property if, as a result of any such action, the REO Asset Owner would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Related Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable state or local Environmental Law, unless the Servicer has previously determined in accordance with the REO Servicing Standard, based on an updated Phase I environmental assessment report generally prepared in accordance with the ASTM Phase I Environmental Site Assessment Standard E 1527-05, as may be amended or, with respect to residential property, a property inspection and title report, that:

(i) such Related Property is in compliance in all material respects with applicable Environmental Laws, and

(ii) there are no circumstances present at such Related Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would reasonably be expected to be required by the owner, occupier or operator of the Related Property under applicable federal, state or local law or regulation.

(d) In the event that the Phase I or other environmental assessment first obtained by the Servicer with respect to Related Property indicates that such Related Property may not be in compliance with applicable Environmental Laws or that Hazardous Materials may be present but does not definitively establish such fact, the Servicer shall cause the Borrower to immediately sell the related Collateral Obligation in accordance with Section 7.10 to the extent permitted thereunder.

ARTICLE VIII

ACCOUNTS; PAYMENTS

Section 8.1 Accounts. (a) On or prior to the Effective Date (or, in the case of any Account established in any Eligible Currency other than Dollars, the date that is no later than three (3) weeks after written request from the Servicer to the Collateral Agent (with a copy to the Facility Agent), the Servicer shall establish each Account in the name of the Borrower and each Account shall be a segregated, non-interest bearing account established with the Securities Intermediary, who shall forward funds from the Collection Account to the Collateral Agent upon its request for application by the Collateral Agent pursuant to Section 8.3 and the applicable Monthly Report. If at any time a Responsible Officer of the Collateral Agent obtains actual knowledge that any Account ceases to be an Eligible Account (with notice to the Servicer, each Agent and the Facility Agent), then the Servicer shall transfer such account to another institution such that such account shall meet the requirements of an Eligible Account.

It is hereby understood and agreed that, notwithstanding the foregoing, no such Account for an Eligible Currency shall be available for the receipt or payment of any amounts or other Collateral denominated in such applicable Eligible Currency until such time as the Collateral Agent notifies the Borrower and the Facility Agent that such Account for such Eligible Currency is operational and available to receive or pay such amounts and other Collateral denominated in such Eligible Currency (and the Securities Intermediary and the Collateral Agent shall have no liability for any failure or delay in the receipt or payment of such amounts or other Collateral denominated in an Eligible Currency prior to the date that the Collateral Agent notifies the Borrower and the Facility Agent that such Account for such Eligible Currency is operational and available for deposits and payments).

Except as set forth below, amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower or the Servicer (i) to fund any draw requests of the relevant Obligors under any Variable Funding Asset included in the Collateral as of such date, or (ii) to make a deposit into the Collection Account as Principal Collections if, after giving effect to such withdrawal, both (x) the aggregate amount on deposit in the Unfunded Exposure Account plus, solely during the Revolving Period, the undrawn portion of the Commitments available to be drawn hereunder, is equal to or greater than the Aggregate Unfunded Amount and (y) the aggregate amount on deposit in the Unfunded Exposure Account in each Eligible Currency is equal to or greater than the portion of the Aggregate Unfunded Amount required to be funded in such Eligible Currency.

Following the Facility Termination Date, any draw request made by an Obligor under a Variable Funding Asset included in the Collateral as of such date, along with wiring instructions for the applicable Obligor, shall be forwarded by the Servicer to the Collateral Agent (with a copy to the Facility Agent and each Agent) along with an instruction to the Collateral Agent to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral Agent shall fund such draw request in accordance with such instructions from the Servicer.

Following the end of the Revolving Period, if the Borrower shall receive any Principal Collections from an Obligor with respect to a Variable Funding Asset included in the Collateral as of such date and, as of the date of such receipt (and after taking into account such repayment), (x) the aggregate amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Amount or (y) the aggregate amount on deposit in the Unfunded Exposure Account in each Eligible Currency is less than the portion of the Aggregate Unfunded Amount required to be funded in such Eligible Currency (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Servicer shall direct the Collateral Agent to and the Collateral Agent shall deposit into the Unfunded Exposure Account an amount of such Principal Collections equal to the lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Shortfall.

(b) All amounts ~~held in any~~denominated in Dollars held in the Principal Collection Account, Interest Collection Account, and Unfunded Exposure Account shall, to the extent permitted by Applicable Laws, be invested by the Collateral Agent, as directed by the Servicer in writing (or, if the Servicer fails to provide such direction, such amounts shall ~~be invested in any investments described in clause (d) of the definition of Permitted Investments based upon a standing instruction of the Servicer~~remain uninvested), in Permitted Investments that mature (i) with respect to the Principal Collection Account and the Interest Collection Account, not later than one Business Day prior to the Distribution Date for the Accrual Period to which such amounts relate and (ii) with respect to the Unfunded Exposure Account, on the immediately following Business Day. Any such written direction shall certify that any such investment is authorized by this Section 8.1. Investments in Permitted Investments shall be made in the name of the Securities Intermediary, and, except as specifically required below, such investments shall not be sold or disposed of prior to their maturity. If any amounts denominated in Dollars are needed for disbursement from the Principal Collection Account or the Interest Collection Account and sufficient uninvested funds are not available therein to make such disbursement, the Collateral Agent shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account to make such disbursement in accordance with and upon the written direction of the Servicer or, if the Servicer shall fail to give such direction, the Facility Agent. The Collateral Agent shall, upon written request, provide the Facility Agent with all information in its possession regarding transfer into and out of the Collection Account (including, but not limited to, the identity of the counterparty making or receiving such transfer). In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith (except in its capacity as obligor thereunder, if applicable), or for any failure of the Servicer or the Facility Agent, as applicable, to timely provide investment instructions or disposition instructions to the Collateral Agent in connection with the investment of funds in or from any account set forth herein. To the extent agreed to by the Borrower or the Servicer, the Collateral Agent or the Collateral Custodian and their respective Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s or the Collateral Custodian’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments, and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement. For the avoidance of doubt, all funds held in the Borrower Collection Account and all amounts denominated in an eligible currency other than Dollars shall remain uninvested.

(c) Neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Account, except to the extent explicitly set forth herein (including the withdrawal rights for the Unfunded Exposure Account set forth in Section 8.1(a)).

Subject to the other provisions hereof, the Collateral Agent shall have sole Control (within the meaning of the UCC) over each Account and each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner that complies with this Section 8.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Accounts shall be deposited or transferred to the Collection Account and distributed pursuant to Section 8.3(a).

(d) The Equityholder may, from time to time in its sole discretion (x) deposit amounts into the Principal Collection Account or the Unfunded Exposure Account and/or (y) transfer Eligible Collateral Obligations as equity contributions to the Borrower. All such amounts will be included in each applicable compliance calculation under this Agreement, including, without limitation, calculation of the Borrowing Base, the Maximum Availability and the Minimum Equity Test.

Section 8.2 Excluded Amounts. The Servicer may direct the Collateral Agent and the Securities Intermediary to withdraw from the applicable Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Facility Agent and the Collateral Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Facility Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice.

Section 8.3 Distributions, Reinvestment and Dividends. (a) On each Distribution Date, the Collateral Agent shall distribute from the Interest Collection Account, in accordance with the applicable Monthly Report prepared by the Collateral Agent pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(i) FIRST, to the payment of Taxes owing by the Borrower, if any, which expenses shall not exceed $25,000 on any Distribution Date;

(ii) SECOND, (1) first, to the Collateral Agent, the Securities Intermediary and the Collateral Custodian, any accrued and unpaid Collateral Agent Fees and Expenses, Securities Intermediary fees and expenses and Collateral Custodian Fees and Expenses for the related Accrual Period, which fees and expenses shall not exceed in the aggregate the amount of the Capped Fees/Expenses, (2) second, to the Servicer, any accrued and unpaid Servicer Expenses, which Servicer Expenses shall not exceed $30,000 on any Distribution Date and (3) third, any accrued and unpaid Successor Senior Servicing Fee;

(iii) THIRD, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(iii), (A) to the Agents on behalf of their respective Lenders, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date), (B) to the Facility Agent and the Agents on behalf of their respective Lenders, all accrued and unpaid Fees due to the Lenders, the Agents and the Facility Agent and (C) to the Hedge Counterparties, any amounts owed for the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;

(iv) FOURTH, to the extent not waived or deferred by the Servicer, to the Servicer, any accrued and unpaid Senior Servicing Fee for the related Accrual Period;

(v) FIFTH, to the Agents on behalf of their respective Lenders pro rata in accordance with the outstanding Advances, (1) in the amount necessary to reduce the Advances outstanding to an amount not to exceed the lower of any Borrowing Base and the Maximum Availability, (2) if either the Minimum Diversity Test or the Minimum Equity Test is not satisfied on such Distribution Date, in the amount necessary to reduce the Advances outstanding to zero and (3) in the amount necessary to reduce the Advances outstanding to an amount such that after giving effect to such reduction the Foreign Currency Advance Amount is less than the Foreign Currency Sublimit;

(vi) SIXTH, (1) if an Unmatured Event of Default has occurred and is continuing, to remain in the Collection Account as Interest Collections or (2) if an Event of Default has occurred and is continuing, to the Agents on behalf of their respective Lenders pro rata to repay the Advances outstanding in an amount equal to all remaining Interest Collections;

(vii) SEVENTH, after the end of the Revolving Period, either (A) if no Revaluation Diversion Event has occurred, the Diversity Score is greater than 15 and no Unmatured Event of Default or an Event of Default has occurred and is continuing, to the Borrower, or (B) otherwise, to the Agents on behalf of their respective Lenders pro rata to repay the Advances outstanding in the amount necessary to reduce the Advances outstanding to zero;

(viii) EIGHTH, pro rata based on amounts owed to such Persons under this Section 8.3(a)(viii), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(ix) NINTH, to any Affected Persons, any Increased Costs then due and owing;

(x) TENTH, to the extent not previously paid pursuant to Section 8.3(a)(i) above, to the payment of Taxes owing by the Borrower, if any;

(xi) ELEVENTH, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnified Amounts then due and owing to each such Indemnified Party;

(xii) TWELFTH, to the extent not previously paid pursuant to Section 8.3(a)(ii) above, to the Collateral Agent, the Securities Intermediary and the Collateral Custodian, any Collateral Agent Fees and Expenses, Securities Intermediary fees and expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent, Securities Intermediary and the Collateral Custodian;

(xiii) THIRTEENTH, to the extent not waived or deferred by the Servicer, to the Servicer, any accrued and unpaid Subordinated Servicing Fee for the related Accrual Period;

(xiv) FOURTEENTH, to pay any other amounts due from the Borrower under this Agreement and the other Transaction Documents and not previously paid pursuant to this Section 8.3(a);

(xv) FIFTEENTH, during the Revolving Period if an Unmatured Event of Default or an Event of Default has not occurred and is continuing and at the election of the Servicer, to be deposited in the Principal Collection Account as Principal Collections for any reinvestment in Collateral Obligations;

(xvi) SIXTEENTH, to the Equityholder as a Permitted RIC Distribution;

(xvii) ~~(xvi) SIXTEENTH~~SEVENTEENTH, the remaining Amount Available, to the Borrower.

(b) On each Distribution Date, the Collateral Agent shall distribute from the Principal Collection Account, in accordance with the applicable Monthly Report prepared by the Collateral Agent pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(i) FIRST, to pay, in accordance with Section 8.3(a) above, the amounts referred to in clauses (i) through (v) above;

(ii) SECOND, if the Revolving Period has ended, to the Agents on behalf of their respective Lenders pro rata to repay the Advances outstanding in the amount necessary to reduce the Advances outstanding to zero;

(iii) THIRD, to pay, in accordance with Section 8.3(a) above, the amounts referred to in clauses (vi) through (xiv) above;

(iv) FOURTH, during the Revolving Period, to remain in the Principal Collection Account as Principal Collections; and

(v) FIFTH, after the end of the Revolving Period, the remaining Amount Available, to the Borrower.

(c) During the Revolving Period, the Borrower may withdraw from the Collection Account any Principal Collections and apply such Principal Collections to (A) prepay the Advances outstanding in accordance with Section 2.4 or (B) acquire additional Collateral Obligations (each such reinvestment of Principal Collections, a “Reinvestment”), subject to the following conditions:

(i) the Servicer on the Borrower’s behalf shall have given written notice to the Collateral Agent, each Agent and the Facility Agent of the proposed Reinvestment at or prior to 12:00 p.m., New York City time, on the date of such Reinvestment (the “Reinvestment Date”). Such notice (the “Reinvestment Request”) shall be in the form of Exhibit C-2 and shall include (among other things) the proposed Reinvestment Date, the amount of such proposed Reinvestment and a Schedule of Collateral Obligations setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Reinvestment Date (if applicable);

(ii) each condition precedent set forth in Section 6.2 shall be satisfied;

(iii) upon the written request of the Borrower (or the Servicer on the Borrower’s behalf) delivered to the Collateral Agent no later than 12:00 p.m. (or 12:30 p.m. if the applicable Reinvestment Request is submitted after 11:00 a.m. on such Business Day) New York City time on the applicable Reinvestment Date, the Collateral Agent shall have provided to the Facility Agent and each Agent by facsimile or e-mail (to be received no later than 1:30 p.m. New York City time on that same day) a statement reflecting the total amount on deposit on such day in the Collection Account; and

(iv) any Reinvestment Request given by the Borrower pursuant to this Section 8.3(c), shall be irrevocable and binding on the Borrower.

(d) At any time, the Borrower may withdraw from the Principal Collection Account the proceeds of any Advance on deposit therein as may be needed to settle any pending acquisition of an Eligible Collateral Obligation.

Subject to the Collateral Agent’s receipt of an Officer’s Certificate of the Servicer as to the satisfaction of the conditions precedent set forth in Section 6.2 and this Section 8.3, the Collateral Agent will release funds from the Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount of Collections on deposit in the Collection Account.

(e) To the extent necessary to make payments in any Eligible Currency pursuant to Section 8.3(a), the Servicer agrees to provide written instruction to the Collateral Agent, on the Determination Date immediately preceding each Distribution Date, to convert amounts on deposit in the applicable Collection Account into any Eligible Currency (pro rata based on available amounts from each other Eligible Currency, unless otherwise directed in writing by the Servicer) using the Applicable Conversion Rate. All risk and expense incident to such conversion is the responsibility of the Borrower and the Collateral Agent shall have (x) no responsibility for fluctuations in exchange rates affecting any Collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Servicer, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.

Section 8.4 Fees. The Borrower shall pay the Undrawn Fee, the Make-Whole Fee, the Prepayment Fee and any other fees (collectively, “Fees”) in the amounts and on the dates set forth herein or in one or more fee letter agreements, dated on or after the date hereof , signed by the Borrower, the Facility Agent and/or any applicable Lender Group (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, a “Fee Letter”).

Section 8.5 Monthly Report. The Collateral Agent shall prepare (based on information provided to it by the Servicer, the Facility Agent, the Agents and the Lenders as set forth herein) a Monthly Report in the form of Exhibit D determined as of the close of business on each Determination Date and make available such Monthly Report to the Facility Agent, each Agent the Borrower and the Servicer on each Reporting Date starting with the Reporting Date in April 2024. If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Agent and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Facility Agent) a copy of such notice and information to the Facility Agent, each Agent and the Servicer. If the Collateral Agent agrees with any such correction and unless the Collateral Agent is otherwise timely directed by the Facility Agent, the Collateral Agent shall distribute a revised Monthly Report on the Business Day after it receives such information. If the Collateral Agent does not agree with any such correction or it is directed by the Facility Agent that the Collateral Agent should not make such correction, the Collateral Agent shall (within one Business Day) contact the Facility Agent and request instructions on how to proceed and shall proceed in accordance with such instructions from the Facility Agent. The Facility Agent’s reasonable determination with regard to any disputed item in the Monthly Report shall be final.

The Servicer shall reasonably cooperate with the Collateral Agent in connection with the preparation of the Monthly Reports and any supplement thereto. Without limiting the generality of the foregoing, the Servicer shall supply any information maintained by it that the Collateral Agent may from time to time reasonably request with respect to the Collateral and reasonably needs to complete the reports, calculations and certificates required to be prepared by the Collateral

Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder. Without limiting the generality of the foregoing, in connection with the preparation of a Monthly Report, (i) the Servicer shall be responsible for providing the Collateral Agent the information required for parts (a) through (c) of Exhibit D for such Monthly Report and (ii) the Facility Agent and the Agents shall be responsible for providing to the Collateral Agent the information required by Section 3.4 for part (d) of Exhibit D for such Monthly Report on which the Collateral Agent may conclusively rely. The Servicer shall review and verify the contents of the aforesaid reports (including the Monthly Report), instructions, statements and certificates. Upon receipt of approval from the Servicer, the Collateral Agent shall send such reports, instructions, statements and certificates to the Borrower and the Servicer for execution.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, the Borrower hereby represents and warrants to the Facility Agent, the Agents and the Lenders as to itself, as of the Effective Date, each Funding Date and each other Measurement Date, as follows:

Section 9.1 Organization and Good Standing. It has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Collateral Obligations and the Related Security, and to grant to the Collateral Agent a security interest in the Collateral Obligations and the Related Security and the other Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 9.2 Due Qualification. It is duly qualified to do business and has obtained all necessary licenses and approvals and made all necessary filings and registrations in all jurisdictions, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 9.3 Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; has full power, authority and legal right to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral Obligations and the other Collateral and has duly authorized such grant by all necessary action.

Section 9.4 Binding Obligations. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Borrower and are enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

Section 9.5 Security Interest. This Agreement creates a valid and continuing Lien on the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC, and is enforceable as such against creditors of and purchasers from the Borrower; the Collateral is comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations as set forth herein; with respect to Collateral that constitute Security Entitlements (a) all of such Security Entitlements have been credited to the Accounts and the Securities Intermediary has agreed to treat all assets credited to the Accounts as Financial Assets, (b) the Borrower has taken all steps necessary to enable the Collateral Agent to obtain Control with respect to the Accounts and (c) the Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties; the Borrower has not instructed (as defined in the Account Control Agreement) the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), the Borrower may, or may cause the Servicer to, cause cash in the Accounts to be invested or distributed in accordance with this Agreement; all Accounts constitute Securities Accounts; the Borrower owns and has good and marketable title to the Collateral free and clear of any Lien (other than Permitted Liens); the Borrower has received all consents and approvals required by the terms of any Collateral Obligation to the transfer and granting of a security interest in the Collateral Obligations hereunder to the Collateral Agent, on behalf of the Secured Parties; the Borrower has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the State of Delaware; all original executed copies of each underlying promissory note constituting or evidencing any Collateral Obligation have been or, subject to the delivery requirements contained herein and/or Section 18.3, will be delivered to the Collateral Custodian; the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding each underlying promissory note evidencing a Collateral Obligation solely on behalf of the Collateral Agent for the benefit of the Secured Parties; none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent on behalf of the Secured Parties; with respect to Collateral that constitutes a Certificated Security, such certificated security has been delivered to the Collateral Custodian and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Custodian or in blank by an effective Indorsement or has been registered in the name of the Collateral Custodian upon original issue or registration of transfer by the Borrower of such Certificated Security, in each case to be held by the Collateral Custodian on behalf of the Collateral Agent for the benefit of the Secured Parties; and in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

Section 9.6 No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate in any material respect any Applicable Law or in any way materially adversely affect the Borrower’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

Section 9.7 No Proceedings. There are no proceedings or investigations pending or, to the Borrower’s knowledge, threatened against the Borrower, before any Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on any of the Collateral or on the assignments and security interests granted by the Borrower in this Agreement.

Section 9.8 No Consents. It is not required to obtain the consent of any other Person or any approval, authorization, consent, license, approval or authorization, or registration or declaration with, any Official Body having jurisdiction over it or its properties in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party, in each case other than consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof, other than any consents or approvals which the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.

Section 9.9 Solvency. It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, it will have an adequate amount of capital to conduct its business in the foreseeable future.

Section 9.10 Compliance with Laws. It has complied and will comply in all respects with all Applicable Laws, judgments, agreements with Official Bodies, decrees and orders with respect to its business and properties and all Collateral, other than non-compliance which would not reasonably be expected to result in a Material Adverse Effect.

Section 9.11 Taxes. For U.S. federal income tax purposes, it is, and always has been, an entity disregarded as separate from the Equityholder and the Equityholder is a U.S. Person. It has filed on a timely basis all U.S. federal and other material Tax returns (including foreign, state, local and otherwise) required to be filed, if any, and has paid all U.S. federal and other material Taxes due and payable by it and any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Official Body (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower). No Lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any material Tax (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower). Any material Taxes payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of each Collateral Obligation and the Related Security to the Borrower have been paid or shall have been paid if and when due at or prior to the Effective Date or the Advance Date, as applicable.

Section 9.12 Monthly Report. Each Monthly Report is accurate in all material respects as of the date thereof, or, in the case of information contained therein received from any un-Affiliated third party (which shall include any statements and calculations to the extent such statements or calculations are inaccurate solely as a result of such information), is true and correct in all material respects to the Borrower’s knowledge.

Section 9.13 No Liens, Etc. The Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability and the Borrower has the full right, power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in such Collateral, free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability, to the extent (as to perfection and priority) that a security interest in said Collateral may be perfected under the applicable UCC. The Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral, no Person other than the Collateral Agent has a security interest in the Collateral which is perfected by control and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Borrower or any of its Affiliates as debtor or grantor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto or as necessary or advisable in connection with the Sale and Contribution Agreement.

Section 9.14 Information True and Correct. All information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of the Borrower in writing to any Lender, the Collateral Agent, any Agent or the Facility Agent in connection with this Agreement or any transaction contemplated hereby (including, without limitation, prior to the Effective Date but after taking into account all updates, modifications and supplements to such information) is (when taken as a whole) true and correct in all material respects (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Borrower, is true and correct in all material respects to the Borrower’s knowledge) and does not omit to state a material fact necessary to make the statements contained therein (when taken as a whole) not misleading (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Borrower, does not omit to state such a fact to the Borrower’s knowledge). Without limiting the foregoing, all Collateral Obligations included as Eligible Collateral Obligations in the calculation of the Borrowing Base in the most recently delivered Monthly Report are Eligible Collateral Obligations as of the date of such calculation.

Section 9.15 Bulk Sales. The grant of the security interest in the Collateral by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Section 9.16 Collateral. Except as otherwise expressly permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person.

Section 9.17 Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of the Facility Agent, any Agent or any Lender.

Section 9.18 Indebtedness. The Borrower has no Indebtedness or other indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 9.19 No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

Section 9.20 No Subsidiaries. The Borrower has no Subsidiaries other than any REO Asset Owners.

Section 9.21 ERISA Compliance.

(a) The Borrower does not sponsor, maintain, or contribute to, and has never sponsored, maintained, or contributed to, and, except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Affiliate sponsors, maintains, contributes to, or has any liability in respect of, or has ever sponsored, maintained, contributed to, or had any liability in respect of, a Plan.

(b) No ERISA Event has occurred on or prior to the date that this representation is made or deemed made that, whether alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

(c) The Borrower is not, and will not become at any time while any Obligations are outstanding, a Benefit Plan Investor.

Section 9.22 Investment Company Status. The Borrower is not required to register as an investment company under the 1940 Act.

Section 9.23 Set-Off, Etc. No Collateral Obligation has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower or the Obligor thereof, and no Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower or the Obligor with respect thereto, except, in each case, pursuant to the Transaction Documents and for amendments, extensions and modifications, if any, to such Collateral otherwise permitted hereby and in accordance with the Servicing Standard; provided, that, any breach of this Section 9.23 caused solely by a failure with respect to one or more Collateral Obligations shall not constitute an Event of Default if the Equityholder otherwise complies with Section 6.2 of the Sale and Contribution Agreement with respect to each such Collateral Obligation.

Section 9.24 Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account in accordance with Section 10.10.

Section 9.25 Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Equityholder in exchange for the purchase of the Collateral Obligations (or any number of them). No such transfer has been made for or on account of an antecedent debt and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

Section 9.26 Use of Proceeds. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the FRS Board from time to time.

Section 9.27 Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Servicer, and the Borrower hereby acknowledges that the Facility Agent, each of the Agents and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity (other than, if applicable, for U.S. tax purposes). Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.

There is not now, nor will there be at any time in the future, any agreement or understanding between the Borrower and the Equityholder (other than as expressly set forth herein and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes; provided that it is understood and acknowledged that the Borrower will be disregarded as an entity separate from the Equityholder for U.S. federal income tax purposes.

Section 9.28 Transaction Documents. The Transaction Documents delivered to the Facility Agent represent all material agreements between the Equityholder, on the one hand, and the Borrower, on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to this Agreement or the Sale and Contribution Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Obligation and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale and Contribution Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.

Section 9.29 Anti-Terrorism, Anti-Money Laundering. (a) Neither the Borrower nor any Affiliate, officer, employee or director, acting on behalf of the Borrower (i) is (A) a country, territory, organization, person or entity named on any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, His Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including but not limited to ~~Afghanistan~~Belarus , Cuba, Iran, ~~Syria, Sudan,~~ North Korea, ~~the occupied territories in the “Donetsk People’s Republic” region of Ukraine, the occupied territories in the “Luhansk People’s Republic” region of Ukraine, the occupied territories in the “Kherson” region of Ukraine, the occupied territories in the “Zaporizhzhia” region of Ukraine and the Crimean region of Ukraine~~Russia, Syria, Venezuela (government only) and the non-government-controlled areas of Ukraine being the Crimea, Donetsk, Luhansk, Kherson and Zaporizhzhia regions (the “Sanctioned Countries”); (B) a Person that resides, is organized or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries; or (C) owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person defined in either of the preceding clauses (A) or (B); (ii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iii) is a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is and each Affiliate, officer, employee or director, acting on behalf of the Borrower is (and is taking no action which would result in any such Person not being) in compliance with (a) all OFAC rules and regulations, (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that the Borrower or any of its Affiliates is subject and (c) the Anti-Money Laundering Laws. In addition, the described purpose (“trade related business activities”) does not include any kind of activities or business of or with any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations Security Council (including the Sanctioned Countries) and does not involve commodities or services of a Sanctioned Country origin or shipped to, through or from a Sanctioned Country, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized any of the foregoing.

(b) The Borrower has complied, in all material respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”). No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Money Laundering Laws, or, to the knowledge of the Borrower, threatened.

Section 9.30 Anti-Bribery and Corruption.

(a) Neither the Borrower nor, to the best of the Borrower’s knowledge, any Affiliate, director, officer, employee, or anyone acting on behalf of the Borrower has engaged in any activity, or will take any action, directly or indirectly, which would breach applicable anti-bribery and corruption laws and regulations, including but not limited to the US Foreign and Corrupt Practices Act 1977, as amended, and the Bribery Act 2010 of the United Kingdom (the “Anti-Bribery and Corruption Laws”).

(b) The Borrower and its Affiliates have each conducted their businesses in compliance with Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all Anti-Bribery and Corruption Laws and with the representation and warranty contained herein.

(c) No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Bribery and Corruption Laws, or, to the actual knowledge of the Borrower, threatened.

(d) The Borrower will not directly or indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.

Section 9.31 AIFMD and UK AIFM Regulation. The Borrower is not (i) an AIFM or an AIF managed by an AIFM (as such term is defined in the AIFMD) required to be authorized or registered in accordance with AIFMD; or (ii) an AIFM or an AIF managed by an AIFM (as such term is defined in the UK AIFM Regulations) required to be authorized or registered in accordance with the UK AIFM Regulations.

Section 9.32 EEA Financial Institution. The Borrower is not an EEA Financial Institution.

ARTICLE X

COVENANTS

From the date hereof until the first day following the Facility Termination Date on which all Obligations shall have been finally and fully paid and performed (other than as expressly survive the termination of this Agreement), the Borrower hereby covenants and agrees with the Lenders, the Agents and the Facility Agent that:

Section 10.1 Protection of Security Interest of the Secured Parties. (a) At or prior to the Effective Date, the Borrower shall have filed or caused to be filed a UCC-1 financing statement, naming the Borrower as debtor and the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the Collateral, with the office of the Secretary of State of the State of Delaware. From time to time thereafter, the Borrower shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by Applicable Law fully to preserve, maintain and protect the interest of the Collateral Agent in favor of the Secured Parties under this Agreement in the Collateral and in the proceeds thereof. The Borrower shall deliver (or cause to be delivered) to the Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Borrower fails to perform its obligations under this subsection, the Collateral Agent or the Facility Agent may (but shall have no obligation to) do so, in each case at the expense of the Borrower, however neither the Collateral Agent nor the Facility Agent shall have any liability in connection therewith.

(b) The Borrower shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Borrower (or by the Collateral Agent on its own behalf or on behalf of the Borrower) in accordance with subsection (a) above seriously misleading or change its jurisdiction of organization, unless the Borrower shall have given the Facility Agent, each Agent and the Collateral Agent at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent, each Agent and Facility Agent together with an Officer’s Certificate to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed).

(c) The Borrower shall maintain its computer systems, if any, so that, from and after the time of the first Advance under this Agreement, the Borrower’s master computer records (including archives) that shall refer to the Collateral indicate clearly that such Collateral is subject to the first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties. Indication of the Collateral Agent’s (for the benefit of the Secured Parties) security interest shall be deleted from or modified on the Borrower’s computer systems when, and only when, the Collateral in question shall have been paid in full, the security interest under this Agreement has been released in accordance with its terms, upon such Collateral Obligation becoming a Repurchased Collateral Obligation or Substituted Collateral Obligation, or otherwise as expressly permitted by this Agreement.

(d) Without limiting any of the other provisions hereof, if at any time the Borrower shall propose to sell, grant a security interest in, or otherwise transfer any interest in loan receivables to any prospective lender or other transferee, the Borrower shall give to such prospective lender or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Collateral shall indicate clearly that such Collateral is subject to a first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties.

Section 10.2 Other Liens or Interests. Except for the security interest granted hereunder and as otherwise permitted pursuant to Sections 7.10, 7.11 and 10.16, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and the Borrower shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Borrower (other than Permitted Liens).

Section 10.3 Costs and Expenses. The Borrower shall pay (or cause to be paid) all of its reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

Section 10.4 Reporting Requirements. The Borrower shall furnish, or cause to be furnished, to the Facility Agent, each Agent the Collateral Agent and each Lender:

(a) as soon as possible and in any event within three (3) Business Days after a Responsible Officer of the Borrower shall have knowledge of the occurrence of an Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default, the statement of an Executive Officer of the Borrower setting forth complete details of such event and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

(b) promptly, from time to time, such other information, documents, records or reports respecting the Collateral Obligations or the Related Security, the other Collateral or the condition or operations, financial or otherwise, of the Borrower as such Person may, from time to time, reasonably request so long as such information is within the possession of the Borrower or may be obtained with neither undue burden nor expense;

(c) promptly, upon a Responsible Officer of the Borrower having actual knowledge thereof, in reasonable detail, notice (i) of any Adverse Claim that is made or asserted against any of the Collateral, (ii) any Revaluation Event and (iii) any Material Modification;

(d) promptly, in reasonable detail, any new or updated information reasonably requested by a Lender in connection with “know your customer” laws or any similar regulations; and

(e) promptly following any request therefor, the Borrower shall deliver to the Facility Agent information and documentation reasonably requested by the Facility Agent for purposes of compliance with its Beneficial Ownership Certification.

Section 10.5 Separate Existence. (a) The Borrower shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use its best efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that the assets of the Borrower are available to pay the creditors of any of its equityholders or any Affiliate thereof.

(b) It shall maintain records and books of account separate from those of any other Person.

(c) It shall pay its own operating expenses and liabilities from its own funds.

(d) It shall ensure that the annual financial statements of the Equityholder shall disclose the effects of the transactions contemplated hereby in accordance with GAAP.

(e) It shall not hold itself out as being liable for the debts of any other Person. It shall not pledge its assets to secure the obligations of any other Person. It shall not guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit or assets as being available to pay the obligations of any other Person.

(f) It shall keep its assets and liabilities separate from those of all other entities. Except as expressly contemplated herein with respect to Excluded Amounts, it shall not commingle its assets with assets of any other Person.

(g) It shall maintain bank accounts or other depository accounts separate from any other person or entity, including any Affiliate.

(h) To the extent required under GAAP, it shall ensure that any consolidated financial statements including the Borrower, if any, have notes to the effect that the Borrower is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders.

(i) It shall not (A) amend, supplement or otherwise modify the Special Purpose Provisions contained in its organizational documents (as defined therein), except in accordance therewith and with the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, delayed or conditioned) or (B) divide or permit any division of itself.

(j) It shall at all times hold itself out to the public and all other Persons as a legal entity separate from its member and from any other Person (other than, if applicable, for U.S. tax purposes).

(k) It shall file its own Tax returns separate from those of any other Person, if and to the extent required to file tax returns under Applicable Law, except to the extent that it is treated as a “disregarded entity” for tax purposes and is not required to file Tax returns under Applicable Law, and shall pay any U.S. federal and other material Taxes required to be paid under Applicable Law.

(l) It shall conduct its business only in its own name and comply with all organizational formalities necessary to maintain its separate existence.

(m) It shall maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, that its assets may be included in a consolidated financial statement of its Affiliate so long as (i) appropriate notation shall be made on such consolidated financial statements (if any) to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on its own separate balance sheet.

(n) It shall not, except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents and properly reflected on its books and records, enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction.

(o) It shall maintain a sufficient number of employees (which number may be zero) in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds.

(p) It shall use separate invoices bearing its own name.

(q) It shall correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of any other Person.

(r) It shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require its equityholders to make additional capital contributions.

(s) It shall not acquire any obligation or securities of its members or of any Affiliate other than the Collateral in compliance with the Transaction Documents.

(t) It shall not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that it may invest in those investments permitted under the Transaction Documents and may hold the equity of REO Asset Owners.

(u) It shall not, to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or transfer of all or substantially all of its assets and such activities as are expressly permitted pursuant to the Transaction Documents.

(v) It shall not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities), except as expressly contemplated by the Transaction Documents.

(w) Except as expressly permitted by the Transaction Documents (which permits, for the avoidance of doubt, the formation of REO Asset Owners), it shall not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity.

(x) It shall not own any asset or property other than Collateral and such other financial assets as permitted by the Transaction Documents.

(y) It shall not engage, directly or indirectly, in any business other than as required or permitted to be performed by the Transaction Documents.

(z) It shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, including for shared office space and for services performed by an employee of any Affiliate.

(aa) Neither the Borrower nor the Equityholder shall take any action contrary to the “Facts and Assumptions” or “Further Assumptions” sections in the opinion or opinions of Milbank LLP, dated the date hereof, relating to certain nonconsolidation and true sale matters.

(bb) Neither the Servicer nor any other person shall be authorized or empowered, nor shall they permit the Borrower to take any Material Action without the prior unanimous written consent of an Independent Manager. The organizational documents of the Borrower shall include the following provisions: (a) at all times there shall be, and Borrower shall cause there to be, at least one (1) Independent Manager; (b) the Borrower shall not, without the prior written consent of the Independent Manager, on behalf of itself or Borrower, take any Material Action or any action that might reasonably cause such entity to become insolvent, and when voting with respect to such matters, the Independent Manager shall consider only the interests of the Borrower, including its creditors; and (c) no Independent Manager of the Borrower may be removed or replaced unless the Borrower provides Lender with not less than five (5) Business Days’ prior written notice of (i) any proposed removal of an Independent Manager, together with a statement as to the reasons for such removal, and (ii) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements set forth in the organizational documents of the Borrower for an Independent Manager. No resignation or removal of an Independent Manager shall be effective until a successor Independent Manager is appointed and has accepted his or her appointment. No Independent Manager may be removed other than for Cause.

Nothing in this Section 10.5 other than Section 10.5(k) shall bind the position of the Borrower for U.S. tax purposes.

Section 10.6 Hedging Agreements. (a) With respect to any Fixed Rate Collateral Obligation (other than any Fixed Rate Collateral Obligation (or portion thereof) not counted as “excess” pursuant to clause (e) of the definition of “Excess Concentration Amount”) and (i) any Collateral Obligation (or portion thereof) denominated in an Eligible Currency other than Dollars which is included in clause (e) of “Excess Concentration Amount”, the Borrower hereby covenants and agrees that, upon the direction of the Facility Agent in its sole discretion as notified to the Borrower and the Servicer on or prior to the related Funding Date for such Collateral Obligation, the Borrower shall obtain and deliver to the Collateral Agent (with a copy to the Facility Agent and each Agent) one or more Hedging Agreements from qualified Hedge Counterparties having, singly or in the aggregate, an Aggregate Notional Amount not less than the amount determined by the Facility Agent in its reasonable discretion, which (1) shall each have a notional principal amount equal to or greater than the lesser of (I) the Principal Balance of such Fixed Rate Collateral Obligation and (II) $1,000,000, (2) may provide for reductions of the Aggregate Notional Amount on each Distribution Date on an amortization schedule for such Aggregate Notional Amount assuming a 0.0 ABS prepayment speed (or such other ABS prepayment speed as may be approved in writing by the Facility Agent) and zero losses, and (3) shall have other terms and conditions and be represented by Hedging Agreements otherwise acceptable to the Facility Agent in its sole discretion.

(b) In the event that any Hedge Counterparty defaults in its obligation to make a payment to the Borrower under one or more Hedging Agreements on any date on which payments are due pursuant to a Hedging Agreement, the Borrower shall make a demand no later than the Business Day following such default on such Hedge Counterparty, or any guarantor, if applicable, demanding payment under the applicable Hedging Agreement in accordance with the terms of such Hedging Agreement. The Borrower shall give notice to the Lenders upon the continuing failure by any Hedge Counterparty to perform its obligations during the two Business Days following a demand made by the Borrower on such Hedge Counterparty, and shall take such action with respect to such continuing failure as may be directed by the Facility Agent.

(c) In the event that any Hedge Counterparty no longer maintains the ratings specified in the definition of “Hedge Counterparty,” then within 30 days after receiving notice of such decline in the creditworthiness of such Hedge Counterparty as determined by any Rating Agency, the Borrower shall provide the Hedge Counterparty notice of the potential termination event resulting from such downgrade and, if the Hedge Counterparty fails to cure such potential termination event within the time frame specified in the related Hedging Agreement, the Borrower shall, at the written direction of the Facility Agent, (i) provided that a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of Section 10.6(d) has been obtained, (A) provide written notice to such Hedge Counterparty (with a copy to the Collateral Agent, each Agent and the Facility Agent) of its intention to terminate the applicable Hedging Agreement within the 30-day period following the expiration of the cure period set forth in the applicable Hedging Agreement and (B) terminate the applicable Hedging Agreement within such 30-day period, request the payment to it of all amounts due to the Borrower under the applicable Hedging Agreement through the termination date and deposit any such amounts so received, on the day of receipt, to the Collection Account, or (ii) establish any other arrangement (including an arrangement or arrangements in addition to or in substitution for any prior arrangement made in accordance with the provisions of this Section 10.6(c)) with the written consent (in its sole discretion) of the Facility Agent (a “Qualified Substitute Arrangement”); provided, that in the event at any time any alternative arrangement established pursuant to the above shall cease to be satisfactory to the Facility Agent, then the provisions of this Section 10.6(c), shall again be applied and in connection therewith the 30-day period referred to above shall commence on the date the Borrower receives notice of such cessation or termination, as the case may be.

(d) Unless an alternative arrangement pursuant to Section 10.6(c) is being established, the Borrower shall use its best efforts to obtain a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of this Section 10.6 during the 30-day period following the expiration of the cure period set forth in the applicable Hedging Agreement. The Borrower shall not terminate the Hedging Agreement unless, prior to the expiration of such 30-day period, the Borrower delivers to the Collateral Agent (with a copy to the Facility Agent and each Agent) (i) a Replacement Hedging Agreement or Qualified Substitute Arrangement, (ii) to the extent applicable, an Opinion of Counsel reasonably satisfactory to the Facility Agent as to the due authorization, execution and delivery and validity and enforceability of such Replacement Hedging Agreement or Qualified Substitute Arrangement, as the case may be, and (iii) evidence that the Facility Agent has consented in writing to the termination of the applicable Hedging Agreement and its replacement with such Replacement Hedging Agreement or Qualified Substitute Arrangement.

(e) The Servicer or the Borrower shall notify the Facility Agent, each Agent and the Collateral Agent within five Business Days after a Responsible Officer of such Person shall obtain knowledge that the senior unsecured debt rating of a Hedge Counterparty has been withdrawn or reduced by any Rating Agency.

(f) The Borrower may at any time obtain a Replacement Hedging Agreement with the consent (in its sole discretion) of the Facility Agent.

(g) The Borrower shall not agree to any amendment to any Hedging Agreement without the consent (in its sole discretion) of the Facility Agent.

(h) The Borrower shall notify the Facility Agent, each Agent and the Collateral Agent after a Responsible Officer of the Borrower shall obtain actual knowledge of the transfer by the related Hedge Counterparty of any Hedging Agreement, or any interest or obligation thereunder.

(i) The Borrower, with the consent of the Facility Agent in its sole discretion, may sell all or a portion of the Hedging Agreements. The Borrower shall have the duty of obtaining a fair market value price for the sale of any Hedging Agreement, notifying the Facility Agent, each Agent and the Collateral Agent of prospective purchasers and bids, and selecting the purchaser of such Hedging Agreement. The Borrower and, at the Borrower’s request, the Collateral Agent, upon receipt of the purchase price in the Collection Account shall, with the prior written consent of the Facility Agent, execute all documentation necessary to release the Lien of the Collateral Agent on such Hedging Agreement and proceeds thereof.

Notwithstanding anything to the contrary in this Section 10.6, the parties hereto agree that should the Borrower fail to observe or perform any of its obligations under this Section 10.6 with respect to any Hedging Agreement, the sole result will be that the Collateral Obligation or Collateral Obligations that are the subject of such Hedging Agreement shall immediately cease to be Eligible Collateral Obligations for all purposes under this Agreement.

Section 10.7 Tangible Net Worth. The Borrower shall maintain at all times a positive Tangible Net Worth.

Section 10.8 Taxes. For U.S. federal income tax purposes, the Borrower will be an entity disregarded as separate from the Equityholder and the Equityholder will be a U.S. Person. The Borrower will file on a timely basis all U.S. federal and other material Tax returns (including foreign, federal, state, local and otherwise) required to be filed, if any, and will pay all U.S. federal and other material Taxes due and payable by it and any assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower).

Section 10.9 Merger, Consolidation, Etc. The Borrower shall not merge or consolidate with any other Person, or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Facility Agent in its sole discretion.

Section 10.10 Deposit of Collections. The Borrower shall transfer, or cause to be transferred, all Collections to the Collection Account by the close of business on the Business Day following the date such Collections are received by the Borrower, the Equityholder, the Servicer or any of their respective Affiliates.

Section 10.11 Indebtedness; Guarantees. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness permitted under the Transaction Documents. The Borrower shall incur no Indebtedness secured by the Collateral other than the Obligations. The Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents.

Section 10.12 Limitation on Purchases from Affiliates. Other than pursuant to the Sale and Contribution Agreement, the Borrower shall not purchase any asset from the Equityholder or the Servicer or any Affiliate of the Borrower, the Equityholder or the Servicer.

Section 10.13 Documents. Except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, unless (in each case) the Facility Agent shall have consented thereto in its sole discretion.

Section 10.14 Preservation of Existence. The Borrower shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction where the failure to qualify and remain qualified would reasonably be expected to have a Material Adverse Effect.

Section 10.15 Limitation on Investments. The Borrower shall not form, or cause to be formed, any Subsidiaries other than REO Asset Owners; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Transaction Documents.

Section 10.16 Distributions. (a) The Borrower shall not declare or make (i) payment of any distribution on or in respect of any equity interests, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire such equity interests; provided that the Borrower may make one or more distributions (but no more than three per calendar quarter including any distributions made during a Distribution Date) of (A) during the Revolving Period only, Interest Collections, Principal Collections or proceeds of any Advance (excluding any such amounts needed such to settle the acquisition of any Eligible Collateral Obligations), (v) as certified in writing by the Borrower and Servicer to the Facility Agent, the Collateral Agent and the Collateral Custodian (with a copy to each Agent), proceeds at least equal to 110% of the pro-forma amount required for all payments to be made pursuant to Section 8.3(a) (other than clauses (xvi) and (xvii) thereof) and Section 8.3(b) (other than clauses (iv) and (v) thereof) on the next Distribution Date will remain on deposit following such distribution, (w)(1) so long as no Event of Default ~~or~~, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default shall have occurred and be continuing and (2) with respect to non-Dollar Advances, the Foreign Currency Advance Amount shall not exceed the Foreign Currency Sublimit, (x) each Collateral Quality Test is satisfied, (y) the Minimum Equity Test is satisfied and (z) the Advances Outstanding do not exceed (1) the Borrowing Base or (2) the Maximum Availability; (B) with respect to Interest Collections only, Permitted RIC Distributions, (v) as certified in writing by the Borrower and Servicer to the Facility Agent, the Collateral Agent and the Collateral Custodian (with a copy to each Agent), proceeds at least equal to 110% of the pro-forma amount required for all payments to be made pursuant to Section 8.3(a) (other than clauses (xvi) and (xvii) thereof) and Section 8.3(b) (other than clauses (iv) and (v) thereof) on the next Distribution Date will remain on deposit following such distribution, (w)(1) so long as no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default shall have occurred and be continuing ~~the Borrower may make a distribution of (A~~and (2) with respect to non-Dollar Advances, the Foreign Currency Advance Amount shall not exceed the Foreign Currency Sublimit, (x) each Collateral Quality Test is satisfied, (y) the Minimum Equity Test is satisfied and (z) the Advances Outstanding do not exceed (1) the Borrowing Base or (2) the Maximum Availability; (C) amounts paid to it pursuant to ~~Section 8.3(a)~~Section 8.3(a) on the applicable Distribution Date and (~~B~~D) the proceeds of any Advance on the applicable Advance Date, but only if such Advance is made in respect of an Eligible Collateral Obligation acquired by such Borrower on such Advance Date and none of the proceeds from such Advance are needed to settle the acquisition of such Eligible Collateral Obligation.

(b) Prior to foreclosure by the Facility Agent upon any Collateral pursuant to Section 13.3(~~c~~a)(iii), nothing in this Section 10.16 or otherwise in this Agreement shall restrict the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.3(a) or made available to the Borrower.

Section 10.17 Performance of Transaction Documents. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Transaction Documents to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, and enforce such Transaction Documents in accordance with their terms, and (ii) upon reasonable request of the Facility Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 10.18 EU Securitization Regulation Event. If an SR Lender determines that an EU Securitization Regulation Event has occurred, such SR Lender shall provide notice thereof to the Borrower.

Section 10.19 Further Assurances; Financing Statements. (a) The Borrower agrees that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent (at the direction of the Facility Agent), it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Collateral Agent (acting solely at the Facility Agent’s request) may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Collateral in the same manner specified in Section 12.1 or in any other manner as the Facility Agent may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

(b) The Borrower and each Secured Party hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral.

(c) It shall furnish to the Collateral Agent and the Facility Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Collateral as the Collateral Agent (acting solely at the Facility Agent’s request) or the Facility Agent may reasonably request, all in reasonable detail.

Section 10.20 Obligor Payment Instructions. The Borrower acknowledges that the power of attorney granted in Section 13.10 to the Collateral Agent permits the Collateral Agent to send (at the Facility Agent’s written direction after the occurrence of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Collateral Agent (at the written direction of the Facility Agent). The Borrower further agrees that it shall (or it shall cause the Servicer to) provide prompt notice to the Facility Agent of any misdirected or errant payments made by any Obligor with respect to any Collateral Obligation and direct such Obligor to make payments as required hereunder.

Section 10.21 Delivery of Collateral Obligation Files. (a) The Borrower (or the Servicer on behalf of the Borrower) shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the following e-mail addresses (for electronic copies): amit.patel@db.com; peter.sabino@db.com; anuar.atiye-manzur@db.com; jack.finnegan@db.com and each Agent) the Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than five (5) Business Days of the related Funding Date; provided that any file-stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (but in no event later than thirty (30) calendar days after the related Funding Date). In addition, promptly following the occurrence of an Event of Default, the Borrower shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the email addresses set forth above) a fully executed assignment in blank for each Collateral Obligation for which the Servicer, the Equityholder or any of their respective Affiliates is the loan agent.

(b) The Borrower shall deliver the following: (i) all Asset Approval Requests to lenderfinance_collatreview@list.db.com, (ii) Monthly Reports delivered in connection with Section 8.5 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, peter.sabino@db.com, anuar.atiye-manzur@db.com and jack.finnegan@db.com, (iii) requests or notices delivered in accordance with Sections 2.2, 2.4 or 8.3(b), to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, peter.sabino@db.com, anuar.atiye-manzur@db.com and jack.finnegan@db.com and (iv) obligor reports delivered in connection with Section 7.5(l) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com.

Section 10.22 Collateral Obligation Schedule. As of the end of each March, June, September and December of each year, the Borrower shall deliver an update of the Collateral Obligation Schedule to the Facility Agent (with a copy to the Collateral Agent and each Agent), certified true and correct by each of the Borrower and the Servicer. The Borrower hereby authorizes a UCC-3 amendment to be filed quarterly attaching each such updated Collateral Obligation Schedule and shall file such UCC-3 amendment at the request of the Facility Agent. Upon filing, a copy of such UCC-3 shall be provided to the Collateral Agent and Facility Agent.

Section 10.23 ~~Notice to Specified Obligors~~[Reserved]. ~~With respect to any Collateral Obligation where the related Obligor is also an obligor in respect of a Variable Funding Asset on which the Equityholder or any Affiliate thereof is a lender, the Borrower shall, or shall cause the Servicer to, deliver notice to each such Obligor within ten Business Days of the related Cut-Off Date that the related Collateral Obligation has been assigned to the Borrower.~~

Section 10.24 Moody’s RiskCalc. With respect to any Collateral Obligation, at any time that the Agency Rating hereunder is determined by the use of Moody’s RiskCalc: (1) the Borrower (or the Servicer on behalf of the Borrower) shall refresh such Moody’s RiskCalc at least annually and (2) the Borrower (or the Servicer on behalf of the Borrower) shall refresh such Moody’s RiskCalc promptly upon the occurrence of a Revaluation Event with respect to such Collateral Obligation.

Section 10.25 Ineligible Collateral. At the direction of the Facility Agent (in its sole discretion), the Borrower shall, in a commercially reasonable manner, divest any asset that does not satisfy the definition of “Eligible Collateral Obligation” or “Permitted Investment”. The Facility Agent agrees to cooperate in good faith with any waivers necessary to permit such divestiture. Notwithstanding anything in this Agreement to the contrary, any divestiture pursuant to this Section 10.25 shall be deemed not to be a breach of Section 9.28, Section 10.5(aa) or Section 13.1(p).

ARTICLE XI

THE COLLATERAL AGENT

Section 11.1 Appointment of Collateral Agent. ~~Deutsche Bank National~~Computershare Trust Company, N.A. is hereby appointed as Collateral Agent pursuant to the terms hereof. The role of Collateral Agent will be conducted through the CCT division of Computershare (including, as applicable, any agents or affiliates utilized thereby). The Secured Parties hereby appoint the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

Section 11.2 Monthly Reports. The Collateral Agent shall prepare the Monthly Report in accordance with Section 8.5 and distribute funds in accordance with such Monthly Report in accordance with Section 8.3.

Section 11.3 Collateral Administration. The Collateral Agent shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Servicer, each Agent and the Facility Agent certain reports, schedules and calculations, all as more particularly described in this Section 11.3, based upon information and data received from the Servicer pursuant to Section 7.7 and from the Agents and the Facility Agent pursuant to Sections 3.4 and 8.5.

(a) In connection therewith, the Collateral Agent shall:

(i) within 15 days after the Effective Date, create a database with respect to the Collateral that has been pledged to the Collateral Agent for the benefit of the Secured Parties from time to time, comprised of the Collateral Obligations credited to the Accounts from time to time and Permitted Investments in which amounts held in the Accounts may be invested from time to time, as provided in this Agreement (the “Collateral Database”);

(ii) update the Collateral Database on a periodic basis for changes and to reflect the sale or other disposition of assets included in the Collateral and any additional Collateral granted to the Collateral Agent from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower or the Servicer as may be reasonably required by the Collateral Agent from time to time or based upon notices received by the Collateral Agent from the issuer, or trustee or agent bank under an underlying instrument, or similar source;

(iii) track the receipt and allocation to the Collection Account of Principal Collections and Interest Collections and any withdrawals therefrom and, on each Business Day, provide to the Servicer and Facility Agent daily reports reflecting such actions to the accounts as of the close of business on the preceding Business Day and the Collateral Agent shall provide any such report to the Facility Agent and any Agent upon its request therefor;

(iv) [reserved];

(v) prepare and deliver to the Facility Agent, each Agent, the Borrower and the Servicer on each Reporting Date, the Monthly Report and any update pursuant to Section 8.5 when requested by the Servicer, the Borrower, any Agent or the Facility Agent, on the basis of the information contained in the Collateral Database as of the applicable Determination Date, the information provided by each Agent and the Facility Agent pursuant to Section 3.4 and such other information as may be provided to the Collateral Agent by the Borrower, the Servicer, the Facility Agent or any Agent;

(vi) provide other such information with respect to the Collateral granted to the Collateral Agent and not released as may be routinely maintained by the Collateral Agent in performing its ordinary Collateral Agent function pursuant hereunder, as the Borrower, the Servicer, the Facility Agent or any Agent may reasonably request from time to time;

(vii) [reserved];

(viii) [reserved]; and

~~(vii) upon the written request of the Servicer on any Business Day and on such Business Day as the Collateral Agent’s receipt (provided (i) if such request is received prior to 11:00 a.m. (New York time) on a Business Day, such request shall be deemed to have been received at 11:00 a.m. (New York time) on such Business Day and (ii) if such request is received after 5:00 p.m. (New York time) on a Business Day such request will be deemed made on the next succeeding Business Day) and so long as the Collateral Agent maintains or has received any information reasonably requested by it or necessary to make the calculations requested, the Collateral Agent shall perform the following functions: as of the date the Servicer commits on behalf of the Borrower to purchase Collateral Obligations to be included in the Collateral, perform a pro forma calculation of the tests and other requirements set forth in Sections 6.2(e) and (f), in each case, based upon information contained in the Collateral Database and report the results thereof to the Servicer in a mutually agreed format;~~

~~(viii) upon the Collateral Agent’s receipt on any Business Day of written notification from the Servicer of its intent to sell (in accordance with Section 7.10) Collateral Obligations, the Collateral Agent shall perform, within three hours after the Collateral Agent’s receipt of such request (provided (i) if such request is received prior to 11:00 a.m. (New York time) on a Business Day, such request shall be deemed to have been received at 11:00 a.m. (New York time) on such Business Day and (ii) if such request is received after 5:00 p.m. (New York time) on a Business Day such request will be deemed made on the next succeeding Business Day), and so long as the Collateral Agent maintains or has received any information reasonably requested by it or necessary to make the calculations requested, a pro forma calculation of the tests and other requirements set forth in Sections 7.10(a)(i)(A), (a)(i)(B) and (a)(i)(C) based upon information contained in the Collateral Database and information furnished by the Servicer, compare the results thereof and report the results to the Servicer in a mutually agreed format; and~~

(ix) track the Principal Balance of each Collateral Obligation and report such balances to the Facility Agent and the Servicer no later than 12:00 Noon (New York City time) on each Business Day as of the close of business on the preceding Business Day.

(b) The Collateral Agent shall provide to the Servicer a copy of all written notices and communications received by it and identified as being sent to it in connection with the Collateral Obligations and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default or a Servicer Default or the Facility Agent, after the occurrence of an Event of Default or a Servicer Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.

(c) In addition to the above:

(i) The Facility Agent and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Facility Agent) as its agent to execute and deliver all further instruments and documents, and take all further action (at the written direction of the Facility Agent) that the Facility Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution or filing by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral Obligations now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove; provided, however, that the Collateral Agent shall have no duty or obligation to prepare or file any such financing or continuation statement and such obligation shall remain with the relevant Borrower. Nothing in this Section 11.3(c)(i) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 10.1. It is understood and agreed that any and all actions performed by the Collateral Agent in connection with this Section 11.3(c)(i) shall be at the written direction of the Facility Agent, and the Collateral Agent shall have no responsibility or liability in connection with determining any actions necessary or desirable to perfect, protect or more fully secure the security interest granted by the Borrower hereunder or to enable any Person to exercise or enforce any of their respective rights hereunder.

(ii) The Facility Agent may direct the Collateral Agent in writing to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Facility Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Parties or otherwise if the taking of such action, in the determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Facility Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Facility Agent within 10 Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.

(iii) The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Facility Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has actual knowledge of such matter or written notice thereof is received by the Collateral Agent.

(d) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Facility Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e) Concurrently herewith, the Facility Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Account Control Agreement and any other related agreements in the form delivered to the Collateral Agent. All of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Account Control Agreement and any other related agreements in such capacity.

Section 11.4 Removal or Resignation of Collateral Agent. The Collateral Agent may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Servicer, the Borrower, each Agent and the Facility Agent; provided, that no resignation or removal of the Collateral Agent will be permitted unless a successor Collateral Agent has been appointed which successor Collateral Agent, so long as no Unmatured Servicer Default, Servicer Default, Unmatured Event of Default or Event of Default has occurred and is continuing, is reasonably acceptable to the Servicer; provided, further, that the Collateral Agent may not resign and terminate its obligations under this Agreement earlier than 180 days after the date of this Agreement except by mutual written consent of the Borrower and the Facility Agent. Promptly after receipt of notice of the Collateral Agent’s resignation or removal, the Facility Agent shall promptly appoint a successor Collateral Agent by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, each Agent, the resigning Collateral Agent and to the successor Collateral Agent. In the event no successor Collateral Agent shall have been appointed within 60 days after the giving of notice of such resignation, the Collateral Agent may petition any court of competent jurisdiction to appoint a successor Collateral Agent. The Facility Agent or the Borrower upon at least 60 days’ prior written notice to the Collateral Agent, may with or without cause remove and discharge the Collateral Agent or any successor Collateral Agent thereafter appointed from the performance of its duties under this Agreement. Promptly after giving notice of removal of the Collateral Agent, the Facility Agent shall, with the prior written consent of the Servicer, appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Agent. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Agent and the successor Collateral Agent, with a copy delivered to the Borrower, the Facility Agent, each Agent and the Servicer.

Section 11.5 Representations and Warranties. The Collateral Agent represents and warrants to the Borrower, the Facility Agent, the Agents, the Lenders and the Servicer that, solely as to itself:

(a) the Collateral Agent has the corporate power and authority and the legal rights to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(b) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Official Body and no consent of any other Person (including any stockholder or creditor of the Collateral Agent) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; and

(c) this Agreement has been duly executed and delivered on behalf of the Collateral Agent and constitutes a legal, valid and binding obligation of the Collateral Agent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law).

Section 11.6 No Adverse Interest of Collateral Agent. By execution of this Agreement, the Collateral Agent represents and warrants that it currently holds and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Collateral Obligation or any document in the Collateral Obligation Files. Neither the Collateral Obligations nor any documents in the Collateral Obligation Files shall be subject to any security interest, lien or right of set-off by the Collateral Agent or any third party claiming through the Collateral Agent, and the Collateral Agent shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Collateral Obligations or documents in the Collateral Obligation Files, except that the preceding clause shall not apply to the Collateral Agent or the Collateral Custodian with respect to (i) the Collateral Agent Fees and Expenses or the Collateral Custodian Fees and Expenses, and (ii) in the case of any accounts, with respect to (x) returned or charged-back items, (y) reversals or cancellations of payment orders and other electronic fund transfers, or (z) overdrafts in the Collection Account.

Section 11.7 Reliance of Collateral Agent. In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Collateral Agent, reasonably believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of the Transaction Documents (as applicable); but in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same in accordance with the requirements of the Transaction Documents to determine that they conform on its face as to the form required by such provision. For avoidance of doubt, the Collateral Agent may rely conclusively on certificates attaching a calculation of the Borrowing Base and Officer’s Certificates delivered by the Servicer. The Collateral Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder or under any other Transaction Document, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

Section 11.8 Limitation of Liability and Collateral Agent Rights. (a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document or electronic communication delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (i) the written instructions of any designated officer of the Facility Agent or (ii) the verbal instructions of the Facility Agent.

(b) The Collateral Agent may consult counsel satisfactory to it with a national reputation in the applicable matter and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or grossly negligent performance or omission of its duties.

(d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral.

(e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and the other Transaction Documents to which it is a party and no covenants or obligations shall be implied in this Agreement against the Collateral Agent.

(f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) In case any reasonable question arises as to its duties hereunder or under any other Transaction Document, the Collateral Agent may, prior to the occurrence of an Event of Default, request instructions from the Servicer and may, after the occurrence of an Event of Default, request instructions from the Facility Agent, and shall be entitled at all times to refrain from taking any action unless it has received written instructions from the Servicer or the Facility Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Facility Agent or, prior to the occurrence of an Event of Default, the Servicer in accordance with this Agreement. In no event shall the Collateral Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) In the event that the entity serving as Collateral Custodian is not the same entity as the Collateral Agent, the Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian.

(j) Without limiting the generality of any terms of this section, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Facility Agent or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement or any other Transaction Document, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(k) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer of the Collateral Agent. It is expressly acknowledged by the Borrower, the Servicer, the Facility Agent and each Agent that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Facility Agent, any Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral Obligation, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis (i) any characteristic or characterization by the Servicer of a Collateral Obligation or (ii) whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.

(l) The Collateral Agent may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, by or through agents or attorneys, and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Agent nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Servicer, Borrower or any other Person, except by reason of acts or omissions by the Collateral Agent constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Collateral Agent’s duties hereunder. The Collateral Agent shall in no event have any liability for the actions or omissions of the Borrower, the Servicer, the Facility Agent, any Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Servicer, the Facility Agent, any Agent or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Agent’s own bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder. The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower or the Servicer, the Facility Agent, any Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent.

(m) In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement.

(n) The Collateral Agent shall not be under any obligation to exercise or honor any of the rights or powers vested in it by this Agreement or other Transaction Document at the request or direction of the Facility Agent (or any other Person authorized or permitted to direct the Collateral Agent hereunder) pursuant to this Agreement or other Transaction Document unless the Facility Agent (or such other Person) shall have offered the Collateral Agent security or indemnity reasonably acceptable to the Collateral Agent against costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.

(o) The Collateral Agent shall not be responsible for the preparation or filing of any UCC financing statements or continuation statements or the correctness of any financing statements filed in connection with this Agreement or the validity or perfection of any lien or security interest created pursuant to this Agreement.

(p) If the Collateral Agent is also acting in another capacity, including as Securities Intermediary or as Collateral Custodian, the rights, protections, immunities and indemnities afforded to the Collateral Agent pursuant to this Article XI shall also be afforded to the Collateral Agent acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, protections, benefits, immunities and indemnities provided in the Account Control Agreement or any other Transaction Documents to which the Collateral Agent in such capacity is a party.

Section 11.9 Tax Reports. The Collateral Agent shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Collateral Agent’s compensation or for reimbursement of expenses.

Section 11.10 Merger or Consolidation. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 11.11 Collateral Agent Compensation. As compensation for its activities under the Transaction Documents, the Collateral Agent (in each of its capacities hereunder and as Securities Intermediary under the Account Control Agreement) shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid reasonable and documented expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer, or both but without duplication, to the Collateral Agent and the Securities Intermediary under the Transaction Documents (including, without limitation, Indemnified Amounts payable under Article XVI) (collectively, the “Collateral Agent Fees and Expenses”). The Borrower agrees to reimburse the Collateral Agent in accordance with the provisions of Section 8.3 for all reasonable, out-of-pocket, documented expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents. The Collateral Agent’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of (i) its removal as Collateral Agent pursuant to Section 11.4 or (ii) the termination of this Agreement.

Section 11.12 Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with Applicable Banking Law, the Collateral Agent and the Collateral Custodian are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent and the Collateral Custodian. Accordingly, each of the parties agrees to provide to the Collateral Agent and the Collateral Custodian, upon their reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent and the Collateral Custodian to comply with Applicable Banking Law.

ARTICLE XII

GRANT OF SECURITY INTEREST

Section 12.1 Borrower’s Grant of Security Interest. As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (including Advances, Yield, all Fees and other amounts at any time owing hereunder), the Borrower hereby assigns and pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and lien upon, all of the Borrower’s personal property, including the Borrower’s right, title and interest in and to the following (other than Retained Interests), in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Collateral”):

(a) all Collateral Obligations;

(b) all Related Security;

(c) this Agreement, the Sale and Contribution Agreement and all other documents now or hereafter in effect to which the Borrower is a party (collectively, the “Borrower Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Borrower Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Borrower Assigned Agreements, and (iv) the right of the Borrower to amend, waive or terminate the Borrower Assigned Agreements, to perform under the Borrower Assigned Agreements and to compel performance and otherwise exercise all remedies and rights under the Borrower Assigned Agreements;

(d) all of the following (the “Account Collateral”):

(i) each Account, all funds held in any Account (other than Excluded Amounts), and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds,

(ii) all investments from time to time of amounts in the Accounts and all certificates and instruments, if any, from time to time representing or evidencing such investments,

(iii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any Secured Party or any assignee or agent on behalf of the Collateral Agent or any Secured Party in substitution for or in addition to any of the then existing Account Collateral, and

(iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral;

(e) all additional property that may from time to time hereafter be granted and pledged by the Borrower or by anyone on its behalf under this Agreement;

(f) all Accounts, all Certificated Securities, all Chattel Paper, all Documents, all Equipment, all Financial Assets, all General Intangibles, all Instruments, all Investment Property, all Inventory, all Securities Accounts, all Security Certificates, all Security Entitlements and all Uncertificated Securities of the Borrower;

(g) each Hedging Agreement, including all rights of the Borrower to receive moneys due and to become due thereunder; and

(h) all Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a) through (g) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent or a Secured Party or any assignee or agent on behalf of the Collateral Agent or a Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

Section 12.2 Borrower Remains Liable. Notwithstanding anything in this Agreement, (a) except to the extent of the Servicer’s duties under the Transaction Documents, the Borrower shall remain liable under the Collateral Obligations, Borrower Assigned Agreements and other agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by a Secured Party or the Collateral Agent of any of its rights under this Agreement shall not release the Borrower or the Servicer from any of their respective duties or obligations under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral, (c) the Secured Parties and the Collateral Agent shall not have any obligation or liability under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral by reason of this Agreement, and (d) neither the Collateral Agent nor any of the Secured Parties shall be obligated to perform any of the obligations or duties of the Borrower or the Servicer under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

Section 12.3 Release of Collateral. Until the Obligations have been paid in full (other than contingent unmatured reimbursement and indemnification obligations for which no claim has been made), the Collateral Agent may not release any Lien covering any Collateral except for (i) Collateral Obligations sold pursuant to Section 7.10, (ii) any Related Security identified by the Borrower (or the Servicer on behalf of the Borrower) to the Collateral Agent so long as the Facility Termination Date has not occurred, (iii) Repurchased Collateral Obligations or Substituted Collateral Obligations pursuant to Section 7.11 or (iv) amounts paid to the Borrower pursuant to Section 8.3.

In connection with the release of a Lien on any Collateral permitted pursuant to this Section 12.3 as requested by the Servicer, the Collateral Agent, on behalf of the Secured Parties, will, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect the release and transfer of such Collateral; provided, that the Collateral Agent, on behalf of the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment.

ARTICLE XIII

EVENTs OF DEFAULT

Section 13.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

(a) any default in the payment when due of (i) any principal of any Advance or (ii) any other amount payable by the Borrower or the Servicer hereunder, including any Yield on any Advance, any Undrawn Fee or any other Fee, in each case, which default shall continue for two Business Days;

(b) the Borrower or the Servicer shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement, or any other Transaction Document (without giving effect to any “material”, “Material Adverse Effect” or other similar qualification to such term, covenant or agreement) on its part to be performed or observed and, except in the case of the covenants and agreements contained in Section 10.7, Section 10.9, Section 10.11 and Section 10.16 as to each of which no grace period shall apply, any such failure shall remain unremedied for thirty (30) days after the earlier to occur of (i) the date on which a Responsible Officer of the Borrower or the Servicer acquires actual knowledge thereof and (ii) the date on which written notice of such failure requiring the same to be remedied shall have been given by the Facility Agent to the Borrower or the Servicer;

(c) any representation or warranty of the Borrower or the Servicer made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of the Borrower or the Servicer to the Facility Agent, any Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (including any Monthly Report) shall prove to have been false or incorrect in any material respect when made or deemed to have been made and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Servicer, and (ii) the date on which a Responsible Officer of the Borrower or the Servicer acquires knowledge thereof; provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Obligation if the Borrower complies with its obligations in Section 7.11 with respect to such Collateral Obligation;

(d) an Insolvency Event shall have occurred and be continuing with respect to either the Borrower, the Servicer or the Equityholder;

(e) other than as a result of a Specified Borrowing Base Breach, ~~(i)~~ the aggregate principal amount of all Advances outstanding hereunder exceeds the Borrowing Base or the Maximum Availability, calculated in accordance with Section 1.2(h) ~~or (ii) the Foreign Currency Advance Amount exceeds the Foreign Currency Sublimit, and in either case,~~and such condition continues unremedied for (x) two (2) consecutive Business Days or (y) if an Equity Cure Notice was delivered with respect to such event, twelve (12) consecutive Business Days;

(f) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any of the assets of the Borrower, or an ERISA Event occurs that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(g) (i) any Transaction Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; or (ii) the Borrower or the Servicer or any other Person shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens), except as permitted in accordance with Section 12.3;

(h) a Servicer Default shall have occurred and be continuing past any applicable notice or cure period provided in the definition thereof;

(i) failure of the Borrower to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $250,000, individually or in the aggregate; or the occurrence of any event or condition that gives rise to a right of acceleration with respect to such recourse debt in excess of $250,000;

(j) a Change of Control shall have occurred;

(k) the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act;

(l) failure on the part of the Borrower, the Equityholder or the Servicer to (i) make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Transaction Documents) required by the terms of any Transaction Document in accordance with Section 7.3(b) and Section 10.10 or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral;

(m) (i) failure of the Borrower to maintain at least one (1) Independent Manager, (ii) the removal of any Independent Manager without Cause or prior written notice to the Facility Agent and each Agent (in each case as required by the organization documents of the Borrower) or (iii) an Independent Manager of the Borrower which is not pre-approved by the Required Lenders shall be appointed without the consent of the Required Lenders; provided that, in the case of each of clauses (i) and (ii), the Borrower shall have five (5) Business Days to replace any Independent Manager upon the death or incapacitation of the current Independent Manager;

(n) the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Required Lenders, which consent may be withheld in the exercise of their respective sole and absolute discretion;

(o) any court shall render a final, non-appealable judgment against the Borrower in an amount in excess of $100,000 which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 30 days of the making thereof;

(p) the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that Milbank LLP or any other reputable counsel could no longer render a substantive nonconsolidation opinion with respect to the Borrower;

(q) failure to pay, on the Facility Termination Date, all outstanding Obligations;

(r) during the Revolving Period, the Minimum Equity Test is not satisfied and such condition continues unremedied for (i) two (2) consecutive Business Days or (ii) if an Equity Cure Notice was delivered with respect to such event, twelve (12) consecutive Business Days; or

(s) a Specified Borrowing Base Breach shall have occurred and continue unremedied for ninety (90) consecutive days.

Section 13.2 Effect of Event of Default.

(a) Optional Termination. Upon notice by the Collateral Agent or the Facility Agent (acting on its own or at the direction of the Required Lenders) that an Event of Default (other than an Event of Default described in Section 13.1(d)) has occurred, the Revolving Period will automatically terminate and no Advances will thereafter be made, and the Collateral Agent (at the direction of the Facility Agent) or the Required Lenders may declare all or any portion of the outstanding principal amount of the Advances and other Obligations to be due and payable, whereupon the full unpaid amount of such Advances and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.

(b) Automatic Termination. Upon the occurrence of an Event of Default described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically, and all outstanding Advances under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).

(c) Specified Borrowing Base Breach. Upon the occurrence of any Specified Borrowing Base Breach, such event shall be deemed to be continuing until such time as the Advances outstanding no longer exceed the Borrowing Base (or as otherwise waived by the Facility Agent in its sole discretion).

Section 13.3 Rights upon Event of Default.

(a) If an Event of Default shall have occurred and be continuing, the Facility Agent may, in its sole discretion, or shall, at the direction of the Required Lenders, direct the Collateral Agent to exercise any of the remedies specified herein in respect of the Collateral and the Collateral Agent may (with the consent of the Facility Agent) but shall have no obligation, or the Collateral Agent shall promptly, at the written direction of the Facility Agent, also do one or more of the following (subject to Section 13.9):

(i) ~~(a)~~ institute proceedings in its own name and on behalf of the Secured Parties as Collateral Agent for the collection of all Obligations, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Borrower and any other obligor with respect thereto moneys adjudged due, for the specific enforcement of any covenant or agreement in any Transaction Document or in the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by Applicable Law or any Transaction Document;

(ii) ~~(b)~~ exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the right and remedies of the Collateral Agent and the Secured Parties which rights and remedies shall be cumulative; and

(iii) ~~(c)~~ require the Borrower and the Servicer, at the Servicer’s expense, to (1) assemble all or any part of the Collateral as directed by the Collateral Agent (at the direction of the Facility Agent) and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent (at the direction of the Facility Agent) that is reasonably convenient to such parties and (2) without notice except as specified below, sell the Collateral (at the direction of the Facility Agent) or any part thereof in one or more parcels at a public or private sale, at any of the Collateral Agent’s or the Facility Agent’s offices or elsewhere in accordance with Applicable Law. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may, at the Borrower’s expense, engage a liquidation agent satisfactory to the Facility Agent in its sole discretion in order to solicit and accept bids for and sell the Collateral. The Collateral Agent (at the direction of the Facility Agent) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied against all or any part of the outstanding Advances pursuant to Section 4.1.

(b) Notwithstanding anything to the contrary herein or in any Transaction Document, in connection with any liquidation or disposition of the Collateral including without limitation, upon the termination of the Commitments following the occurrence and during the continuation of an Event of Default, it is understood that the Equityholder, the Servicer or any of their respective Affiliates shall have the right to submit its bid for the Collateral or any portion thereof. The Equityholder or the Servicer may exercise such right by providing written notice to the Borrower and Facility Agent (with a copy to the Collateral Agent) of its election to exercise such right no later than three (3) Business Days following the occurrence of an Event of Default. Once notice is given by the Equityholder or the Servicer, it shall exercise such right and provide payment no later than three (3) Business Days following delivery of such notice. Neither the Facility Agent nor the Collateral Agent shall assert any right or remedy in respect of the Collateral to occur during the time that the Equityholder or Servicer is entitled to provide such notice.

Section 13.4 Collateral Agent May Enforce Claims Without Possession of Notes. All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Collateral Agent (at the direction of the Facility Agent) without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Collateral Agent (at the direction of the Facility Agent) shall be brought in its own name as Collateral Agent and any recovery of judgment, subject to the payment of the reasonable, out-of-pocket and documented expenses, disbursements and compensation of the Collateral Agent, each predecessor Collateral Agent and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes and other Secured Parties.

Section 13.5 Collective Proceedings. In any proceedings brought by the Collateral Agent to enforce the Liens under the Transaction Documents (and also any proceedings involving the interpretation of any provision of any Transaction Document), the Collateral Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.

Section 13.6 Insolvency Proceedings. In case there shall be pending, relative to the Borrower or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower, its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Borrower or other obligor upon the Notes, or to the creditors of property of the Borrower or such other obligor, the Collateral Agent, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered but without any obligation, subject to Section 13.9(a), by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and Yield owing and unpaid in respect of the Notes, all other amounts owing to the Lenders and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for reimbursement of all expenses (including the fees and expenses of counsel) and liabilities incurred, and all advances, if any, made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own gross negligence or willful misconduct) and of each of the other Secured Parties allowed in such proceedings;

(b) unless prohibited by Applicable Law and regulations, to vote (at the direction of the Facility Agent) on behalf of the holders of the Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(c) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties on their behalf; and

(d) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent or the Secured Parties allowed in any judicial proceedings relative to the Borrower, its creditors and its property;

and any trustee, receiver, liquidator, collateral agent or trustee or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Collateral Agent and, in the event that the Collateral Agent shall consent (at the direction of the Facility Agent) to the making of payments directly to such Secured Parties, to pay to the Collateral Agent such amounts as shall be sufficient to cover all reasonable expenses and liabilities incurred by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own gross negligence or willful misconduct.

Section 13.7 Delay or Omission Not Waiver. No delay or omission of the Collateral Agent or of any other Secured Party to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article XIII or by law to the Collateral Agent or to the other Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the other Secured Parties, as the case may be.

Section 13.8 Waiver of Stay or Extension Laws. The Borrower waives and covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 13.9 Limitation on Duty of Collateral Agent and the Collateral Custodian in Respect of Collateral. (a) Beyond the safekeeping of the Collateral Obligation Files delivered to it in accordance with Article XVIII, neither the Collateral Agent nor the Collateral Custodian shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Collateral Agent nor the Collateral Custodian shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Neither the Collateral Agent nor the Collateral Custodian shall be liable or responsible for any misconduct, negligence or loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other non-Affiliated agent, attorney or bailee selected by the Collateral Agent or the Collateral Custodian in good faith and with due care hereunder.

(b) Neither the Collateral Agent nor the Collateral Custodian shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, or for insuring the Collateral or for the payment of Taxes or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) Neither the Collateral Agent nor the Collateral Custodian shall have any duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States.

Section 13.10 Power of Attorney. (a) Each of the Borrower and the Servicer hereby irrevocably appoints the Collateral Agent as its true and lawful attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense (at the direction of the Facility Agent), in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

(b) No person to whom this power of attorney is presented as authority for the Collateral Agent to take any action or actions contemplated by clause (a) shall inquire into or seek confirmation from the Borrower or the Servicer as to the authority of the Collateral Agent to take any action described below, or as to the existence of or fulfillment of any condition to the power of attorney described in clause (a), which is intended to grant to the Collateral Agent unconditionally the authority to take and perform the actions contemplated herein, and each of the Borrower and the Servicer irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this power of attorney. The power of attorney granted in clause (a) is coupled with an interest and may not be revoked or canceled by the Borrower or the Servicer until all obligations of each of the Borrower and the Servicer under the Transaction Documents have been paid in full and the Collateral Agent has provided its written consent thereto.

(c) Notwithstanding anything to the contrary herein, the power of attorney granted pursuant to this Section 13.10 shall only be effective after the occurrence of an Event of Default.

ARTICLE XIV

THE FACILITY AGENT

Section 14.1 Appointment. Each Lender and each Agent hereby irrevocably designates and appoints DBNY as Facility Agent hereunder and under the other Transaction Documents, and authorizes the Facility Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Facility Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Lender in each Lender Group hereby irrevocably designates and appoints the Agent for such Lender Group as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes such Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Facility Agent nor any Agent (the Facility Agent and each Agent being referred to in this Article as a “Note Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Note Agent.

Section 14.2 Delegation of Duties. Each Note Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Note Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 14.3 Exculpatory Provisions. No Note Agent (acting in such capacity) nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 14.2 under or in connection with this Agreement or the other Transaction Documents (except, solely with respect to liability to the Borrower, for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document or for the satisfaction of any condition specified in a Transaction Document. Except as otherwise expressly provided in this Agreement, no Note Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Borrower or the Servicer.

Section 14.4 Reliance by Note Agents. Each Note Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to each of the Lenders), Independent Accountants and other experts selected by such Note Agent. Each Note Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction (i) in the case of the Facility Agent, by the Lenders or (ii) in the case of an Agent, by the Lenders in its Lender Group, against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Lenders in its Lender Group holding greater than 50% of the outstanding Advances held by such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders in such Lender Group.

Section 14.5 Notices. No Note Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default unless it has received notice from the Servicer, the Borrower or any Lender, referring to this Agreement and describing such event. In the event that any Agent receives such a notice, it shall promptly give notice thereof to the Lenders in its Lender Group. The Facility Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Required Lenders, and each Agent shall take such action with respect to such event as shall be reasonably directed by Lenders in its Lender Group holding greater than 50% of the outstanding Advances held by such Lender Group; provided, that unless and until such Note Agent shall have received such directions, such Note Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.

Section 14.6 Non-Reliance on Note Agents. The Lenders expressly acknowledge that no Note Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Note Agent hereafter taken, including any review of the affairs of the Borrower or the Servicer, shall be deemed to constitute any representation or warranty by such Note Agent to any Lender. Each Lender represents to each Note Agent that it has, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, and the Collateral Obligations and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, and the Collateral Obligations. Except as expressly provided herein, no Note Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Collateral or the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower, the Servicer or the Lenders which may come into the possession of such Note Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

In no event shall any Note Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such Note Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any Note Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

Section 14.7 Indemnification. The Lenders agree to indemnify the Facility Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or the Servicer under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), ratably according to the outstanding amounts of their Advances (or their Commitments, if no Advances are outstanding) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Facility Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Facility Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Facility Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith.

Section 14.8 Successor Note Agent. If the Facility Agent shall resign as Facility Agent under this Agreement, then the Required Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Facility Agent, and the term “Facility Agent” shall mean such successor agent, effective upon its acceptance of such appointment, and the former Facility Agent’s rights, powers and duties as Facility Agent shall be terminated, without any other or further act or deed on the part of such former Facility Agent or any of the parties to this Agreement. In addition, prior to any assignment or participation by DBNY of any interest in its Commitment which, in either case, after giving effect to such assignment or participation would result in DBNY holding (unparticipated) less than 25% of the Facility Amount, the Required Lenders shall be permitted to appoint a new Facility Agent with the consent of the Servicer. Any Agent may resign as Agent upon ten days’ notice to the Lenders in its Lender Group and the Facility Agent (with a copy to the Borrower) with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section 14.8. If an Agent shall resign as Agent under this Agreement, then Lenders in its Lender Group holding greater than 50% of the outstanding Advances held by such Lender Group shall appoint a successor agent for such Lender Group. After any Note Agent’s resignation hereunder, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Note Agent under this Agreement. No resignation of any Note Agent shall become effective until a successor Note Agent shall have assumed the responsibilities and obligations of such Note Agent hereunder; provided, that in the event a successor Note Agent is not appointed within 60 days after such notice of its resignation is given as permitted by this Section 14.8, the applicable Note Agent may petition a court for its removal.

Section 14.9 Note Agents in their Individual Capacity. Each Note Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Servicer as though such Note Agent were not an agent hereunder. Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

Section 14.10 Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with Applicable Banking Law, the Facility Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Facility Agent. Accordingly, each of the parties agrees to provide to the Facility Agent, upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Facility Agent to comply with Applicable Banking Law.

ARTICLE XV

ASSIGNMENTS

Section 15.1 Restrictions on Assignments by the Borrower and the Servicer. Except as specifically provided herein, neither the Borrower nor the Servicer may assign any of their respective rights or obligations hereunder or any interest herein without the prior written consent of the Facility Agent and the Required Lenders in their respective sole discretion and any attempted assignment in violation of this Section 15.1 shall be null and void; provided that the Borrower and/or Servicer gives the Collateral Agent prior written notice sufficient to enable the Collateral Agent to complete its verification process that it may legally transact business with the proposed assignee pursuant to the limitations and requirements of Section 11.12 hereof and the requirements and limitations of Collateral Agent’s “know your customer” rules that may be in effect from time to time.

Section 15.2 Documentation. In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance. In the case of an assignment of any Commitment (or any portion thereof) or any Advance (or any portion thereof) the assignee shall execute and deliver to the Servicer, the Borrower, the Facility Agent and the Collateral Agent a fully executed assignment thereof or a Joinder Agreement substantially in the form of Exhibit E hereto. If the assignee is not an existing Lender, it shall deliver to the Collateral Agent any tax forms and other information requested by the Collateral Agent for purposes of conducting its customary “know your customer” inquiries.

Section 15.3 Rights of Assignee. Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XV, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lender or Lenders in Sections 4.3, 5.1 or 15.5 shall be deemed to apply to such assignee.

Section 15.4 Assignment by Lenders. Any Lender may assign an interest in, or sell a participation interest in any Advance (or portion thereof) or its Commitment (or any portion thereof) pursuant to any one of the following clauses (a) through (e); provided that the Lenders shall not assign any interest in, or sell a participation in any Advance (or portion thereof) or its Commitment (or any portion thereof), to the Equityholder or any Affiliate of the Equityholder (and, as used in this Section 15.4, “Affiliate” shall include any Person that is related to the Equityholder in a manner described in Section 57(b) or 57(e) of the 1940 Act):

(a) to any Person, if an Unmatured Event of Default, Event of Default, Unmatured Servicer Default or Servicer Default has occurred and is continuing; provided that such Lender shall provide at least three (3) Business Days’ prior written notice to the Borrower if such Person is a Competitor;

(b) to an Affiliate of such Lender;

(c) to another Lender;

(d) to any Person if (x) such Lender makes a determination that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule and/or GBSA) and (y) to the extent such Lender assigns its interest herein to any Person other than a Competitor, without the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); or

(e) to any Person with the prior written consent of the Borrower (such consent, if such assignment is to a Person other than a Competitor, not to be unreasonably withheld, delayed or conditioned);

provided, that each Lender shall first offer to sell such interest(s) to (i) the Lender affiliated with the Facility Agent and, if such Lender does not accept such offer within 10 Business Days, then (ii) to each remaining Lender (pro rata) for a period of 10 Business Days prior to offering to any Person that is not an existing Lender.

Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise.

Each Lender hereby represents and warrants that (i) it is a Qualified Purchaser and any such representations or agreements shall run to the benefit of and be enforceable by the Borrower and (ii) it agrees to be bound by the restrictions on assignment contained in this Section 15.4 (collectively, the “QP Representations”).

Section 15.5 Registration; Registration of Transfer and Exchange. (a) The Facility Agent, acting solely for this purpose as agent for the Borrower (and, in such capacity, the “Loan Registrar”), shall maintain a register for the recordation of the name and address of each Lender (including any assignees), and the principal amounts of (and stated interest on) owing to such Lender pursuant to the terms hereof from time to time (the “Loan Register”). The entries in the Loan Register shall be conclusive absent manifest error, and the Borrower, the Collateral Agent, the Facility Agent, each Agent and each Lender shall treat each Person whose name is recorded in the Loan Register pursuant to the terms hereof as a Lender hereunder. The Loan Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(b) Each Person who has or who acquired an interest in a Note shall be deemed by such acquisition to have agreed to be bound by the provisions of this Section 0. A Note may be exchanged (in accordance with Section 15.5(c)) and transferred to the holders (or their agents or nominees) of the Advances and to any assignee (in accordance with Section 15.4) (or its agent or nominee) of all or a portion of the Advances. The Loan Registrar shall not register (or cause to be registered) the transfer of such Note, unless the proposed transferee shall have delivered to the Loan Registrar either (i) an Opinion of Counsel that the transfer of such Note is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that the transfer does not constitute a non-exempt “prohibited transaction” under ERISA or (ii) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 0 and the restrictions noted on the face of such Note.

(c) At the option of the holder thereof, a Note may be exchanged for one or more new Notes of any authorized denominations and of a like class and aggregate principal amount at an office or agency of the Borrower. Whenever any Note is so surrendered for exchange, the Borrower shall execute and deliver (through the Loan Registrar) the new Note which the holder making the exchange is entitled to receive at the Loan Registrar’s office, located at DB Services Americas Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida, 32256, Attention: Transfer Unit.

(d) Upon surrender for registration of transfer of any Note at an office or agency of the Borrower, the Borrower shall execute and deliver (through the Loan Registrar), in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like class and aggregate principal amount.

(e) All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.

(f) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the Loan Registrar) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Loan Registrar, duly executed by the holder thereof or his attorney duly authorized in writing.

(g) No service charge shall be made for any registration of transfer or exchange of a Note, but the Borrower may require payment from the transferee holder of a sum sufficient to cover any Tax that may be imposed in connection with any registration of transfer of exchange of a Note.

(h) The holders of the Notes shall be bound by the terms and conditions of this Agreement.

Section 15.6 Mutilated, Destroyed, Lost and Stolen Notes. (a) If any mutilated Note is surrendered to the Loan Registrar, the Borrower shall execute and deliver (through the Loan Registrar) in exchange therefor a new Note of like class and tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Borrower and the Loan Registrar prior to the payment of the Notes (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Borrower or the Loan Registrar that such Note has been acquired by a bona fide Lender, the Borrower shall execute and deliver (through the Loan Registrar), in lieu of any such destroyed, lost or stolen Note, a new Note of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) Upon the issuance of any new Note under this Section 15.6, the Borrower may require the payment from the transferor holder of a sum sufficient to cover any Tax that may be imposed in relation thereto and any other expenses connected therewith.

(d) Every new Note issued pursuant to this Section 15.6 and in accordance with the provisions of this Agreement, in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

(e) The provisions of this Section 15.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note.

Section 15.7 Persons Deemed Owners. The Borrower, the Servicer, the Facility Agent, the Collateral Agent and any agent for any of the foregoing may treat the holder of any Note as reflected in the Loan Register as the owner of such Note for all purposes whatsoever, whether or not such Note may be overdue, and none of Borrower, the Servicer, the Facility Agent, the Collateral Agent and any such agent shall be affected by notice to the contrary.

Section 15.8 Cancellation. All Notes surrendered for payment or registration of transfer or exchange shall be promptly canceled. The Borrower shall promptly cancel and deliver to the Loan Registrar any Notes previously authenticated and delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Borrower. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 15.8, except as expressly permitted by this Agreement.

Section 15.9 Participations; Pledge. (a) At any time and from time to time, each Lender may, in accordance with Applicable Law, grant participations in all or a portion of its Note and/or its interest in the Advances and other payments due to it under this Agreement to any Person that (i) is a Qualified Purchaser and (ii) has provided QP Representations to such Lender (each, a “Participant”). Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) none of the Borrower, the Servicer, the Facility Agent, any Agent, any Lender, the Collateral Agent nor the Servicer shall have any obligation to have any communication or relationship with any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.3 and Section 5.1 (subject to the requirements and limitations therein, including the requirements under Section 4.3(f) (it being understood that the documentation required under Section 4.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Article XV; provided that such Participant (A) agrees to be subject to the provisions of Section 17.16 as if it were an assignee under this Article XV; and (B) shall not be entitled to receive any greater payment under Section 4.3 or Section 5.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a change in any Applicable Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 17.16(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 17.1 as though it were a Lender.

(b) Notwithstanding anything in Section 15.9(a) to the contrary, each Lender may pledge its interest in the Advances and the Notes to any Federal Reserve Bank as collateral in accordance with Applicable Law without the prior written consent of any Person.

(c) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Transaction Document) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Facility Agent (in its capacity as Facility Agent) shall have no responsibility for maintaining a Participant Register.

Section 15.10 Reallocation of Advances. Any reallocation of Advances among Committed Lenders pursuant to an assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XV or pursuant to a Joinder Agreement executed and delivered pursuant to Article XV in each case shall be wired by the applicable purchasing Lender(s) to the Collateral Agent pursuant to the wiring instructions provided by the Collateral Agent; provided that the Collateral Agent shall not wire such amounts to the applicable selling Lender(s) until it has received an executed assignment agreement or Joinder Agreement, as applicable.

ARTICLE XVI

INDEMNIFICATION

Section 16.1 Borrower Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower agrees to indemnify the Facility Agent, the Agents, the Lenders, the Servicer, the Loan Registrar, the Collateral Custodian, the Securities Intermediary and the Collateral Agent and each of their Affiliates, and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages (including punitive damages but excluding consequential, special, exemplary and indirect damages and lost profits), losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys’ and accountants’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated hereby or thereby (including the structuring and arranging of such transactions) or the use of proceeds therefrom by the Borrower, including in respect of the funding of any Advance or any breach of any representation, warranty or covenant of the Borrower in any Transaction Document or in any certificate or other written material delivered by any of them pursuant to any Transaction Document, excluding, however, Indemnified Amounts payable to an Indemnified Party (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith, fraud, criminal conduct, reckless disregard or willful misconduct on the part of such Indemnified Party and (b) other than in the case of the Collateral Agent, the Collateral Custodian and the Securities Intermediary, resulting from the performance of the Collateral Obligations.

Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the Servicer agrees that all amounts owing to it under this Section 16.1 shall be subordinate and junior to the amounts owing to the Lenders, the Agents, the Collateral Agent, the Collateral Custodian and the Facility Agent under this Section 16.1 in all respects. In the event the Borrower is subject to an Insolvency Event, any claim that the Servicer has against the Borrower shall, notwithstanding anything to the contrary herein and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to any claim of the Facility Agent, the Agents, the Collateral Agent, the Collateral Custodian and any Lender. The foregoing sentence shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code.

Indemnification under this Section 16.1 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party and shall include reasonable and documented fees and out-of-pocket expenses of counsel and reasonable and documented out-of-pocket expenses of litigation. This Section 16.1 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

In no event shall the Borrower be liable for special, indirect, or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Borrower has been advised of the likelihood of such loss or damage and regardless of the form of action; provided that this sentence shall in no way limit or vitiate any obligations of the Borrower to indemnify an Indemnified Party hereunder with respect to any claims brought by third parties for special, indirect, consequential, remote, speculative or punitive damages whatsoever.

Section 16.2 Servicer Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Servicer agrees to indemnify the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts incurred by such Indemnified Party by reason of any acts or omissions of the Servicer in its capacity as Servicer and related to any Transaction Document, the transactions contemplated thereby or any certificate or other written material delivered by the Servicer pursuant hereto or thereto, excluding, however, Indemnified Amounts payable to an Indemnified Party (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, fraud, bad faith, criminal conduct, reckless disregard or willful misconduct on the part of such Indemnified Party and (b) resulting from the performance of the Collateral Obligations.

If the Servicer has made any indemnity payments to any Indemnified Party pursuant to this Section 16.2 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will as promptly as possible repay such amounts collected to the Servicer.

Indemnification under this Section 16.2 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party and shall include reasonable and documented fees and out-of-pocket expenses of counsel and reasonable and documented out-of-pocket expenses of litigation.

In no event shall the Servicer be liable for special, indirect, or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action; provided that this sentence shall in no way limit or vitiate any obligations of the Servicer to indemnify an Indemnified Party hereunder with respect to any claims brought by third parties for special, indirect, consequential, remote, speculative or punitive damages whatsoever.

Section 16.3 Contribution. (a) If for any reason (other than the exclusions set forth in the first paragraph of Section 16.1) the indemnification provided above in Section 16.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, as well as any other relevant equitable considerations.

(b) If for any reason (other than the exclusions set forth in the first paragraph of Section 16.2) the indemnification provided above in Section 16.2 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Servicer and its Affiliates, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Servicer and its Affiliates, on the other hand, as well as any other relevant equitable considerations.

ARTICLE XVII

MISCELLANEOUS

Section 17.1 No Waiver; Remedies. No failure on the part of any Lender, the Facility Agent, the Collateral Agent, the Collateral Custodian, any Agent, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the Borrower during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits relating to the Borrower or the transactions contemplated hereby (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to the Facility Agent, the Collateral Agent, the Collateral Custodian, any Agent, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns. Without limiting the foregoing, each Lender is hereby authorized by the Servicer during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Servicer to the amounts owed by the Servicer under this Agreement, to the Facility Agent, the Collateral Agent, the Collateral Custodian, any Agent, any Affected Person, any Indemnified Party, any Agent or any Lender or their respective successors and assigns.

Section 17.2 Amendments, Waivers. (a) This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2.

The Borrower, the Servicer and the Facility Agent may, from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 17.2 or Section 17.11, or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive any provision adversely (as determined by the Collateral Agent in consultation with the Facility Agent) affecting the obligations or duties of the Collateral Agent, in each case without the prior written consent of the

Collateral Agent and (iv) amend, modify or waive any provision adversely (as determined by the Collateral Custodian in consultation with the Facility Agent) affecting the obligations or duties of the Collateral Custodian, in each case without the prior written consent of the Collateral Custodian. Upon execution of any amendments by the Borrower, the Servicer, the Agents and the Facility Agent as provided herein, the Servicer shall deliver a copy of such amendment to the Collateral Agent, the Collateral Custodian and each Agent. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

Notwithstanding the foregoing, upon the determination by any Lender that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule and/or GBSA), each of the Borrower, the Servicer, each Lender, each Agent, the Collateral Agent, the Collateral Custodian and the Facility Agent hereby agree to work in good faith to amend or amend and restate the commercial terms of this Agreement (including, if necessary, to re-document under a note purchase agreement or indenture) to ensure future compliance with such Applicable Law.

The Borrower and the Servicer each acknowledge that the Facility Agent may be communicating with other Lenders, Agents or potential lenders in connection with an amendment or syndication of this Agreement.

(b) Notwithstanding the foregoing, if the Facility Agent determines in its sole discretion that it can no longer support any Applicable Index, or if such Applicable Index ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, subject to the approval of the Required Lenders, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to such Applicable Index (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in the applicable interbank market for similar types of facilities.

(c) The Facility Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance related to Alternate Base Rate, any Applicable Index or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Facility Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Facility Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service so long as the rate (or component thereof) used by the Facility Agent in connection therewith is consistent with the such rate (or component thereof) provided by any such information source or service.

Section 17.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Annex A or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three (3) Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.

Section 17.4 Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Agents and the Lenders in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, and, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, the Servicer and the Facility Agent or the Collateral Agent and Collateral Custodian Fee Letter, as applicable, and the Borrower further agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian and the Lenders in connection with any amendments, waivers or consents executed in connection with this Agreement, including the reasonable fees and reasonable and documented out-of-pocket expenses of counsel to the Facility Agent, each Agent and any related Lender, the Collateral Agent and the Collateral Custodian with respect thereto and with respect to advising the Facility Agent and the Lenders as to its rights and remedies under this Agreement, and to pay all reasonable, documented and out-of-pocket costs and expenses, if any (including reasonable outside counsel fees and expenses), of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Agents and the Lenders, in connection with the enforcement against the Servicer or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided that in the case of reimbursement of counsel for the Lenders other than the Facility Agent, such reimbursement shall be limited to one outside counsel to the Facility Agent, each Agent and any related Lender.

Section 17.5 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Agents, the Facility Agent, the Servicer, the Collateral Agent, the Collateral Custodian and their respective successors and assigns, and the provisions of Section 4.3, Article V, and Article XVI shall inure to the benefit of the Affected Persons and the Indemnified Parties, respectively, and their respective successors and assigns; provided, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XV. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until (subject to the immediately following sentence) such time when all Obligations have been finally and fully paid in cash and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article V, Article XVI and the provisions of Section 17.10, Section 17.11 and Section 17.12 shall be continuing and shall survive any termination of this Agreement and any termination of any Person’s rights to act as Servicer hereunder or under any other Transaction Document.

Section 17.6 Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

Section 17.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 17.8 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE NOTES OR TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 17.9 Counterparts; Electronic Execution. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 17.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE EQUITYHOLDER, THE BORROWER, THE SERVICER, THE FACILITY AGENT, THE AGENTS, THE INVESTORS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

Section 17.11 No Proceedings.

(a) Notwithstanding any other provision of this Agreement, each of the Servicer, the Collateral Agent, the Collateral Custodian, each Agent, each Lender and the Facility Agent hereby agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

(b) Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against any Conduit Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any commercial paper note issued by such applicable Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper notes shall be outstanding.

(c) The provisions of this paragraph shall survive the termination of this Agreement. The provisions of this Section 17.11 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of Section 17.11 and the Facility Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws.

Section 17.12 Limited Recourse. (a) No recourse under any obligation, covenant or agreement of a Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of a Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b) Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Borrower or the Servicer contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Borrower, the Servicer or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Borrower and the Servicer, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Borrower, the Servicer or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Borrower or the Servicer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Borrower or the Servicer of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement or in any of the Transaction Documents, the parties hereto acknowledge that the obligations of any Conduit Lender arising hereunder are limited recourse obligations payable solely from the unsecured assets of such Conduit Lender (the “Available Funds”) and, following the application of such Available Funds or the proceeds thereof, any claims of the parties hereto (and the obligations of such Conduit Lender) shall be extinguished. No recourse shall be had for the payment of any amount owing under this Agreement against any officer, member, director, employee, security holder or incorporator of any Conduit Lender or its successors or assigns and no action may be brought against any officer, member, director, employee, security holder or incorporator of any Conduit Lender personally. The parties hereto agree that they will not petition a court, or take any action or commence any proceedings, for the liquidation or the winding-up of, or the appointment of an examiner to, any Conduit Lender or any other bankruptcy or insolvency proceedings with respect to such Conduit Lender; provided that nothing in this sentence shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this sentence that was instituted against any Conduit Lender by any Person other than such party. The provisions of this paragraph shall survive the termination of this Agreement. The provisions of this Section 17.12(c) are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of Section 17.12(c) and the Facility Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws.

Each Conduit Lender shall only be required to pay (a) any fees or liabilities that it may incur under this Agreement only to the extent such Conduit Lender has Excess Funds on the date of such determination and (b) any expenses, indemnities or other liabilities that it may incur under this Agreement or any fees, expenses, indemnities or other liabilities under any other Transaction Document only to the extent such Conduit Lender receives funds designated for such purposes or to the extent it has Excess Funds not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of all of its outstanding commercial paper notes as of the date of such determination. In addition, no amount owing by any Conduit Lender hereunder in excess of the liabilities that such Conduit Lender is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against such Conduit Lender.

Section 17.13 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 17.14 Confidentiality. (a) The Borrower, the Servicer, the Collateral Custodian and the Collateral Agent shall hold in confidence, and not disclose to any Person, the identity of any Lender or the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors, prospective lenders, equity investors or representatives, (ii) with the consent of such Lender, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through such Person, (iv) to the extent the Borrower, the Servicer, the Collateral Custodian or the Collateral Agent or any Affiliate of any of them should be required by any law or regulation applicable to it (including securities laws) or requested by any Official Body to disclose such information or (v) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents.

(b) The Facility Agent, the Collateral Agent, the Collateral Custodian, each Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information about the Borrower or its Affiliates or the Obligors, the Collateral Obligations, the Related Security or otherwise obtained by the Facility Agent, the Collateral Agent, the Collateral Custodian, such Agent or such Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Facility Agent hereunder may in all cases be distributed by the Facility Agent to the Lenders and Agents) except that the Facility Agent, the Collateral Agent, the Collateral Custodian, such Agent or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Facility Agent, the Collateral Agent, the Collateral Custodian, such Agent or such Lender, (iii) to the extent such information was available to the Facility Agent, such Agent or such Lender on a non-confidential basis prior to its disclosure to the Facility Agent, such Agent or such Lender hereunder, (iv) with the consent of the Servicer, (v) to the extent permitted by Article XV, or (vi) to the extent the Facility Agent, the Collateral Agent, the Collateral Custodian, such Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information; provided, that in the case of clause (vi)(A) above, the Facility Agent, the Collateral Agent, the Collateral Custodian, such Agent or such Lender, as applicable, will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Servicer of its intention to make any such disclosure prior to making any such disclosure.

Section 17.15 Non-Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 17.15 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 17.16 Replacement of Lenders.

(a) If any Lender requests compensation under Section 5.1, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or Official Body for the account of any Lender pursuant to Section 4.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking the Obligations or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.3 or Section 5.1, as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, that such reasonable costs and expenses cannot exceed the amounts required as compensation under Section 5.1 or that the Borrower is or will be required to pay on account of Indemnified Taxes or additional amounts pursuant to Section 4.3.

(b) At any time there is more than one Lender, the Borrower shall be permitted, at its sole expense and effort, to replace any Lender, except (i) the Facility Agent (unless the Facility Agent is the subject of a Bail-In Action) or (ii) any Lender which is administered by the Facility Agent or an Affiliate of the Facility Agent (unless such Lender is the subject of a Bail-In Action), that (a) requests reimbursement, payment or compensation for any amounts owing pursuant to Section 4.3 or Section 5.1 or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts pursuant to Section 4.3 or Section 5.1, unless such Lender designates a different lending office before such change in law becomes effective pursuant to Section 17.16(a) and such alternate lending office obviates the need for the Borrower to make payments of additional amounts pursuant to Section 4.3 or Section 5.1 or (c) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 17.2, (d) defaults in its obligation to make Advances hereunder or (e) is the subject of a Bail-In Action; provided, that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement and reallocation of such Advances between the replacement financial institution and such replaced Lender shall be made in accordance with Section 15.10, (iii) during the Revolving Period, the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Facility Agent so long as the Facility Agent is not the subject of a Bail-In Action, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 15.5, (v) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Taxes, as the case may be, otherwise required to be paid hereunder, (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Facility Agent or any other Lender shall have against the replaced Lender, (vii) if such replacement is being effected as a result of a Lender requesting compensation pursuant to Section 4.3 or Section 5.1, such replacement, if effected, will result in a reduction in such compensation or payment thereafter and (viii) such replacement is not the subject of a Bail-In Action. Notwithstanding anything contained to the contrary in this Agreement, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(b) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 17.17 Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York County in any action or proceeding, whether in contract, tort or otherwise and whether at law or in equity, arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding (whether in contract, tort or otherwise and whether at law or in equity) may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, whether in contract, tort or otherwise and whether at law or in equity. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 17.18 Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Facility Agent (on behalf and at the expense of the Lenders) may, at any time and in its sole discretion, obtain a public rating for this loan facility. The Borrower and the Servicer hereby agree (at the sole expense of the Lenders) to use commercially reasonable efforts, at the request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating.

Section 17.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 17.20 Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE XVIII

COLLATERAL CUSTODIAN

Section 18.1 Designation of Collateral Custodian. The role of Collateral Custodian with respect to the Collateral Obligation Files shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 18.1. ~~Deutsche Bank National~~Computershare Trust Company, N.A. is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof. The role of Collateral Custodian will be conducted through the CCT division of Computershare (including, as applicable, any agents or affiliates utilized thereby).

Section 18.2 Duties of the Collateral Custodian.

(a) Duties. The Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Collateral Custodian, as the duly appointed agent of the Secured Parties, shall take and retain custody of the Collateral Obligation Files delivered to it by, or on behalf of, the Borrower for each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Asset Approval Request. The Collateral Custodian acknowledges that in connection with any Asset Approval Request, additional Collateral Obligation Files (specified on an accompanying Schedule of Collateral Obligations supplement) may be delivered to the Collateral Custodian from time to time. Promptly upon the receipt of any such delivery of Collateral Obligation Files and without any review, the Collateral Custodian shall send notice of such receipt to the Servicer, the Borrower, each Agent and the Facility Agent.

(ii) With respect to each Collateral Obligation File which has been or will be delivered to the Collateral Custodian, the Collateral Custodian shall act exclusively as the custodian of the Secured Parties, and has no instructions to hold any Collateral Obligation File for the benefit of any Person other than the Secured Parties and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In so taking and retaining custody of the Collateral Obligation Files, the Collateral Custodian shall be deemed to be acting for the purpose of perfecting the Collateral Agent’s security interest therein under the UCC. Except as permitted by Section 18.5, no Collateral Obligation File or other document constituting a part of a Collateral Obligation File shall be released from the possession of the Collateral Custodian.

(iii) The Collateral Custodian shall maintain continuous custody of all Collateral Obligation Files in its possession in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the Secured Parties therein. Each Collateral Obligation File which comes into the possession of the Collateral Custodian (other than documents delivered electronically) shall be maintained in fire-resistant vaults or cabinets at the office of the Collateral Custodian specified in Annex A or at the office located at ~~Deutsche Bank National~~Computershare Trust Company, ~~c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256~~N.A., 1505 Energy Park Drive, St. Paul, Minnesota 55018, or at such other offices as shall be specified to the Facility Agent and the Servicer in a written notice at least thirty (30) days prior to such change. Each Collateral Obligation File delivered to it shall be marked with an appropriate identifying label and maintained in such manner so as to permit retrieval and access by the Collateral Custodian and the Facility Agent. The Collateral Custodian shall keep the Collateral Obligation Files clearly segregated from any other documents or instruments in its files.

(iv) With respect to the documents comprising each Collateral Obligation File, the Collateral Custodian shall (i) act exclusively as Collateral Custodian for the Secured Parties, (ii) hold all documents constituting such Collateral Obligation File received by it for the exclusive use and benefit of the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Facility Agent or, in accordance with Section 18.5, the Servicer; provided that in the event of a conflict between the written instructions of the Facility Agent and the written instructions of the Servicer, the Facility Agent’s written instructions shall control; provided, further, that in the event of a conflict between the terms of this Agreement and the written instructions of the Facility Agent, the Facility Agent’s written instructions shall control.

(v) The Collateral Custodian shall accept only written instructions of a Responsible Officer, in the case of the Borrower or the Servicer, or a Responsible Officer, in the case of the Facility Agent, concerning the use, handling and disposition of the Collateral Obligation Files.

(vi) In the event that (i) the Borrower, the Facility Agent, the Servicer, the Collateral Custodian, any Agent or the Collateral Agent shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Collateral Obligation File or a document included within a Collateral Obligation File or (ii) a third party shall institute any court proceeding by which any Collateral Obligation File or a document included within a Collateral Obligation File shall be required to be delivered other than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement (to the extent not prohibited by Applicable Law) copies of all court papers, orders, documents and other materials concerning such proceedings. The Collateral Custodian shall, to the extent permitted by law, continue to hold and maintain all the Collateral Obligation Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Collateral Custodian shall dispose of such Collateral Obligation File in its possession or a document included within such Collateral Obligation File as directed in writing by the Facility Agent, which shall give a direction consistent with such determination. Expenses of the Collateral Custodian incurred as a result of such proceedings shall be borne by the Borrower.

(vii) The Facility Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Facility Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Facility Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Facility Agent within ten (10) Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.

(viii) The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Facility Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has actual knowledge of such matter or written notice thereof is received by the Collateral Custodian.

Section 18.3 Delivery of Collateral Obligation Files. (a) The Servicer (on behalf of the Borrower) shall deliver to the Collateral Custodian, on or prior to the applicable Funding Date (but no more than five (5) Business Days after such Funding Date, except as set forth in Section 10.21, the Collateral Obligation Files for each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Asset Approval Request. In connection with each delivery of a Collateral Obligation File to the Collateral Custodian, the Servicer shall represent and warrant that the Collateral Obligation Files delivered to the Collateral Custodian include all of the documents listed in the related Document Checklist and all of such documents and the information contained in the Schedule of Collateral Obligations are complete and correct in all material respects pursuant to a certification substantially in the form of Exhibit H executed by a Responsible Officer of the Servicer.

(b) From time to time, the Servicer, promptly following receipt, shall forward to the Collateral Custodian (as identified on an accompanying Schedule of Collateral Obligations supplement) additional documents evidencing any assumption, modification, consolidation or extension of a Collateral Obligation, and upon receipt of any such other documents, the Collateral Custodian shall hold such other documents as the Servicer shall deliver in writing from time to time.

(c) With respect to any documents comprising the Collateral Obligation File that have been delivered or are being delivered to recording offices for recording and have not been returned to the Borrower or the Servicer in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Borrower or the Servicer shall indicate such on a Schedule of Collateral Obligations supplement and deliver to the Collateral Custodian a true copy thereof. The Borrower or the Servicer shall deliver such original documents to the Collateral Custodian promptly when they are received.

Section 18.4 Collateral Obligation File Certification. (a) On or prior to each Funding Date, the Servicer shall provide a Schedule of Collateral Obligations and related Document Checklist dated as of such Funding Date to the Collateral Custodian, the Collateral Agent, each Agent and the Facility Agent (such information contained in the Schedule of Collateral Obligations shall also be delivered in Microsoft Excel format (or other format reasonably acceptable to the Collateral Custodian) with respect to the Collateral Obligations to be delivered to the Collateral Agent on such Funding Date.

(b) In connection with (and as part of) each Monthly Report, with respect to the Collateral Obligation Files delivered at least three (3) Business Days’ prior to the related Reporting Date, the Collateral Custodian shall prepare a certification (to be included as a part of each Monthly Report) in respect of each of the Collateral Obligations for which the documents are in the English language, to the effect that, as to each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Advance Request or Reinvestment Request, based on the Collateral Custodian’s examination of the Collateral Obligation File for each Collateral Obligation and the related Document Checklist, except for variances from the documents identified in the Document Checklist with respect to the related Collateral Obligation Files, (i) all documents required to be delivered in respect of such Collateral Obligations pursuant to the Document Checklist have been delivered and are in the possession of the Collateral Custodian as part of the Collateral Obligation File for such Collateral Obligation (other than those released pursuant to Section 18.5), and (ii) all such documents have been reviewed by the Collateral Custodian and appear on their face to be regular and to relate to such Collateral Obligation. The Collateral Custodian shall also maintain records of the total number of Collateral Obligation Files that do not have the documents provided on the Document Checklist and will include such total in each Monthly Report.

(c) Notwithstanding any language to the contrary herein, the Collateral Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Collateral Obligation File or (ii) the collectibility, insurability, effectiveness or suitability of any such Collateral Obligation. The parties to this Agreement hereby agree that the sole purpose of the Collateral Custodian’s review of Collateral Obligation Files for a Collateral Obligation pursuant to this Section 18.4 is to confirm receipt of certain Collateral Obligation Files by confirming certain information contained in the Collateral Obligation Files as set forth herein. The Collateral Custodian’s review of the Collateral Obligation Files and its delivery of any information in the Monthly Report with respect thereto shall not be deemed to constitute “due diligence services” or a “third party due diligence report” as such terms are defined in Rules 17g-10 and 15Ga-2, respectively, as promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Any recipient of the Monthly Report or a copy thereof by its receipt thereof is deemed to agree, and each party to this Agreement hereby agrees, that it shall not share such certification, directly or indirectly, with any rating agency.

Section 18.5 Release of Collateral Obligation Files. (a) Upon satisfaction of any of the conditions set forth in Section 12.3, the Servicer will provide an Officer’s Certificate to such effect to the Collateral Custodian (with a copy to the Collateral Agent) on which the Collateral Custodian may conclusively rely, and shall request in writing delivery to it of the Collateral Obligation File and a copy thereof shall be sent concurrently by the Servicer to each Agent and the Facility Agent. Upon receipt of such certification and request, unless it receives written notice to the contrary from the Facility Agent prior to the Collateral Custodian’s release of such Collateral Obligation File, the Collateral Custodian shall within three days release the related Collateral Obligation File to the Servicer and the Servicer will not be required to return the related Collateral Obligation File to the Collateral Custodian.

(b) From time to time and as appropriate for the servicing or foreclosure of any of the Collateral Obligations, including, for this purpose, collection under any insurance policy relating to the Collateral Obligations, the Collateral Custodian shall, upon receipt of a Request for Release and Receipt substantially in the form of Exhibit F-2 from an authorized representative of the Servicer (as listed on Exhibit F-1, as such exhibit may be amended from time to time by the Servicer with written notice to the Collateral Custodian, the Facility Agent and each Agent), release the related Collateral Obligation File or the documents set forth in such Request for Release and Receipt to the Servicer. In the event an Unmatured Event of Default, an Event of Default, an Unmatured Servicer Default or a Servicer Default has occurred and is continuing, the Servicer shall not make any such request with respect to any original documents unless the Facility Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request with a copy to the Collateral Custodian). The Servicer shall return each and every original document previously requested from the Collateral Obligation File to the Collateral Custodian when (x) the need therefor by the Servicer no longer exists or (y) the Collateral Obligation File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Related Security either judicially or non-judicially, the Servicer shall deliver to the Collateral Custodian a certificate executed by a Responsible Officer certifying as to the name and address of the Person to which such Collateral Obligation File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of the Servicer substantially in the form of Exhibit F-3, with a copy to the Facility Agent and each Agent, stating that such Collateral Obligation was either (x) liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited have been so deposited, or (y) sold pursuant to an Optional Sale in accordance with Section 7.10, the Collateral Custodian shall within three (3) Business Days following the Business Day on which the Collateral Custodian receives the Request for Release and Receipt (provided that any such Request for Release and Receipt shall be appropriately and fully completed), release the requested Collateral Obligation File, and the Servicer will not be required to return the related Collateral Obligation File to the Collateral Custodian.

(c) Notwithstanding anything to the contrary set forth herein, the Servicer shall not, without the prior written consent of the Facility Agent, request any documents (other than copies thereof) held by the Collateral Custodian if the sum of the unpaid Principal Balances of all Collateral Obligations for which the Servicer is then in possession of the related Collateral Obligation File or any document comprising such Collateral Obligation File (other than for Collateral Obligations then held by the Servicer which have been sold, repurchased, paid off or liquidated in accordance with this Agreement) (including the documents to be requested) exceeds 5.0% of the Adjusted Aggregate Eligible Collateral Obligation Balance. The Servicer may hold, and hereby acknowledges that it shall hold, any documents and all other property included in the Collateral that it may from time to time receive hereunder as custodian for the Secured Parties solely at the will of the Collateral Custodian and the Secured Parties for the sole purpose of facilitating the servicing of the Collateral Obligations and such retention and possession shall be in a custodial capacity only. To the extent the Servicer, as agent of the Collateral Custodian and the Borrower, holds any Collateral, the Servicer shall do so in accordance with the Servicing Standard as such standard applies to servicers acting as custodial agent. Each party hereto agrees that the Collateral Custodian shall have no liability for any duties requiring the possession of all such Collateral held by the Servicer in accordance with this section. The Servicer shall promptly report to the Collateral Custodian and the Facility Agent the loss by it of all or part of any Collateral Obligation File previously provided to it by the Collateral Custodian and shall promptly take appropriate action to remedy any such loss. The Servicer shall hold (in accordance with Section 9-313(c) of the UCC) all documents comprising the Collateral Obligation Files in its possession as agent of the Collateral Agent and the Collateral Custodian. In such custodial capacity, the Servicer shall have and perform the following powers and duties:

(i) hold the Collateral Obligation Files and any document comprising a Collateral Obligation File that it may from time to time have in its possession for the benefit of the Collateral Custodian, on behalf of the Secured Parties, maintain accurate records pertaining to each Collateral Obligation to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;

(ii) implement policies and procedures consistent with the Servicing Standard and requirements of this Agreement so that the integrity and physical possession of such Collateral Obligation Files will be maintained; and

(iii) take all other actions, in accordance with the Servicing Standard, in connection with maintaining custody of such Collateral Obligation Files on behalf of the Collateral Agent and the Collateral Custodian.

Acting as custodian of the Collateral Obligation Files pursuant to this Section 18.5, the Servicer agrees that it does not and will not have or assert any beneficial ownership interest in the Collateral Obligations or the Collateral Obligation Files.

Section 18.6 Examination of Collateral Obligation Files. Upon reasonable prior notice to the Collateral Custodian, the Borrower, the Servicer and their agents, accountants, attorneys and auditors (at the Borrowers’ expense) will be permitted during normal business hours to examine and make copies of the Collateral Obligation Files, documents, records and other papers in the possession of or under the control of the Collateral Custodian relating to any or all of the Collateral Obligations. Prior to the occurrence of an Unmatured Event of Default, an Event of Default, an Unmatured Servicer Default or a Servicer Default, upon the request of the Facility Agent and at the cost and expense of the Servicer, the Collateral Custodian shall promptly provide the Facility Agent with the Collateral Obligation Files or copies, as designated by the Facility Agent, subject to the cap on costs and expenses and other terms and conditions set forth in Section 7.9(e); provided, the Collateral Custodian shall not be required to provide such copies if it does not receive adequate assurance of payment.

Section 18.7 Lost Note Affidavit. In the event that the Collateral Custodian fails to produce any original promissory note delivered to it related to a Collateral Obligation that was in its possession pursuant to Section 10.22 within five (5) Business Days after required or requested by the Facility Agent and provided that (a) the Collateral Custodian previously certified in writing to the Facility Agent that it had received such original promissory note and (b) such original promissory note is not outstanding pursuant to a Request for Release and Receipt, then the Collateral Custodian shall with respect to any missing original promissory note, promptly deliver to the Facility Agent upon request a lost note affidavit.

Section 18.8 Transmission of Collateral Obligation Files. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Collateral Obligation Files in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Facility Agent or the Servicer to the Collateral Custodian prior to any shipment of any Collateral Obligation Files hereunder. In the event the Collateral Custodian does not receive such written instruction from the Facility Agent or the Servicer (as applicable), the Collateral Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Servicer shall arrange for the provision of such services at its sole cost and expense (or, at the Collateral Custodian’s option, reimburse the Collateral Custodian for all costs and expenses incurred by the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Collateral Obligation Files as the Servicer deems appropriate.

Section 18.9 Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 18.10 Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer, or both but without duplication, to the Collateral Custodian (including Indemnified Amounts under Article XVI) under the Transaction Documents (collectively, the “Collateral Custodian Fees and Expenses”). The Borrower agrees to reimburse the Collateral Custodian in accordance with the provisions of Section 8.3 and Section 17.4 for all reasonable expenses, disbursements and advances incurred or made by the Collateral Custodian in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents. The Collateral Custodian’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of: (i) its removal as Collateral Custodian and appointment and acceptance by the successor Collateral Custodian pursuant to Section 18.11 and the Collateral Custodian has ceased to hold any Collateral Obligation Files or (ii) the termination of this Agreement.

Section 18.11 Removal or Resignation of Collateral Custodian. (a) The Collateral Custodian may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Servicer, the Borrower, each Agent and the Facility Agent; provided, that no resignation or removal of the Collateral Custodian will be permitted unless a successor Collateral Custodian has been appointed which successor Collateral Custodian, so long as no Unmatured Servicer Default, Servicer Default, Unmatured Event of Default or Event of Default has occurred and is continuing, is reasonably acceptable to the Servicer; provided, further, that the Collateral Custodian may not resign and terminate its obligations under this Agreement earlier than 180 days after the date of this Agreement except by mutual written consent of the Borrower and the Facility Agent. Promptly after receipt of notice of the Collateral Custodian’s resignation, the Facility Agent shall promptly appoint a successor Collateral Custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, each Agent, the resigning Collateral Custodian and to the successor Collateral Custodian. In the event no successor Collateral Custodian shall have been appointed within 60 days after the giving of notice of such resignation, the Collateral Custodian may petition any court of competent jurisdiction to appoint a successor Collateral Custodian.

(b) The Facility Agent or the Borrower, upon at least 60 days’ prior written notice to the Collateral Custodian and each Agent, may remove and discharge the Collateral Custodian or any successor Collateral Custodian thereafter appointed from the performance of its duties under this Agreement for cause. Promptly after giving notice of removal of the Collateral Custodian, the Facility Agent shall, with the prior written consent of the Servicer, appoint, or petition, or the Collateral Custodian may petition, a court of competent jurisdiction to appoint, a successor Collateral Custodian. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Custodian and the successor Collateral Custodian, with a copy delivered to the Borrower and the Servicer. In the event no successor Collateral Custodian shall have been appointed within 60 days after the giving of notice of such removal, the Collateral Custodian may petition any court of competent jurisdiction to appoint a successor Collateral Custodian.

(c) In the event of any such resignation or removal, the Collateral Custodian shall, no later than five (5) Business Days after receipt of notice of the successor Collateral Custodian, transfer to the successor Collateral Custodian, as directed in writing by the Facility Agent, all the Collateral Obligation Files being administered under this Agreement. The cost of the shipment of Collateral Obligation Files arising out of the resignation of the Collateral Custodian (other than if the Collateral Custodian’s resignation is due in part to the non-payment of its fees and expenses hereunder) pursuant to Section 18.11(a), or the termination for cause of the Collateral Custodian pursuant to Section 18.11(b), shall be at the expense of the Collateral Custodian. Any cost of shipment arising out of the removal or discharge of the Collateral Custodian without cause pursuant to Section 18.11(b) shall be at the expense of the Borrower.

Section 18.12 Limitations on Liability. (a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Facility Agent or (b) the verbal instructions of the Facility Agent.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties and in the case of the grossly negligent performance of its duties in taking and retaining custody of the Collateral Obligation Files.

(d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, due authorization, genuineness, perfections, priority, ownership, title, recordability or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Collateral. The Collateral Custodian shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. The Collateral Custodian shall have no responsibility or duty with respect to any Collateral Obligation File while not in its possession, including at any time such Collateral Obligation File has been released pursuant to a Request for Release and Receipt, or is otherwise in transit, with a courier, to or from the Collateral Custodian, including, without limitation, in connection with the transmission of Collateral Obligation Files pursuant to Section 18.8, or prior to the delivery of a Collateral Obligation File to the Collateral Custodian pursuant to Section 18.3; provided that the Collateral Custodian shall act in good faith with respect to ensuring it receives any Collateral Obligation Files that are in transit and for which the Collateral Custodian has received tracking information.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and any other Transaction Documents to which it is a party and no covenants or obligations shall be read into or implied in this Agreement against the Collateral Custodian. In the event of any conflict arising between the provisions of this Agreement and any other Transaction Document to which the Collateral Custodian is a party with respect to the duties or responsibilities of the Collateral Custodian, the provisions of this Agreement shall prevail. No provision of this Agreement or any other Transaction Document shall be deemed to impose any duty or obligation on the Collateral Custodian to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Collateral Custodian shall be unqualified or incompetent due to a change in Applicable Law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation, or as a result of which the Collateral Custodian shall become subject to taxation.

(f) None of the provisions of this Agreement shall require the Collateral Custodian to expend or risk its own funds or incur any liability, financial or otherwise, in the performance of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.

(g) It is expressly agreed and acknowledged by each party hereto that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) In case any reasonable question arises as to its duties hereunder or under any other Transaction Document, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Facility Termination Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Termination Date, request instructions from the Facility Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Facility Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Facility Agent or, prior to the occurrence of an Event of Default, the Servicer in accordance with this Agreement. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) Each of the protections, benefits, reliances, indemnities and immunities offered to the Collateral Agent in Section 11.7 and Section 11.8 shall be afforded to, are extended to, and shall be enforceable by, the Collateral Custodian.

Section 18.13 Collateral Custodian as Agent of Collateral Agent. The Collateral Custodian agrees that, with respect to any Collateral Obligation File at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and custodian of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. For so long as the Collateral Custodian is the same entity as the Collateral Agent, the Collateral Custodian shall be entitled to the same rights and protections afforded to the Collateral Agent hereunder.

Section 18.14 Electronic Methods. The Collateral Custodian shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form reasonably satisfactory to the Collateral Agent (“Electronic Methods”) from a person purporting to be (and whom the Collateral Custodian, acting reasonably, believes in good faith to be) the authorized representative of the Facility Agent, the Servicer or the Loan Parties, as sufficient instructions and authority of the Facility Agent, the Servicer or the Loan Parties for the Collateral Custodian to act and shall have no duty to verify or confirm that such person is so authorized. The Collateral Custodian shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon or compliance with such instructions or directions. Each of the Facility Agent, the Servicer and the Loan Parties agree:

(a) to assume all risks arising out of the use of such Electronic Methods to submit instructions and directions to the Collateral Custodian, including without limitation the risk of the Collateral Custodian acting on unauthorized instructions (which the Collateral Custodian reasonably believed in good faith to be authorized instructions from the proper party), and the risk of interception and misuse by third parties;

(b) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Collateral Custodian and that there may be more secure methods of transmitting instructions than the method(s) selected by the Facility Agent, the Servicer or the Loan Parties; and

(c) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

OSCF LENDING IV SPV, LLC, as Borrower
By: Oaktree Strategic Credit Fund
Its: Managing Member

By: Oaktree Fund Advisors, LLC
Its: Investment Advisor

By:
Name:
Title:

By:
Name:
Title:

OAKTREE STRATEGIC CREDIT FUND, as Servicer

By: Oaktree Fund Advisors, LLC
Its: Investment Advisor

By:
Name:
Title:

By:
Name:
Title:

OAKTREE STRATEGIC CREDIT FUND, as Equityholder

By: Oaktree Fund Advisors, LLC
Its: Investment Advisor

By:
Name:
Title:

By:
Name:
Title:

~~DEUTSCHE BANK NATIONAL~~COMPUTERSHARE TRUST COMPANY, N.A., as Collateral Agent and as Collateral Custodian

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:
Name:
Title:

By:
Name:
Title:

S-5